 Filed pursuant to Rule 424(b)(4)
 Registration Nos. 333-253923 and 333-254739
11,000,000 shares
Common stock
This is an initial public offering of shares of common stock by Edgewise Therapeutics, Inc. We are offering 11,000,000 shares of our common stock. The initial public offering price is $16.00 per share.
Prior to this offering, there has been no public market for our common stock. Our common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “EWTX.”
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements.
	Per share	Total
Initial public offering price	$16.00	$176,000,000
Underwriting discounts and commissions(1)	$1.12	$12,320,000
Proceeds to Edgewise Therapeutics, Inc., before expenses	$14.88	$163,680,000

(1)
See “Underwriting” for a description of the compensation payable to the underwriters. We have agreed to reimburse the underwriters for certain expenses in connection with the offering.

We have granted the underwriters an option for a period of 30 days to purchase up to 1,650,000 additional shares of common stock.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus.
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to purchasers on or about March 30, 2021.
J.P. Morgan	Goldman Sachs & Co. LLC	SVB Leerink
Wedbush PacGrow
March 25, 2021

Through and including April 19, 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor the underwriters have authorized anyone to provide you any information or make any representations other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

i

Prospectus summary
This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the section in this prospectus titled “Risk Factors” and our financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “Edgewise Therapeutics” refer to Edgewise Therapeutics, Inc.
Overview
Our vision is to improve the lives of patients and families suffering from rare muscle disorders by building the world’s leading muscle-focused, precision medicine company.
At Edgewise, patients are at the core of everything we do. We recognize that for patients with rare and debilitating diseases, every day without an effective treatment is a day too late. We are driven by this urgency to evolve disease knowledge with an aim to develop novel precision medicines for severe and debilitating rare muscle disorders. Our intimate knowledge of muscle biology and biophysics along with our ability to identify and design muscle specific precision small molecules have enabled us to rapidly advance our lead product candidate into clinical development while advancing our preclinical pipeline. From this foundation, we continue to build a leading, global biopharmaceutical company focused on rare diseases involving muscle in order to develop transformative precision medicines to treat and possibly cure these disorders.
In less than four years, we have matured into a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare muscle disorders for which there is significant unmet medical need. Guided by our holistic drug discovery approach to targeting the muscle as an organ, we have combined our foundational expertise in muscle biology and small molecule engineering to build our proprietary, muscle focused drug discovery platform. Our platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue, initially focused on addressing rare neuromuscular and cardiac diseases. Our lead candidate, EDG-5506, is an orally administered allosteric, selective, fast myofiber (type II) myosin small molecule inhibitor designed to address the root cause of dystrophinopathies including Duchenne muscular dystrophy (DMD) and Becker muscular dystrophy (BMD), and is currently in a Phase 1 clinical trial.
Since our inception in 2017, our precision medicine muscle platform has generated several programs to address a variety of muscle disorders. We are advancing one clinical stage program and three research programs. We have retained global development and commercialization rights to all of our programs. Our current pipeline is summarized below.
Muscle is the most abundant tissue in the body. Skeletal muscle alone accounts for 40% to 50% of body mass. In addition to being critical for the regulation of contraction driving the production of force, muscle also serves as an endocrine organ regulating metabolism and neuronal activities as well as the production of systemic mediators of growth, inflammation and regeneration. Skeletal muscle’s physiological role impacts multiple organ systems and is a complex mix of redundancies and feedback loops that require an intricate knowledge of muscle at a whole-body level in order to successfully develop drugs for muscle diseases.
We believe that our approach can overcome many of the obstacles facing skeletal and cardiac muscle drug discovery and development that have resulted in a lack of disease modifying therapies for inherited muscle disorders. Our proprietary drug discovery platform leverages our expertise in the following areas to facilitate the efficient discovery of novel therapies for neglected muscle disorders:
1.
intimate familiarity with skeletal and cardiac muscle biophysics and integrated physiology providing a unique understanding of the complex integrative relationship between skeletal and cardiac muscle contraction, transcriptional regulation and vascular/nervous/metabolic system feedback in disease;

2.
bespoke high-throughput whole muscle extract assays and functional modulator identification combined with biophysical and selectivity screening systems that are tailored to measure integrated muscle function enabling rapid first-in-class drug candidate identification;

3.
proven in-house medicinal chemists and discovery scientists who can identify and design precision medicines that bind to unique allosteric sites on specific muscle targets; and

4.
deep expertise in advanced animal models of human genetic muscle diseases to identify novel biomarkers using cutting-edge proteomics and single cell transcriptomics.

We have coupled our deep understanding of the complexities of muscle physiology with cutting edge drug discovery expertise to create a new generation of small molecule precision medicines for the treatment of severe and debilitating muscle conditions arising from defects in the skeletal and cardiac muscle systems.
Our lead product candidate: EDG-5506
Our lead product candidate, EDG-5506, is an orally administered allosteric, selective, fast myofiber (type II) myosin small molecule inhibitor designed to address the root cause of dystrophinopathies including DMD and BMD. Both of these disorders are rare and debilitating diseases characterized by progressive muscle weakness from ongoing skeletal muscle breakdown. We estimate that in the United States there are approximately 12,000 to 15,000 DMD patients and 4,000 to 5,000 BMD patients. There is no cure for DMD and for most patients, there are no satisfactory symptomatic or disease-modifying treatments. As a selective fast myosin inhibitor, EDG-5506 presents a novel, biophysical mechanism of action designed to selectively limit injurious hypercontraction stress caused by lack of dystrophin. This mechanism moderates fast skeletal muscle myosin force development thereby compensating for the stress response induced by the absence of functional dystrophin. By enhancing the muscle stability and decreasing muscle damage, EDG-5506 is designed to directly protect muscle. It is an orthogonal and potentially complementary approach to dystrophin replacement strategies which also stabilize muscle through the re-expression of truncated dystrophin. The mechanism of EDG-5506 is illustrated below.

Type II Myosin Inhibitor
Edgewise THERAPEUTICS
EDG-5506
Selective Myosin Inhibition
Stabilize muscle through limiting excessive contraction
Exon-Skipping and Gene Delivery Strategies
Increase Dystrophin/Micro-Dystrophin
Decrease muscle damage through partial replacement with truncated dystrophin
Muscle Membrane Damage
Inflammation
Muscle Regeneration
Muscle Degeneration and Loss of Function
Fibrosis and Adipogenesis
Stem Cell Exhaustion

Our preclinical data with EDG-5506 in animal models of muscular dystrophy demonstrated that selective modulation of fast (type II) myofiber contraction protected muscle from damage, decreased systemic fibrosis and improved measures of muscle function including strength and ability to engage in physical activities, which we believe may provide evidence of a disease modifying effect. In addition to preserving skeletal muscle function, a unique observation from our preclinical work is that EDG-5506 led to pronounced prevention of cardiac fibrosis. This is a highly relevant finding, particularly if replicated in clinical observations, since cardiac myopathy is a major driver of mortality in both DMD and BMD.
EDG-5506 is currently being evaluated in a Phase 1 clinical trial designed to assess safety, tolerability and pharmacokinetics (PK) in adult healthy volunteers (HVs) (Phase 1a) and adult patients with BMD (Phase 1b). Our single ascending dose (SAD) data in HVs demonstrated that EDG-5506 was generally well-tolerated and amenable to daily dosing. We expect to report safety, tolerability and PK data for both the multiple ascending dose (MAD) in HVs and adult BMD patients in the second half of 2021. We also expect to commence exploratory clinical proof of concept work for EDG-5506 in other inherited myopathies in 2022. We believe EDG-5506 has potential therapeutic utility as either a standalone or combination therapy for patients suffering from rare muscular dystrophies, if approved. We designed our Phase 1 clinical trial to potentially deliver near-term proof of concept aided by biological and functional markers of response.
Our research programs
We have developed and characterized a library of selective fast skeletal myosin inhibitors exhibiting a broad range of pharmacological and PK properties. We are characterizing EDG-6289 as a faster onset alternative to EDG-5506 for the treatment of movement disorders, including muscle spasticity associated with multiple sclerosis, cerebral palsy and stroke. We expect to advance EDG-6289 into Investigational New Drug (IND)-enabling studies by the second half of 2021. We plan to explore EDG- 6289’s potential as a treatment option in severe spasticity disorders or other neuromuscular disorders.
We also intend to advance two other muscle-focused precision medicines into clinical development. Our third program, EDG-002, focuses on identification of novel mechanism cardiac modulators. We are initially pursuing a new target for inherited hypertrophic cardiomyopathy (HCM) in addition to exploring the potential of this novel mechanism across other rare cardiac disorders. Our preliminary preclinical studies offer evidence that our EDG-002 program has the potential to yield molecules that could become a new therapeutic option for the treatment of HCM as well as other rare cardiac disorders. We are currently focusing on the development of EDG-5506 and anticipate advancing our preclinical programs into the next stage of development in the near term. We anticipate candidate selection of a novel cardiac modulator for inherited hypertrophic cardiomyopathy from our EDG-002 cardiac muscle program in the second half of 2021. Our fourth program, EDG-003, is focused on developing a next-generation approach to improve muscle and preserve nerves in a specific set of rare neuromuscular diseases. Selection of a candidate from our EDG-003 program for neuromuscular disorders is expected in the first half of 2022. We believe our programs also offer substantial opportunities for us to expand into related rare diseases for which there are limited or no approved treatments. While EDG-6289, EDG-002 and EDG-003 are important preclinical programs to us, we have not needed to devote significant financial resources to these programs to date since they are still in preclinical development and have not yet advanced into clinical trials.
Our team and investors
We have assembled an experienced and highly motivated management team with a strong track record in the biotechnology and pharmaceutical industry. We are focused on building a leading, patient-centric, fully integrated global rare disease company. Members of our team have extensive expertise in muscle disorders, small molecule development and patient advocacy with proven track records at organizations including Alexion, Amgen, Array Biopharma, Biogen, Cytokinetics, GlaxoSmithKline, Parent Project Muscular Dystrophy and Pfizer.
Further, we have built a scientific advisory board with experts in the field of muscle diseases affecting both children and adults. Our scientific advisors include researchers who publish widely-cited articles on the skeletal and cardiac aspects of muscular dystrophy as well as on inherited forms of cardiovascular disease. Moreover, some of our advisors lead clinical units at some of the leading muscle disease centers in the United States and are actively involved in our drug development process and programs.
We are supported by a group of leading institutional investors which include OrbiMed, Novo Holdings A/S, U.S. Venture Partners (USVP), Deerfield Management, Viking Global Investors, New Leaf Ventures, Janus Henderson Investors, RA Capital Management, Cormorant Asset Management, Logos Capital, Wellington Management, CureDuchenne Ventures and an undisclosed institutional investor.
Our Strategy
Our vision is to improve the lives of patients and families suffering from rare muscle disorders by building the world’s leading muscle-focused, precision medicine company. Key components of our strategy to achieve this vision include:
•
Engaging comprehensively with patients and their families and physicians to develop trusted relationships, transparent communications, and become a leader in the muscular dystrophy stakeholder community;

•
Leveraging clinical and regulatory precedents and our extensive experience in rare diseases to rapidly advance EDG-5506 through clinical development in DMD, BMD and other muscle diseases;

•
Investing in our precision medicine drug discovery platform to fuel the development of novel targeted therapies to expand our pipeline into additional skeletal and cardiac muscle disorders;

•
Integrating our scientific expertise, development capabilities and growing network of patient advocacy groups and collaborators to develop novel therapies addressing muscle diseases with the highest unmet need; and

•
Opportunistically evaluating strategic collaborations and asset acquisition opportunities to accelerate development and commercialization timelines as well as potentially expand our pipeline within our core therapeutic areas.

Risks Related to Our Business
Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors.” You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:
•
We are early in our development efforts, with a limited operating history, and have no products approved for commercial sale.

•
We have not generated any revenue to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.

•
Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidates.

•
Even if this offering is successful, we will require substantial additional capital to finance our operations.

•
Our operations and financial results could be adversely impacted by the novel coronavirus disease (COVID-19) pandemic in the United States and the rest of the world.

•
We are substantially dependent on the success of our lead product candidate, EDG-5506, which is currently in a Phase 1 clinical trial. If we are unable to complete development of, obtain approval for and commercialize EDG-5506 for one or more indications in a timely manner, our business will be harmed.

•
Our prospects depend in part upon discovering, developing and commercializing product candidates from our EDG-6289, EDG-002 and EDG-003 programs and discovering, developing and commercializing product candidates in future programs.

•
Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidates may not demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results.

•
We have limited resources and are currently focusing the majority of our efforts on developing EDG-5506 for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.

•
We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted. In particular, we face competition for patients with DMD from companies that produce corticosteroids and exon skipping drugs, companies that are targeting dystrophin mechanisms and non-dystrophin mechanisms and companies that are developing gene therapies. For more information regarding competition we face, see the section titled “Business — Competition.”

•
We rely on third parties to conduct our preclinical studies, clinical trials, and manufacturing and these third parties may not perform satisfactorily.

•
Our success depends on our ability to protect our intellectual property as well as to operate without infringing the intellectual property rights of third parties. Presently, our patent portfolio is pending in prosecution and we do not own any issued patents or in-license any issued patents.

•
If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

Channels for Disclosure of Information
Investors, the media and others should note that we intend to announce material information to the public through filings with the U.S. Securities and Exchange Commission (SEC), the investor relations page on our website, press releases, public conference calls and webcasts.
The information disclosed by the foregoing channels could be deemed to be material information. However, information disclosed through these channels does not constitute part of this prospectus and is not incorporated by reference herein.
Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
Corporate Information
We were incorporated in Delaware in May 2017. Our principal executive offices are located at 3415 Colorado Ave., Boulder, Colorado 80303. Our telephone number is (303) 735-8373. Our website address is www.edgewisetx.com. Information contained on the website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.
We use the Edgewise Therapeutics logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the TM symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (JOBS Act). We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The offering
Common stock offered by us
11,000,000 shares.
Option to purchase additional shares
We have granted the underwriters an option to purchase up to 1,650,000 additional shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus.
Common stock to be outstanding immediately after this offering
47,567,048 shares (or 49,217,048 shares if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $161.2 million, or $185.7 million if the underwriters exercise in full their option to purchase additional shares of common stock at the initial public offering price of $16.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows: (1) approximately $80.0 million to fund the development of our lead product candidate, EDG-5506, including through the completion of our ongoing Phase 1 clinical trial in healthy volunteers and patients with BMD and completing the readout of our interim results in our planned Phase 2/3 clinical trial in patients with DMD, (2) approximately $55.0 million to fund the research and development of our research-stage programs, including EDG-6289, EDG-002 and EDG-003, and (3) the remainder to fund general research and development activities, as well as for working capital and other general corporate activities. See the section titled “Use of Proceeds” for more information.
Risk factors
See the section titled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Select Market trading symbol
“EWTX”
The number of shares of our common stock to be outstanding after this offering is based on 36,567,048 shares of our common stock outstanding as of December 31, 2020 (including our convertible preferred stock on an as-converted basis), and excludes:
•
7,552,527 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of December 31, 2020 with a weighted-average exercise price of $0.95 per share;

•
87,749 shares of common stock issuable upon the exercise of options to purchase shares of our common stock granted after December 31, 2020 with an exercise price of $1.93 per share;

•
198,503 shares of common stock reserved for future issuance under our 2017 Equity Incentive Plan, as amended (2017 Plan) as of December 31, 2020;

•
5,040,000 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (2021 Plan), which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and
•
504,000 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (ESPP), which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Unless otherwise indicated, this prospectus assumes or gives effect to the following:
•
a 1-for-1.8932 reverse stock split of our outstanding common and preferred stock effected on March 19, 2021;

•
no exercise of the outstanding options referred to above;

•
no exercise by the underwriters of their option to purchase up to an additional 1,650,000 shares of common stock from us in this offering;

•
the automatic conversion of all outstanding shares of our convertible preferred stock as of December 31, 2020 into an aggregate of 35,557,569 shares of our common stock immediately prior to the completion of this offering; and

•
the filing and effectiveness of our amended and restated certificate of incorporation and the adoption of our amended and restated bylaws, each of which will occur immediately prior to the completion of this offering.

Summary financial data
The following tables summarize our financial data for the periods and as of the dates indicated. We have derived our summary statements of operations data for the years ended December 31, 2019 and 2020, and balance sheet data as of December 31, 2020, from our audited financial statements appearing elsewhere in this prospectus. You should read the following summary financial data together with our financial statements and the related notes appearing elsewhere in this prospectus and the information in the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of the results that may be expected in the future.
	Year ended December 31,
(in thousands, except share and per share amounts)	2019	2020
Statements of operations data:
Operating expenses:
Research and development	$8,624	$14,983
General and administrative	1,300	2,209
Total operating expenses	9,924	17,192
Loss from operations	(9,924)	(17,192)
Interest income	219	69
Net loss	$(9,705)	$(17,123)
Net loss per share, basic and diluted(1)	$(25.69)	$(23.17)
Weighted-average shares outstanding, basic and diluted(1)	377,759	739,004
Pro forma net loss per share, basic and diluted (unaudited)(2)		$(0.84)
Pro forma weighted-average shares outstanding, basic and diluted (unaudited)(2)		20,338,136

(1)
See Note 8 to our audited financial statements appearing elsewhere in this prospectus for an explanation of the method used to calculate the historical net loss per share, basic and diluted, and the number of shares used in the computation of the per share amounts.

(2)
The pro forma loss per share data gives effect to the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of 35,557,569 shares of our common stock which will occur immediately prior to the completion of this offering, resulting in an aggregate of 36,567,048 outstanding shares of our common stock.

	As of December 31, 2020
(in thousands)	Actual	Pro forma(1)	Pro forma as adjusted(2)
	(unaudited)
Balance sheet data:
Cash and cash equivalents	$104,916	$104,916	$266,096
Working capital(3)	125,303	125,303	287,202
Total assets	131,136	131,136	291,597
Total liabilities	4,342	4,342	3,623
Convertible preferred stock	160,214	—	—
Accumulated deficit	(34,147)	(34,147)	(34,147)
Total stockholders’ (deficit) equity	(33,420)	126,794	287,974

(1)
The pro forma balance sheet data gives effect to the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of 35,557,569 shares of our common stock which will occur immediately prior to the completion of this offering, resulting in an aggregate of 36,567,048 outstanding shares of our common stock.

(2)
The pro forma as adjusted column in the balance sheet data table above gives effect to (a) the pro forma adjustments described in footnote (1) above and (b) the issuance and sale of 11,000,000 shares of common stock in this offering at the initial public offering price of $16.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

(3)
We define working capital as current assets less current liabilities. See our audited financial statements included elsewhere in this prospectus for further details regarding our current assets and current liabilities.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our audited financial statements and the related notes included elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and the market price of our common stock.
Risks Related to Our Financial Position, Need for Additional Capital and Limited Operating History
We are early in our development efforts, with a limited operating history, and we have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and future viability.
We are an early clinical stage biopharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. We are developing precision medicines for rare neuromuscular diseases which is an unproven and highly uncertain undertaking and involves a substantial degree of risk. We commenced operations in 2017, have no products approved for commercial sale and have not generated any revenue. Most of our product candidates are still in preclinical development and have never been tested in human subjects. In October 2020, we initiated our Phase 1 clinical trial for our lead product candidate, EDG-5506, and have not initiated clinical trials for any other product candidate. Since our inception in 2017, we have devoted substantially all of our focus and financial resources to discovering, identifying and developing potential product candidates, including advancing our development programs, conducting preclinical studies of our product candidates and initiating a clinical trial, organizing and staffing our company, business planning, raising capital and securing related intellectual property rights.
We have not yet demonstrated our ability to successfully complete any clinical trials, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third-party to do so on our behalf, or conduct sales and marketing activities necessary for successful product commercialization. As a result, it may be more difficult for investors to accurately predict our likelihood of success and viability than it could be if we had a longer operating history.
In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by clinical-stage biopharmaceutical companies in rapidly evolving fields. We also may need to transition from a company with a research and development focus to a company capable of supporting commercial activities. We have not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If we do not adequately address these risks and difficulties or successfully make such a transition, our business will suffer.
We have not generated any revenue to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.
We have incurred significant net losses since our inception, have not generated any revenue to date and have financed our operations principally through private placements of our convertible preferred stock. Our net loss was $17.1 million for the year ended December 31, 2020. As of December 31, 2020, we had an accumulated deficit of $34.1 million. Our lead product candidate, EDG-5506, is in a Phase 1 clinical trial that commenced in October 2020. Our other programs are in preclinical discovery and research stages. As a result, we expect that it will be several years, if ever, before we receive approval to commercialize a product and generate revenue from product sales. Even if we succeed in receiving marketing approval for and commercializing one or more of our approved product candidates, we expect that we will continue to incur substantial research and development and other expenses in order to discover, develop and market additional potential products.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance, particularly since we expect our expenses to increase if and when our product candidates progress through clinical development as product candidates in later stages of clinical development generally have higher development costs than those in earlier stages, primarily due to the increased size and duration of later-stage clinical trials. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our working capital, our ability to fund the development of our product candidates and our ability to achieve and maintain profitability and the performance of our stock.
Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidates, if approved.
Our business depends entirely on the successful discovery, development, regulatory approval and commercialization of product candidates. We have no products approved for commercial sale and do not anticipate generating any revenue from product sales for the next several years, if ever. Our ability to generate revenue and achieve profitability depends significantly on our ability, or any future collaborator’s ability, to achieve several objectives, including:
•
successful and timely completion of preclinical and clinical development of EDG-5506, our EDG-6289, EDG-002 and EDG-003 research programs, and our other future product candidates and programs;

•
establishing and maintaining relationships with CROs and clinical sites for the clinical development of EDG-5506, product candidates in our EDG-6289, EDG-002 and EDG-003 programs and any other future product candidates and programs;

•
the initiation and successful patient enrollment and completion of additional clinical trials on a timely basis;

•
acceptable frequency and severity of adverse events in the clinical trials;

•
the efficacy and safety profiles that are satisfactory to the U.S. Food and Drug Administration (FDA) or any comparable foreign regulatory authority for marketing approval;

•
timely receipt of marketing approvals from applicable regulatory authorities for any product candidates for which we successfully complete clinical development;

•
complying with any required post-marketing approval commitments to applicable regulatory authorities;

•
developing an efficient and scalable manufacturing process for our product candidates;

•
establishing and maintaining commercially viable supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for our product candidates, if approved;

•
successful commercial launch following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

•
a continued acceptable safety profile following any marketing approval of our product candidates;

•
commercial acceptance of our product candidates by patients, the medical community and third-party payors;

•
satisfying any required post-marketing approval commitments to applicable regulatory authorities;

•
identifying, assessing and developing new product candidates;

•
obtaining, maintaining and expanding patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•
protecting our rights in our intellectual property portfolio;

•
defending against third-party infringement claims, if any;

•
entering into, on favorable terms, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•
obtaining coverage and adequate reimbursement by third-party payors for our products and patients’ willingness to pay in the absence of such coverage and adequate reimbursement;

•
obtaining additional funding to develop and potentially manufacture and commercialize our product candidates;

•
addressing any competing therapies and technological and market developments;

•
managing costs, including any unforeseen costs, that we may incur as a result of nonclinical study or clinical trial delays due to COVID-19 or other causes; and

•
attracting, hiring and retaining qualified personnel including clinical, scientific, management and administrative personnel.

We may never be successful in achieving our objectives and, even if we do, may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business and continue our operations.
We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all. Changes in the manufacturing process or facilities will require further comparability analysis and approval by the FDA before implementation, which could delay our clinical trials and product candidate development, and could require additional clinical trials, including bridging studies, to demonstrate consistent and continued safety and efficacy.
Even if this offering is successful, we will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.
As of December 31, 2020, we had $129.1 million in cash, cash equivalents and marketable securities. Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our operations through at least the next 24 months. Our estimate as to how long we expect the net proceeds from this offering, together with our existing cash and cash equivalents, to be able to continue to fund our operations is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.
Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval for, EDG-5506 and advance our other programs as well as develop our proprietary drug discovery platform. Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with sales, marketing, manufacturing and distribution activities. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (EMA) or other regulatory agencies to perform clinical trials or preclinical studies in addition to those that we currently anticipate. Other unanticipated costs may also arise. Because the design and outcome of our planned and anticipated preclinical studies and clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of resources and funding that will be necessary to successfully complete the development and commercialization of any product candidate we develop. We are not permitted to market or promote EDG-5506, or any other product candidate, before we receive marketing approval from the FDA. Following this offering, we also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.
Our future capital requirements will depend on may factors, including, but not limited to:
•
the scope, progress, results and costs of researching and developing our product candidates including conducting preclinical studies and clinical trials;

•
the costs, timing and outcome of regulatory review of our product candidates;

•
the number and characteristics of other product candidates that we pursue;

•
the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;

•
the costs of manufacturing commercial-grade products and sufficient inventory to support commercial launch;

•
the revenue, if any, received from commercial sale of our products, should any of our product candidates receive marketing approval;

•
the cost and timing of hiring new employees to support our continued growth;

•
the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

•
the effect of competing products that may limit market penetration of our products;

•
the ability to establish and maintain collaborations on favorable terms, if at all;

•
the extent to which we acquire or in-license other product candidates and technologies;

•
the timing, receipt and amount of sales of, or milestone payments related to or royalties on, our current or future product candidates, if any;

•
our need to implement additional internal systems and infrastructure, including financial and reporting systems;

•
the compliance and administrative costs associated with being a public company; and

•
the extent to which we acquire or invest in businesses, products, or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

A change in the outcome of any of these or other factors with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate.
We currently plan to use the net proceeds from this offering, together with our existing resources to fund the development of our lead drug candidate, EDG-5506, including through the completion of our ongoing Phase 1 clinical trial in healthy volunteers (HVs) and patients with Becker muscular dystrophy (BMD) and through the readout of our interim results of our planned Phase 2/3 clinical trial in patients with Duchenne muscular dystrophy (DMD), the research and development of our research-stage programs including EDG-6289, EDG-002 and EDG-003 and for general research and development activities, working capital and other general corporate activities. Advancing the development of EDG-5506 and our EDG-6289, EDG-002 and EDG-003 programs will require a significant amount of capital. The net proceeds from this offering, together with our cash and cash equivalents, will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise additional capital to complete the development and commercialization of our products.
We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Attempting to secure additional financing may divert our management from our day-to-day activities, which may adversely affect our ability to develop our product candidates. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.
Our operations and financial results could be adversely impacted by the COVID-19 pandemic in the United States and the rest of the world.
In March 2020, the World Health Organization declared the novel coronavirus disease (COVID-19) outbreak a global pandemic. To limit the spread of COVID-19, governments have taken various actions including the issuance of stay-at-home orders and physical distancing guidelines. Accordingly, businesses have adjusted, reduced or suspended operating activities. Beginning the week of March 16, 2020, the majority of our workforce began working from home. Disruptions caused by the COVID-19 pandemic, including the effects of the stay-at-home orders and work-from-home policies, have impacted productivity, have resulted in increased operational expenses, certain adjustments to the operations of our clinical trial, delays in the enrollment of new patients at our clinical trial site, and delays in certain supply chain activities and collecting and analyzing data from patients in our clinical trial. We may experience disruptions as a result of COVID-19 that could severely impact our business and clinical trials, including:
•
further delays or difficulties in enrolling and retaining patients in our clinical trials or those conducted by third parties and further incurrence of additional costs as a result of preclinical study and clinical trial delays and adjustments;

•
challenges related to ongoing and increased operational expenses related to the COVID-19 pandemic;

•
delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•
delays, difficulties or increased costs to comply with COVID-19 protocols at our leased facilities and clinical sites;

•
diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of clinical trials;

•
interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;

•
limitations in resources that would otherwise be focused on the conduct of our business or our clinical trials, including because of sickness or the desire to avoid contact with large groups of people or as a result of government-imposed “Stay-at-Home” orders or similar working restrictions;

•
delays in receiving approval from local regulatory authorities to initiate our planned clinical trials;

•
delays in preclinical and clinical sites receiving the supplies and materials needed to conduct our clinical trials;

•
interruption in global shipping that may affect the transport of clinical trial materials, such as investigational drug product used in our clinical trials;

•
changes in regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our clinical trials are conducted, or to discontinue the clinical trials altogether, or which may result in unexpected costs;

•
delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel;

•
refusal of the FDA to accept data from clinical trials in affected geographies outside the United States; and

•
increased competition for contract research organizations (CROs), suppliers and vendors.

We will continue to assess the impact that COVID-19 may have on our ability to effectively conduct our business operations as planned and there can be no assurance that we will be able to avoid a material impact on our business from the spread of COVID-19 or its consequences, including disruption to our business and downturns in business sentiment generally or in our industry. For example, Colorado has issued a “Safer at Home” order which requires businesses to implement social distancing protocols. Our primary operations are located in Boulder, Colorado. As a result of such county and state orders, the majority of our employees are currently telecommuting, which may impact certain of our operations over the near term and long term. In addition, EDG-5506 is being evaluated in a Phase 1 clinical trial at a single site in San Antonio, Texas. While we are permitted to continue to conduct our clinical trial, Texas has issued a “Stay Home” order which requires businesses to implement social distancing protocols. Should COVID-19 cases in Colorado or Texas increase, the country or state may institute stricter social distancing protocols.
Additionally, certain third parties with whom we engage, including our collaborators, contract organizations, third-party manufacturers, suppliers, clinical trial sites, regulators and other third parties with whom we conduct business are similarly adjusting their operations and assessing their capacity in light of the COVID-19 pandemic. If these third parties experience shutdowns or continued business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. For example, our Phase 1 clinical trial of EDG-5506 was originally scheduled to begin in August 2020 at a trial unit in Nebraska. Just prior to this planned start, the CRO that operates that trial unit informed us that COVID-19 related issues would delay trial initiation for at least four months, which required us to locate, contract with, and prepare for trial initiation at a new trial site in San Antonio, Texas operated by a different CRO. We have recently switched from an international third-party manufacturer to a third-party manufacturer based in the United States to minimize manufacturing supply chain disruptions as a result of COVID-19. Changing our third-party manufacturer could result in delays in our manufacturing supply chain which could delay or otherwise impact our development of EDG-5506 and result in increased costs related to EDG-5506. Additionally, certain preclinical studies for our discovery research programs are conducted by CROs, which could be discontinued or delayed as a result of the pandemic. We could also experience delays if our suppliers are delayed in delivering raw materials to our third-party manufacturers. It is likely that the disproportionate impact of COVID-19 on hospitals and clinical sites will have an impact on recruitment and retention for our clinical trials. For example, we have experienced delays in enrolling patients for our Phase 1 clinical trial for EDG-5506. In addition, our clinical trial site could experience delays in collecting, receiving and analyzing data from patients enrolled in our clinical trial for EDG-5506 due to limited staff at such sites, limitation or suspension of on-site visits by patients, or patients’ reluctance to visit the clinical trial sites during the pandemic. As a result, research and development expenses and general and administrative expenses may vary significantly if there is an increased impact from COVID-19 on the costs and timing associated with the conduct of our clinical trial and other related business activities.
As we continue to actively advance our clinical programs and discovery and research programs, we are assessing the impact of the COVID-19 pandemic on each of our programs, expected timelines and costs on an ongoing basis. In light of ongoing developments relating to the COVID-19 pandemic, the focus of healthcare providers and hospitals on fighting the virus, and consistent with the FDA’s industry guidance for conducting clinical trials issued in March 2020, as updated subsequently. We and our CROs have also made certain adjustments to the operation of such trials in an effort to ensure the monitoring and safety of patients and minimize risks to trial integrity during the pandemic in accordance with the guidance issued by the FDA on June 19, 2020 on good manufacturing practice considerations for responding to COVID-19 infection in employees in biopharmaceutical products manufacturing and generally, and may need to make further adjustments in the future. Other COVID-related guidance recently released by FDA that apply to us and our third-party manufacturers include guidance addressing cGMP considerations for responding to COVID-19 infections in employees and statistical considerations for clinical trials during the COVID-19 public health emergency. Many of these adjustments are new and untested, may not be effective, and may have unforeseen effects on the enrollment, progress and completion of these trials and the findings from these trials. While we are currently continuing our clinical trial and seeking to add new clinical trial sites, we may not be successful in adding trial sites, may experience delays in patient enrollment or in the progression of our clinical trial, may need to suspend our clinical trial, and may encounter other negative impacts to our trials, due to the effects of the COVID-19 pandemic.
The global outbreak of COVID-19 continues to rapidly evolve, with particularly significant case increases in the United States. The extent to which the COVID-19 pandemic impacts our business will depend on future developments such as the rate of the spread of the disease, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease and to address its impact, including on financial markets or otherwise. Further, a lack of coordinated response on risk mitigation and vaccination deployment with respect to the COVID-19 pandemic on a local or federal level could result in significant increases to the duration and severity of the pandemic in the United States as compared to the rest of the world and could have a corresponding negative impact on our business. While the extent of the impact of the current COVID-19 pandemic on our business and financial results is uncertain, a continued and prolonged public health crisis such as the COVID-19 pandemic could have a material negative impact on our business, financial condition and operating results.
To the extent the COVID-19 pandemic adversely affects our business, financial condition and operating results, it may also have the effect of heightening many of the risks described in this “Risk Factors” section.
Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.
Until such time, if ever, as we can generate substantial revenues, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. We do not have any committed external source of funds. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions, engaging in acquisition, merger or collaboration transactions, selling or licensing our assets, making capital expenditures, redeeming our stock, making certain investments, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.
If we raise additional funds through upfront payments or milestone payments pursuant to strategic collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
Our ability to utilize our net operating loss carryforwards and certain other tax attributes to offset future taxable income may be limited.
Our net operating loss (NOL) carryforwards may be unavailable to offset future taxable income because of restrictions under U.S. tax law. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (Tax Act) as amended by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), our federal NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but for taxable years beginning after December 31, 2020, the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited to 80% of our current year taxable income. It is uncertain if and to what extent various states will conform to the Tax Act. As of December 31, 2020, we had available NOL carry forwards of approximately $33.9 million, of which $32.7 million do not expire.
In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), if a corporation undergoes an “ownership change” (generally defined as a cumulative change in the corporation’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset its post-change taxable income may be limited. Similar rules may apply under state tax laws. We may have experienced such ownership changes in the past, and we may experience ownership changes in the future as a result of this offering or subsequent shifts in our stock ownership, some of which are outside our control. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership. Our ability to utilize our NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations.
Risks Related to the Discovery, Development and Commercialization of Our Product Candidates
We are substantially dependent on the success of our lead product candidate, EDG-5506, which is currently in a Phase 1 clinical trial. If we are unable to complete development of, obtain approval for and commercialize EDG-5506 for one or more indications in a timely manner, our business will be harmed.
Our future success is dependent on our ability to timely and successfully complete clinical trials, obtain marketing approval for and successfully commercialize EDG-5506, our lead product candidate. We are investing the majority of our efforts and financial resources in the research and development of EDG-5506. In October 2020, we initiated a Phase 1 clinical trial to evaluate the safety and tolerability of EDG-5506 in HVs. This is our first clinical trial, and EDG-5506 has not previously been tested in humans. In addition, we are pursuing EDG-5506 in BMD for which there are no animal models of the human disease and therefore the animal models may not be predictive for human disease outcomes. EDG-5506 will require additional clinical development, expansion of manufacturing capabilities, marketing approval from government regulators, substantial investment and significant marketing efforts before we can generate any revenues from product sales. We are not permitted to market or promote EDG-5506, or any other product candidate, before we receive marketing approval from the FDA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.
The success of EDG-5506 will depend on several factors, including the following:
•
the successful and timely completion of our ongoing nonclinical studies and clinical trial of EDG-5506;

•
addressing any delays, necessary adjustments and additional costs in preclinical study and clinical trial resulting from factors related to the COVID-19 pandemic;

•
the initiation and successful patient enrollment and completion of additional clinical trials of EDG-5506 on a timely basis;

•
maintaining and establishing relationships with CROs and clinical sites for the clinical development of EDG-5506;

•
the frequency and severity of adverse events in clinical trials;

•
demonstrating efficacy, safety and tolerability profiles that are satisfactory to the FDA, EMA or any comparable foreign regulatory authority for marketing approval;

•
the timely receipt of marketing approvals for EDG-5506 from applicable regulatory authorities;

•
the extent of any required post-marketing approval commitments to applicable regulatory authorities;

•
the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers for clinical development and, if approved, commercialization of EDG-5506;

•
obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•
protecting our rights in our intellectual property portfolio;

•
our ability to expand EDG-5506 into multiple indications;

•
the successful launch of commercial sales following any marketing approval;

•
a continued acceptable safety profile following any marketing approval;

•
the actual market-size, ability to identify patients and the demographics of patients eligible for our product candidates, which may be different than expected;

•
commercial acceptance by patients, the medical community and third-party payors, particularly since the product candidates we develop may be novel; and

•
our ability to compete with other therapies.

We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize EDG-5506, which would materially harm our business. If we do not receive marketing approvals for EDG-5506, we may not be able to continue our operations.
In addition to EDG-5506, our prospects depend in part upon developing and commercializing product candidates from our EDG-6289, EDG-002 and EDG-003 programs and discovering, developing and commercializing product candidates in future programs, which may fail or suffer delays that adversely affect their commercial viability.
Our future operating results are dependent on our ability to successfully develop, obtain regulatory approval for and commercialize product candidates from our research programs, including EDG-6289, EDG-002 and EDG-003, in addition to our lead product candidate, EDG-5506. However, research and development related to novel therapeutics is inherently risky. A product candidate can unexpectedly fail at any stage of preclinical and/or clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.
The success of other product candidates we may develop will depend on many factors, including the following:
•
generating sufficient data to support the initiation or continuation of clinical trials;

•
addressing any delays in our research programs resulting from factors related to the COVID-19 pandemic;

•
obtaining regulatory permission to initiate clinical trials;

•
contracting with the necessary parties to conduct clinical trials;

•
successful enrollment of patients in, and the completion of, clinical trials on a timely basis;

•
the timely manufacture of sufficient quantities of a product candidate for use in clinical trials; and

•
adverse events in clinical trials.

Even if we successfully discover and advance any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, we cannot assure you that we will ever be able to discover, develop, obtain regulatory approval of, commercialize or generate significant revenue from any product candidates.
Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidates may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.
Our lead product candidate, EDG-5506, is in a Phase 1 clinical trial and its risk of failure is high. It is impossible to predict when or if EDG-5506 or any other product candidate that we develop will prove effective or safe in humans or will receive marketing approval. Before obtaining marketing approval from the FDA, EMA or other comparable foreign regulatory authorities for the sale of our product candidates, we must complete preclinical development and extensive clinical trials to demonstrate with substantial evidence the safety and efficacy of such product candidates.
Clinical testing is expensive, difficult to design and implement, can take many years to complete and its ultimate outcome is uncertain. We cannot guarantee that any of our clinical trials will be conducted as planned or completed on schedule, or at all. Clinical trials can fail at any stage of testing and failure may result from a multitude of factors, including, among other things, flaws in study design, dose selection issues, placebo effects, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. For example, our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. We may also discover that the half-life of our product candidates renders them unsuitable for the therapeutic applications we have chosen. As a result, we cannot assure you that any clinical trials that we conduct will demonstrate consistent or adequate efficacy and safety to support marketing approval.
Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. Furthermore, the failure of any of our product candidates to demonstrate safety and efficacy in any clinical trial could negatively impact the perception of our other product candidates and/or cause the FDA or other regulatory authorities to require additional testing before approving any of our product candidates.
We have experienced delays in completing our ongoing clinical trial and may experience additional delays in initiating or completing additional clinical trials including delays as a result of COVID-19. We may also experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent receipt of marketing approval or our ability to commercialize our product candidates, including:
•
receipt of feedback from regulatory authorities that requires us to modify the design of our clinical trials;

•
clinical trial observations or results that require us to modify the design of our clinical trials;

•
negative or inconclusive clinical trial results that may require us to conduct additional clinical trials or abandon certain drug development programs;

•
obtaining approval from one or more institutional review boards (IRB);

•
the number of patients required for clinical trials being larger than anticipated, enrollment in these clinical trials being slower than anticipated or participants dropping out of these clinical trials at a higher rate than anticipated;

•
any failure or delay in reaching an agreement with CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•
the suspension or termination of our clinical trials for various reasons, including non-compliance with regulatory requirements or a finding that our product candidates have undesirable side effects or other unexpected characteristics or risks;

•
changes to clinical trial protocol;

•
clinical sites deviating from trial protocol or dropping out of a trial;

•
the cost of clinical trials of our product candidates being greater than anticipated;

•
the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates being insufficient or inadequate;

•
subjects experiencing severe or unexpected drug-related adverse effects;

•
selection of clinical end points that require prolonged periods of clinical observation or analysis of the resulting data;

•
a facility manufacturing our product candidates or any of their components being ordered by the FDA or comparable foreign regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practice (cGMPs), regulations or other applicable requirements, or infections or cross-contaminations of product candidates in the manufacturing process;

•
any changes to our manufacturing process that may be necessary or desired;

•
third-party clinical investigators losing the licenses or permits necessary to perform our clinical trials, not performing our clinical trials on our anticipated schedule or consistent with the clinical trial protocol, good clinical practices (GCP) or other regulatory requirements;

•
third-party contractors not performing data collection or analysis in a timely or accurate manner;

•
third-party contractors becoming debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements, in which case we may need to find a substitute contractor, and we may not be able to use some or all of the data produced by such contractors in support of our marketing applications; and

•
regulators revising the requirements for approving our product candidates.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing in a timely manner, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may incur unplanned costs, be delayed in seeking and obtaining marketing approval, if we receive such approval at all, receive more limited or restrictive marketing approval, be subject to additional post-marketing testing requirements or have the drug removed from the market after obtaining marketing approval.
Moreover, in the future, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of our product candidates.
If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. Moreover, our product development costs will also increase if we experience delays in preclinical studies or clinical trials or in obtaining marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. We may also determine to change the design or protocol of one or more of our clinical trials, which could result in increased costs and expenses and/or delays. Any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues.
In addition, many of the factors that cause, or lead to, termination or suspension of, or a delay in the commencement or completion of, clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays to our clinical trials that occur as a result could shorten any period during which we may have the exclusive right to commercialize our product candidates and our competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be significantly reduced. Any of these occurrences may harm our business, financial condition and prospects significantly.

Our product candidates may cause serious adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.
We are developing novel biologically active small molecules for muscle related diseases. As a result, there is uncertainty as to the safety profile of product candidates we may develop. In addition, our product candidates may be used in combination with certain other therapies, including corticosteroids, which may have undesirable side effects. If our product candidates are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the affected product candidate and may harm our business, financial condition and prospects significantly.
Patients in our ongoing and planned clinical trials may in the future suffer other serious adverse events or other side effects not observed in our preclinical studies or previous clinical trials. For example, in the single ascending dose trial for EDG-5506, dose limiting somnolence was observed at the 135 mg level. EDG-5506 or other product candidates may be used in pediatric populations for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, if EDG-5506 is studied in combination with other therapies, it may exacerbate adverse events associated with the therapy. Patients treated with EDG-5506 or our other product candidates may also be undergoing other therapies which can cause side effects or adverse events that are unrelated to our product candidate but may still impact the success of our clinical trials. The inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses. For example, it is expected that some of the patients enrolled in our EDG-5506 clinical trial will die or experience major clinical events either during the course of our clinical trials or after participating in such trials.
If further serious adverse events or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, EMA, other comparable regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects. Further, if any of our product candidates obtains marketing approval, toxicities associated with such product candidates previously not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label, significant restrictions on the use of the product or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early stage clinical trials.
The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.
We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek marketing approvals for their commercial sale. Success in preclinical studies and early-stage clinical trials does not mean that future clinical trials will be successful. For instance, we do not know whether EDG-5506 will perform in current or future clinical trials as EDG-5506 has performed in preclinical studies or earlier clinical trials, nor do we know whether any product candidate in our EDG-6289, EDG-002 or EDG-003 programs will perform in current or future preclinical studies or future clinical trials as it has in prior preclinical studies. Product candidates in clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA and other comparable foreign regulatory authorities despite having progressed through preclinical studies. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety, which could delay regulatory approval, limit the size of the patient population to which we may market our product candidates, or prevent regulatory approval.
In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with our product candidates may also be undergoing other therapies and may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to our product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes.
We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of our product candidates.
If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our regulatory submissions or receipt of necessary marketing approvals could be delayed or prevented.
We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.
Currently, we are conducting our Phase 1 clinical trial of EDG-5506 at a single clinical trial site. We may experience delays if our clinical trial site limits their onsite staff or temporarily closes as a result of the COVID-19 pandemic. In addition, patients may not be able to visit clinical trial sites for dosing or data collection purposes due to limitations on travel and physical distancing imposed or recommended by federal or state governments or patients’ reluctance to visit the clinical trial sites during the pandemic. These factors resulting from the COVID-19 pandemic could delay the anticipated readouts from our EDG-5506 clinical trial and our regulatory submissions.
We are developing product candidates for rare muscle disorders with limited patient pools from which to draw for clinical trials. For example, if our Phase 2a clinical trial in BMD is successful and subject to discussion with the FDA and EMA, we plan to pursue a clinical trial in the pediatric DMD population. Such pediatric patients may be difficult to enroll in this trial and the lack of data on these patients may negatively impact the approvability of EDG-5506. We also may encounter difficulties in identifying and enrolling subjects with a stage of disease appropriate for our planned clinical trials and monitoring such subjects adequately during and after treatment. We may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible subjects to participate in the clinical trials required by the FDA or comparable foreign regulatory authorities. In addition, the process of finding and diagnosing subjects may prove costly. Further, the treating physicians in our clinical trials may also use their medical discretion in advising patients enrolled in our clinical trials to withdraw from our studies to try alternative therapies.
We expect patient enrollment to be affected because our competitors have ongoing clinical trials for programs that are under development for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials could instead enroll in clinical trials of our competitors’ programs. Patient enrollment for our current or any future clinical trials may be affected by other factors, including:
•
size and nature of the patient population;

•
perceived risks and benefits of novel, unproven approaches;

•
severity of the disease under investigation;

•
availability and efficacy of approved drugs for the disease under investigation;

•
patient eligibility criteria for the trial in question as defined in the protocol;

•
perceived risks and benefits of the product candidate under study;

•
clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new products that may be approved or other product candidates being investigated for the indications we are investigating;

•
patient referral practices of physicians;

•
the ability to monitor patients adequately during and after treatment;

•
the activities of key opinion leaders (KOLs) and patient advocacy groups;

•
proximity and availability of clinical trial sites for prospective patients; and

•
the risk that patients enrolled in clinical trials will drop out of the trials before completion or, because they may have an advanced disease, will not survive the full terms of the clinical trials.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates and jeopardize our ability to obtain marketing approval for the sale of our product candidates. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, we may have difficulty maintaining participation in our clinical trials through the treatment and any follow-up periods.
We have limited resources and are currently focusing the majority of our efforts on developing EDG-5506 for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.
We are currently focusing the majority of our resources and efforts on developing EDG-5506. As a result, because we have limited resources, we may forgo or delay the pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential including product candidates from our EDG-6289, EDG-002 and EDG-003 programs. In addition, while we currently have multiple compounds in our programs, we are focusing our efforts on select product candidates from each of these programs to develop as lead product candidates in each program. Our resource allocation decisions may cause us to fail to capitalize on viable commercial drugs or profitable market opportunities. Our spending on current and future research and development activities for EDG-5506 and our EDG-6289, EDG-002 and EDG-003 programs may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target markets for EDG-5506 or the product candidates we are currently researching in our EDG-6289, EDG-002 and EDG-003 programs, we may relinquish valuable rights to our product candidates or programs through collaboration, licensing or other strategic arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate or program.
We face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted.
The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary and novel products and product candidates. Our competitors have developed, are developing or may develop products, product candidates and processes competitive with our product candidates. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop product candidates.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, emerging and start-up companies, universities and other research institutions. We also compete with other organizations to recruit management, scientists and clinical development personnel, which could negatively affect our level of expertise and our ability to execute our business plan. We will also face competition in establishing clinical trial sites, enrolling subjects for clinical trials and in identifying and in-licensing new product candidates.
We expect to face competition from existing products and products in development for each of our programs. Currently, approximately 70% of patients with DMD are treated with corticosteroids to manage the inflammatory component of the disease. EMFLAZA (deflazacort) is an FDA-approved corticosteroid marketed by PTC Therapeutics, Inc. and prednisone is also FDA-approved and is marketed by multiple companies. In addition, there are four FDA-approved exon skipping drugs: EXONDYS 51 (eteplirsen), AMONDYS 45 (casimersen) and VYONDYS 53 (golodirsen), which are naked PMOs approved for the treatment of DMD patients amenable to Exon 51, Exon 45 and Exon 53 skipping, respectively, and are marketed by Sarepta Therapeutics, Inc., and VILTEPSO (vitolarsen), a naked PMO approved for the treatment of DMD patients amenable to Exon 53 skipping, which is marketed by Nippon Shinyaku Co. Ltd. Companies focused on developing treatments for DMD that target dystrophin mechanisms include Sarepta Therapeutics with SRP-5051, a peptide-linked PMO currently being evaluated in a Phase 2 clinical trial for patients amenable to Exon 51 skipping, PTC Therapeutics with ataluren, a small molecule targeting nonsense mutations in a Phase 3 clinical trial, Avidity Biosciences, Inc., which is in preclinical development with an antibody oligonucleotide conjugate that targets dystrophin production and Dyne Therapeutics which is also in preclinical development with its proprietary antigen-binding oligonucleotide linker technology that targets dystrophin production. In addition, several companies are developing gene therapies to treat DMD, including Milo Biotechnology (AAV1-FS344), Pfizer Inc. (PF-06939926), Sarepta Therapeutics (SRP-9001 and Galgt2 gene therapy program), and Solid Biosciences Inc. (SGT-001). Gene editing treatments that are in preclinical development are also being pursued by Vertex and Sarepta Therapeutics. We are also aware of several companies targeting non-dystrophin mechanisms for the treatment of DMD. Moreover, Epirium Bio is developing a synthetic compound that targets cellular energetics and muscle regeneration as a potential therapeutic for BMD.
Many of these current and potential competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources and commercial expertise than we do. Large pharmaceutical and biotechnology companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and manufacturing biotechnology products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies, as well as in acquiring technologies complementary to, or necessary for, our programs. As a result of all of these factors, our competitors may succeed in obtaining approval from the FDA, EMA or other comparable foreign regulatory authorities or in discovering, developing and commercializing products in our field before we do.
Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient, have a broader label, are marketed more effectively, are more widely reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain marketing approval from the FDA, EMA or other comparable foreign regulatory authorities for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if the product candidates we develop achieve marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical. If we are unable to compete effectively, our opportunity to generate revenue from the sale of our products we may develop, if approved, could be adversely affected.
Interim, topline and preliminary data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, we may publicly disclose preliminary, interim or topline data from our clinical trials, such as the interim data from our Phase 1 clinical trial of EDG-5506. These interim updates are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, we may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm our business and prospects. Further, additional disclosure of interim data by us or by our competitors in the future could result in volatility in the price of our common stock.
Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary or topline data that we report differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, EDG-5506 or any other product candidates may be harmed, which could harm our business, financial condition, results of operations and prospects.
We may not be successful in our efforts to develop a proprietary drug discovery platform to build a pipeline of product candidates.
A key element of our strategy is to leverage our proprietary drug discovery platform and our ability to design small molecule inhibitors of fast skeletal myosin to expand our pipeline of product candidates. We are leveraging our proprietary drug discovery platform and capabilities to create precision medicines for muscle disorders with high levels of unmet need. In order to do so, we must continue to invest in our proprietary drug discovery platform and development capabilities. Although our research and development efforts to date have resulted in a pipeline of product candidates, these product candidates may not be safe and effective. In addition, although we expect that our proprietary drug discovery platform will allow us to develop a diverse pipeline of product candidates across multiple therapeutic areas, we may not prove to be successful at doing so. Furthermore, we may also find that the uses of our proprietary drug discovery platform are limited because alternative uses of our therapeutics prove not to be safe or effective. Even if we are successful in building our pipeline, the potential product candidates that we identify may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to be products that will receive marketing approval or achieve market acceptance. Further, because our product candidates and development programs are based on our proprietary drug discovery platform, adverse developments with respect to one of our programs may have a significant adverse impact on the actual or perceived likelihood of success and value of our other programs.
In addition, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies. Our future success will depend in part on our ability to maintain a competitive position with our approach. If we fail to stay at the forefront of technological change in utilizing our proprietary drug discovery platform to create and develop product candidates, we may be unable to compete effectively. Our competitors may render our approach obsolete or limit the commercial value of our product candidates, by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug discovery process that we believe we derive from our research approach and proprietary technologies. By contrast, adverse developments with respect to other companies that attempt to use a similar approach to our approach may adversely impact the actual or perceived value of our proprietary drug discovery platform and potential of our product candidates. If any of these events occur, we may be forced to abandon our development efforts for a program or programs, which would have a material adverse effect on our business and could potentially cause us to cease operations.
We may develop EDG-5506 and potentially other programs in combination with other therapies, which would expose us to additional risks.
We may develop EDG-5506 and potentially other programs, in combination with one or more currently approved therapies or therapies in development. Patients may not be able to tolerate EDG-5506 or any other product candidates in combination with other therapies or dosing of EDG-5506 in combination with other therapies may have unexpected consequences. Even if any of our product candidates were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the therapy used in combination with any of our product candidates, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which our product candidates are approved for use could themselves fall out of favor. This could result in the need to identify other combination therapies for our product candidates or our own products being removed from the market or being less successful commercially.
We may also evaluate our product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities. We will not be able to market and sell any product candidate in combination with any such unapproved therapies that do not ultimately obtain marketing approval.
If the FDA, EMA or other comparable foreign regulatory authorities do not approve or revoke their approval of these other therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies we may choose to evaluate in combination with EDG-5506 or any other product candidate, we may be unable to obtain approval of or successfully market any one or all of the product candidates we develop.
Additionally, if the third-party providers of therapies or therapies in development used in combination with our product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of our product candidates, or if the cost of combination therapies are prohibitive, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.
The manufacture of drugs is complex, and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented.
Manufacturing drugs, especially in large quantities, is complex and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, as well as sophisticated quality assurance and quality control procedures. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures or product recalls. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable quality and efficacy of the products before and after such changes. If our third-party manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization as a result of these challenges, or otherwise, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.
Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.
As product candidates progress through preclinical and clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. For example, we may introduce an alternative formulation of EDG-5506 into the dose expansion phases of our ongoing Phase 1 clinical trial. We will also explore alternate formulations for use with pediatric patients, particularly DMD patients, who may have difficulty taking adult formulations. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commercialize our product candidates, if approved, and generate revenue.
Our product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.
Even if our product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including:
•
the efficacy and safety profile as demonstrated in clinical trials compared to alternative treatments;

•
the timing of market introduction of the product candidate as well as competitive products;

•
the clinical indications for which a product candidate is approved;

•
restrictions on the use of product candidates in the labeling approved by regulatory authorities, such as boxed warnings or contraindications in labeling, or a risk evaluation and mitigation strategy, if any, which may not be required of alternative treatments and competitor products;

•
the potential and perceived advantages of our product candidates over alternative treatments;

•
the cost of treatment in relation to alternative treatments;

•
the availability of an approved product candidate for use as a combination therapy;

•
relative convenience and ease of administration;

•
the willingness of the target patient population or their caregivers to try new therapies and of physicians to prescribe these therapies;

•
the availability of coverage and adequate reimbursement by third-party payors, including government authorities;

•
patients’ willingness to pay for these therapies in the absence of such coverage and adequate reimbursement;

•
the effectiveness of sales and marketing efforts;

•
support from KOLs and patient advocacy groups;

•
unfavorable publicity relating to our product candidates; and

•
the approval of other new therapies for the same indications.

If any of our product candidates are approved but do not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, we may not generate or derive sufficient revenue from that product candidate and our financial results could be negatively impacted.

The patient population suffering from DMD, BMD and Limb-girdle muscular dystrophy (LGMD) is small and has not been established with precision. If the actual number of patients is smaller than we estimate, our revenue and ability to achieve profitability may be adversely affected. Because the target patient populations of our programs are small and the addressable patient population may be even smaller, we must be able to successfully identify patients and capture a significant market share to achieve profitability and growth.
DMD, BMD and LGMDs are rare, genetic neuromuscular disorders. We estimate that DMD occurs in approximately one in every 3,500 to 5,000 live male births and that the patient population is approximately 12,000 to 15,000 in the United States and approximately 25,000 in Europe. BMD has a much lower incidence of approximately 1 in every 18,450 live male births. We estimate there are between 4,000 and 5,000 patients with BMD in the United States, with similar numbers estimated in Europe. The approximate global prevalence of LGMDs as a group is estimated to be from 0.56 to 5.75 per 100,000. Our estimates of the size of these patient populations are based on published studies. Given the small number of patients who have the diseases that we are targeting, it is critical to our ability to grow and become profitable that we continue to successfully identify patients with these rare diseases. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Various factors may decrease the market size of our product and product candidates, including the severity of the disease, patient demographics and the response of patients’ immune systems to our product candidates. If the results of these studies or our analysis of them do not accurately reflect the relevant patient population, our assessment of the market may be inaccurate, making it difficult or impossible for us to meet our revenue goals, or to obtain and maintain profitability.
The effort to identify patients with diseases we seek to treat is in early stages and we cannot accurately predict the number of patients for whom treatment might be possible. A newborn screening initiative was put into place with the goal of identifying and providing care for every child born with muscular dystrophy and achieving Recommended Uniform Screening Panel (RUSP) status. An Ohio newborn screening (NBS) pilot developed a process to determine who should have genetic testing. Currently, a newborn screening pilot program in New York State is testing this and other aspects of a comprehensive newborn screening program at a large scale. A Steering Committee is compiling other evidence necessary to support a nomination package to the Advisory Committee for Heritable Disorders in Newborns and Children (ACHDNC) to add muscular dystrophies to the RUSP. However, a scalable and cost-effective algorithm for accurately detecting muscular dystrophy which could be implemented at a national level may not be developed. In addition, the ACHDNC may decide not to add DMD to the RUSP. Furthermore, even if DMD is added to the RUSP, states may not be able to effectively implement a NBS program. This could reduce the identifiable patient population for the diseases we seek to treat and result in our therapies not being able to be initiated early on in patients.
Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business. Further, even if we obtain significant market share for our product candidates, because the potential target populations are very small, we may never achieve profitability despite obtaining such significant market share.
We may not be successful in augmenting our product pipeline through acquisitions and in-licenses.
We intend to evaluate select external opportunities to strategically expand our pipeline. While we plan to leverage our leadership team’s prior business development experience as we evaluate potential in-licensing and acquisition opportunities to expand our portfolio, we may not be able to identify suitable licensing or acquisition opportunities, and even if we do, we may not be able to successfully secure such licensing and acquisition opportunities. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment, or at all. If we are unable to successfully license or acquire additional product candidates to expand our portfolio, our pipeline, competitive position, business, financial condition, results of operations, and prospects may be materially harmed.
Any product candidates we develop may become subject to unfavorable third-party coverage and reimbursement practices, as well as pricing regulations.
The availability and extent of coverage and adequate reimbursement by third-party payors including government health administration authorities, private health coverage insurers, managed care organizations and other third-party payors is essential for most patients to be able to afford expensive treatments. The initial targets in our pipeline are indications with small patient populations. For product candidates that are designed to treat smaller patient populations to be commercially viable, the reimbursement for such product candidates must be higher, on a relative basis, to account for the lack of volume. Accordingly, we will need to implement a coverage and reimbursement strategy for any approved product candidate that accounts for the smaller potential market size.
Sales of any of our product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such product candidates will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.
There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products. In the United States, for example, principal decisions about reimbursement for new products are typically made by the Centers for Medicare & Medicaid Services (CMS), an agency within the U.S. Department of Health and Human Services (HHS). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private third-party payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one third-party payor’s determination to provide coverage for a product candidate does not assure that other payors will also provide coverage for the product candidate or at the same level of reimbursement. As a result, the coverage determination process is often time-consuming and costly. This process will require us to provide scientific and clinical support for the use of our products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.
Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Further, such payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical product candidates. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific product candidates on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. We may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost effectiveness of our products. Nonetheless, our product candidates may not be considered medically necessary or cost effective. We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be.
Outside the United States, the commercialization of therapeutics is generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as our product candidates. In many countries, particularly the countries of the European Union (EU), medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.
If we are unable to establish or sustain coverage and adequate reimbursement for any product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates, if approved. Coverage policies and third-party payor reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.
Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage, such inability could have an adverse effect on our business and financial condition. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.
Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates, if approved. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition. Also, our insurance policies may have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.
We may be sued if any of our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing, or sale post-approval. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, or a breach of warranties. Claims could also be asserted under state consumer protection laws. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit testing and commercialization of our products. Even successful defense would require significant financial and management resources.
Regardless of the merits or eventual outcome, liability claims may result in:
•
delays in the development of our product candidates;

•
FDA, EMA or other regulatory authority investigation of the safety and effectiveness of our products, our manufacturing processes and facilities or our marketing programs;

•
decreased or interrupted demand for our products;

•
injury to our reputation;

•
withdrawal of clinical trial participants and inability to continue clinical trials;

•
initiation of investigations by regulators;

•
costs to defend the related litigation;

•
a diversion of management’s time and our resources;

•
substantial monetary awards to trial participants or patients;

•
product recalls, withdrawals or labeling, marketing, or promotional restrictions;

•
loss of revenue;

•
exhaustion of any available insurance and our capital resources; and

•
the inability to commercialize any products.

Risks Related to Regulatory Approval and Other Legal Compliance Matters
The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval of our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.
Our product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing. Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is costly, unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. Even if we eventually complete clinical testing and receive approval for our product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve our product candidates for a more limited indication or a narrower patient population than we originally requested or may impose other prescribing limitations or warnings that limit the product’s commercial potential. We have not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of our product candidates will ever obtain regulatory approval. Further, development of our product candidates and/or regulatory approval may be delayed for reasons beyond our control. We cannot provide any assurance that any product candidate we may develop will progress through required clinical testing and obtain the regulatory approvals necessary for us to begin selling them.
We have not conducted, managed or completed large-scale or pivotal clinical trials nor managed the regulatory approval process with the FDA or any other regulatory authority. Applications for our product candidates could fail to receive regulatory approval for many reasons, including the following:
•
the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of our clinical trials;

•
the FDA, EMA or other comparable foreign regulatory authorities may determine that our product candidates are not safe and effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude our obtaining marketing approval or prevent or limit commercial use;

•
the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which we seek approval;

•
the FDA, EMA or other comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•
we may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that our product candidate’s risk-benefit ratio for its proposed indication is acceptable;

•
the FDA, EMA or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•
the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects. Any delay or failure in seeking or obtaining required approvals would have a material and adverse effect on our ability to generate revenue from any particular product candidates we are developing and for which we are seeking approval. Furthermore, any regulatory approval to market a drug may be subject to significant limitations on the approved uses or indications for which we may market, promote and advertise the drug or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) plan as part of approving an NDA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. These requirements or restrictions might include limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may significantly limit the size of the market for the drug and affect reimbursement by third-party payors.
We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA and EMA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.
The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.
Our ongoing clinical trials are being undertaken in the United States. We may choose to conduct additional clinical trials internationally. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from United States clinical trials are intended to serve as the basis for marketing approval in the foreign countries outside the United States, the standards for clinical trials and approval may be different. There can be no assurance that any United States or foreign regulatory authority would accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.
Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.
Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA or EMA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.
Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our potential product candidates will be harmed.
The regulatory approval processes for product candidates that target rare diseases, including DMD, BMD and LGMD are uncertain.
Due to the lack of precedent, broad discretion of regulatory authorities, and a multitude of unique factors that impact the regulatory approval process, the likelihood of the approval of any of our product candidates that target rare diseases, such as DMD, BMD and LGMD is uncertain, and we may not be able to anticipate, prepare for or satisfy requests or requirements from regulatory authorities, including completing and submitting planned Investigational New Drug (IND) and new drug applications (NDA) for our product candidates, in a timely manner, or at all. For example, DMD is a rare disease for which there are only two FDA approved therapeutics. In addition, no therapies are currently approved for BMD in the United States or the EU. Further, the FDA may determine, after evaluation of our data and analyses, that such data and analyses do not support an NDA submission, filing or approval. Due to this lack of predictability, we may not have the resources necessary to meet regulatory requirements and successfully complete a potentially protracted, expensive and wide-ranging approval process for commercialization of product candidates for rare diseases.
Even if our product candidates receive regulatory approval, they will be subject to significant post-marketing regulatory requirements and oversight.
Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities and on-going surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements and regulatory inspection. For example, the FDA may require a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with cGMPs and GCPs for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. In addition, failure to comply with FDA, EMA and other comparable foreign regulatory requirements may subject our company to administrative or judicially imposed sanctions, including:
•
delays in or the rejection of product approvals;

•
restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;

•
restrictions on the products, manufacturers or manufacturing process;

•
warning or untitled letters;

•
civil and criminal penalties;

•
injunctions;

•
suspension or withdrawal of regulatory approvals;

•
product seizures, detentions or import bans;

•
voluntary or mandatory product recalls and publicity requirements;

•
total or partial suspension of production; and

•
imposition of restrictions on operations, including costly new manufacturing requirements.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates, if approved, and generate revenue. Furthermore, non-compliance by us or any future collaborator with regulatory requirements, including safety monitoring and with requirements related to the development of products for the pediatric population can also result in significant financial penalties.
We may not be able to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for our product candidates and, even if we do, that exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products.
Regulatory authorities in some jurisdictions, including the United States and the EU, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. However, there can be no assurances that we will be able to obtain orphan designations for our product candidates.
In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in limited circumstances. The applicable exclusivity period is 10 years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.
We intend to seek orphan drug designation for EDG-5506 in DMD and BMD and may seek orphan drug designation for other product candidates. Even if we obtain orphan drug designation for a product candidate, we may not be able to obtain or maintain orphan drug exclusivity for that product candidate. We may not be the first to obtain marketing approval of any product candidate for which we have obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if we are unable to ensure that we will be able to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the product with orphan exclusivity is unable to maintain sufficient product quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process or entitles the product candidate to priority review.

Where appropriate, we plan to secure approval from the FDA or comparable foreign regulatory authorities through the use of accelerated registration pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post-marketing requirements, the FDA may seek to withdraw accelerated approval.
Where possible, we plan to pursue accelerated development strategies in areas of high unmet need. We may seek an accelerated approval pathway for our one or more of our product candidates. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.
Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other comparable foreign regulatory authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for our product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.
We may face difficulties from changes to current regulations and future legislation.
Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability.
We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the current U.S. administration may impact our business and industry, which could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. It is difficult to predict how current and future legislation, executive actions, and litigation, including the executive orders referenced below, will be implemented, and the extent to which they will impact our business, our clinical development, and the FDA’s and other agencies’ ability to exercise their regulatory authority, including FDA’s pre-approval inspection and timely review of any regulatory filings or applications we submit to the FDA. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course or constraints on our business operations, including operations of our contractors, our business may be negatively impacted.
For example, in March 2010, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the ACA), was passed, which substantially changed the way healthcare is financed by both the government and private insurers, and continues to significantly impact the U.S. pharmaceutical industry. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA. For example, various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court. Although the Supreme Court has not yet ruled on the constitutionality of the ACA, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. We cannot predict how the Supreme Court will rule on these challenges, how future litigation will impact our business, or what other healthcare measures and regulations will ultimately be implemented at the federal or state level or the effect of any future legislation or regulation may have on our business.
In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which will remain in effect through 2030, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through March 31, 2021, unless additional congressional action is taken. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for our drugs, if approved, and accordingly, our financial operations.
Moreover, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. At the federal level, the Trump administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. For example, in 2020, HHS and CMS issued various rules that are expected to impact, among others, price reductions from pharmaceutical manufacturers to plan sponsors under Part D, fee arrangements between pharmacy benefit managers and manufacturers, manufacturer price reporting requirements under the Medicaid Drug Rebate Program, including regulations that affect manufacturer-sponsored patient assistance programs subject to pharmacy benefit manager accumulator programs and Best Price reporting related to certain value-based purchasing arrangements. Multiple lawsuits have been brought against the HHS challenging various aspects of the rules. In January 2021, the Biden administration issued a “regulatory freeze” memorandum that directs department and agency heads to review new or pending rules of the prior administration. It is unclear whether these new regulations will be withdrawn or when they will become fully effective under the Biden administration. The impact of these lawsuits as well as legislative, executive, and administrative actions of the Biden administration on us and the pharmaceutical industry as a whole is unclear.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. These and any further changes in the law or regulatory framework that reduce our revenue or increase our costs could also have a material and adverse effect on our business, financial condition and results of operations.
We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates. It is also possible that additional governmental action is taken to address the COVID-19 pandemic.
Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for biotechnology products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.
The regulatory framework for privacy and personal information security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. The U.S. federal and various state, local and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding, the collection, distribution, use, disclosure, storage, security and other processing of personal information.
Additionally, the collection and use of health data and other personal data is governed in the EU by the General Data Protection Regulation (GDPR), which extends the geographical scope of EU data protection law to entities and operations outside of the EU under certain conditions and imposes substantial obligations upon companies and new rights for individuals, and by certain EU Member State-level legislation. Failure to comply with the GDPR may result in fines up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. The GDPR may increase our responsibility and liability in relation to personal data that we may process, and we may be required to put in place additional measures in an effort to comply with the GDPR and with other laws and regulations in the EU, including those of EU Member States, relating to privacy and data protection. This may be onerous and if our efforts to comply with GDPR or other applicable EU laws and regulations are not successful, or are perceived to be unsuccessful, it could adversely affect our business in the EU. Further, the European Court of Justice (ECJ) invalidated the EU-U.S. Privacy Shield, which had enabled the transfer of personal data from the EU to the U.S. for companies that had self-certified to the Privacy Shield in July 2020. The ECJ decision also raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses, and EU regulators have issued additional guidance regarding considerations and requirements that we and other companies must consider and undertake when using the Standard Contractual Clauses. Although the EU has presented a new draft set of contractual clauses, at present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the Standard Contractual Clauses. To the extent that we were to rely on the EU-U.S. or Swiss-U.S. Privacy Shield programs, we will not be able to do so in the future, and the ECJ’s decision and other regulatory guidance or developments otherwise may impose additional obligations with respect to the transfer of personal data from the EU and Switzerland to the U.S., each of which could restrict our activities in those jurisdictions, limit our ability to provide our products and services in those jurisdictions, or increase our costs and obligations and impose limitations upon our ability to efficiently transfer personal data from the EU and Switzerland to the U.S.

Further, the exit of the United Kingdom (UK) from the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. Specifically, the UK exited the EU on January 1, 2020, subject to a transition period that ended December 31, 2020. Under the post-Brexit Trade and Cooperation Agreement between the EU and the UK, the UK and EU have agreed that transfers of personal data to the UK from EEA member states will not be treated as ‘restricted transfers’ to a non-EEA country for a period of up to four months from January 1, 2021, plus a potential further two-month extension (the “Extended Adequacy Assessment Period”). Although the current maximum duration of the Extended Adequacy Assessment Period is six months, it may end sooner, for example, in the event that the European Commission adopts an ‘adequacy decision’ in respect of the UK, or the UK amends the UK GDPR and/or makes certain changes regarding data transfers under the UK GDPR/Data Protection Act 2018 without the consent of the EU (unless those amendments or decisions are made simply to keep relevant UK laws aligned with the EU’s data protection regime). If the European Commission does not adopt an ‘adequacy decision’ in respect of the UK prior to the expiry of the Extended Adequacy Assessment Period, from that point onwards the UK will be an ‘inadequate third country’ under the GDPR and transfers of personal data from the EEA to the UK will require a ‘transfer mechanism’ such as the Standard Contractual Clauses. The UK has implemented legislation similar to the GDPR, referred to as the UK GDPR, which provides for fines of up to the greater of £17.5 million or 4% of global turnover. As of January 1, 2021, the UK is a “third country” under the GDPR, and the relationship between the UK and EU in relation to aspects of data protection law in the medium and longer term remains unclear, including with respect to cross-border data transfers and the role of the UK Information Commissioner’s Office with respect to the EU, which exposes us to further compliance risk. We may incur liabilities, expenses, costs, and other operational losses relating to the GDPR, the UK GDPR, and other laws and regulations in the EU and UK relating to privacy and data protection, including those of applicable EU Member States in connection with any measures we take to comply with them. Finally, state and foreign laws may apply generally to the privacy and security of information we maintain, and may differ from each other in significant ways, thus complicating compliance efforts and potentially requiring us to undertake additional measures to comply with them.
In the United States, there are a broad variety of data protection laws and regulations that may apply to our activities such as state data breach notification laws, state personal data privacy laws (for example, the California Consumer Privacy Act of 2018 (CCPA)), state health information privacy laws, and federal and state consumer protection laws. A range of enforcement agencies exist at both the state and federal levels that can enforce these laws and regulations. For example, the CCPA requires covered businesses that process personal information of California residents to disclose their data collection, use and sharing practices. Further, the CCPA provides California residents with new data privacy rights (including the ability to opt out of certain disclosures of personal data), imposes new operational requirements for covered businesses, provides for civil penalties for violations as well as a private right of action for data breaches and statutory damages (that is expected to increase data breach class action litigation and result in significant exposure to costly legal judgements and settlements). Aspects of the CCPA and its interpretation and enforcement remain uncertain. In addition, it is anticipated that the CCPA will be expanded on January 1, 2023, when the California Privacy Rights Act of 2020 (CPRA) becomes operative. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal information, further restrict the use of cross-contextual advertising, establish restrictions on the retention of personal information, expand the types of data breaches subject to the CCPA’s private right of action, provide for increased penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the new legislation. Although there are limited exemptions for clinical trial data under the CCPA, the CCPA and other similar laws could impact our business activities, depending on their interpretation.
With the GDPR, CCPA, CRPA and other laws, regulations and other obligations relating to privacy and data protection imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other obligations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. Additionally, if third parties we work with, such as vendors or service providers, violate applicable laws or regulations or our policies, such violations may also put our or our customers’ data at risk and could in turn have an adverse effect on our business. Any failure or perceived failure by us or our service providers to comply with our applicable policies or notices relating to privacy or data protection, our contractual or other obligations to third parties, or any of our other legal obligations relating to privacy or data protection, may result in governmental investigations or enforcement actions, litigation, claims and other proceedings, harm our reputation, and could result in significant liability.
Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the U.S. Securities and Exchange Commission (SEC) and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, in recent years, including in 2018 and 2019, the U.S. government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, upon completion of this offering and in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Our relationships with healthcare professionals, clinical investigators, CROs and third-party payors in connection with our current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, government price reporting, and health information privacy and security laws, which could expose us to significant losses, including, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens and diminished profits and future earnings.
Healthcare providers and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, clinical investigators, CROs, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, as well as market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations may include the following:
•
the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

•
the federal false claims laws, including the civil False Claims Act, which can be enforced by private citizens through civil whistleblower or qui tam actions, and civil monetary penalties laws, prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•
the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), prohibits, among other things, executing or attempting to execute a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) and their implementing regulations, also imposes obligations, including mandatory contractual terms, on covered entities, which are health plans, healthcare clearinghouses, and certain health care providers, as those terms are defined by HIPAA, and their respective business associates and their subcontractors, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;
•
the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information regarding payments and other transfers of value to physicians, defined to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals as well as information regarding ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, reporting obligations with respect to covered recipients will be expanded to include physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and anesthesiologist assistants, and certified nurse midwives for payments and transfers of value made during the previous year; and

•
analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance regulations promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures, or drug pricing; state and local laws that require the registration of pharmaceutical sales and medical representatives; state laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare and data privacy laws and regulations will involve substantial ongoing costs, and may require us to undertake or implement additional policies or measures. We may face claims and proceedings by private parties, and claims, investigations and other proceedings by governmental authorities, relating to allegations that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, and it is possible that courts or governmental authorities may conclude that we have not complied with them, or that we may find it necessary or appropriate to settle any such claims or other proceedings. In connection with any such claims, proceedings, or settlements, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities. Misconduct by these parties could include failures to comply with FDA regulations, provide accurate information to the FDA, comply with federal and state health care fraud and abuse laws and regulations, accurately report financial information or data or disclose unauthorized activities to us. In particular, research, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of conduct, but it is not always possible to identify and deter misconduct by these parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations.
If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.
We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.
Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of hazardous and flammable materials, including chemicals and biological materials.
In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.
Our business activities may be subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws of other countries in which we operate, as well as U.S. and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.
Our business activities are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. These laws generally prohibit companies and their employees, agents, representatives, business partners, and third-party intermediaries from, directly or indirectly, offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to recipients in the public or private sector in order to influence official action or otherwise obtain or retain business. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, hospitals are owned and operated by the government, and doctors and other hospital employees would be considered foreign officials under the FCPA. Recently, the SEC and DOJ have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies.
We sometimes leverage third parties to assist with the conduct of our business abroad. We, our employees, agents, representatives, business partners and our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our employees, agents, representatives, business partners and third-party intermediaries will not take actions in violation of applicable law for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.
These laws also require that we make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls and compliance procedures designed to prevent violations of anti-corruption laws. There is no certainty that all of our employees, agents, representatives, business partners and third-party intermediaries, or those of our affiliates, will comply with applicable laws and regulations, for which we may be ultimately held responsible.
Violations of these laws and regulations could result in whistleblower complaints, fines, severe civil or criminal sanctions, settlements, prosecution, enforcement actions, damages, adverse media coverage, investigations, loss of export privileges, disgorgement, and other remedial measures and prohibitions on the conduct of our business including our ability to offer our products in one or more countries. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. As a general matter, investigations, enforcement actions and sanctions could damage our reputation, our brand, our international activities, our ability to attract and retain employees and our business, prospects, operating results and financial condition.
In addition, our products may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations. Governmental regulation of the import or export of our products, or our failure to obtain any required import or export authorization for our products, when applicable, could harm our international sales and adversely affect our revenue. Compliance with applicable regulatory requirements regarding the export of our products may create delays in the introduction of our products in international markets or, in some cases, prevent the export of our products to some countries altogether. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions. If we fail to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or products targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business.
Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business
Our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees.
To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. We are highly dependent on the principal members of our management and scientific and medical staff, particularly Alan Russell, our Co-Founder and Chief Scientific Officer. Additionally, the COVID-19 pandemic may interfere with our ability to hire or retain personnel. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our executive officers could be detrimental to us if we cannot recruit suitable replacements in a timely manner. We do not maintain “key person” insurance for any of our executives or other employees. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts.
Many of the other biotechnology companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.
Additionally, we rely on our scientific founders and other scientific and clinical advisors and consultants to assist us in formulating our research, development and clinical strategies. These advisors and consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, these advisors and consultants typically will not enter into non-compete agreements with us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. Furthermore, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. In particular, if we are unable to maintain consulting relationships with our scientific founders or if they provide services to our competitors, our development and commercialization efforts will be impaired and our business will be significantly harmed.
If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates, we may not be able to successfully sell or market our product candidates that obtain regulatory approval.
We currently do not have and have never had a marketing or sales team. In order to commercialize any product candidates, if approved, we must build marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product candidates. We may not be successful in accomplishing these required tasks.
Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates will be expensive and time-consuming and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration and such arrangements may prove to be less profitable than commercializing the product on our own. If we are unable to enter into such arrangements when needed, on acceptable terms, or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer, and we may incur significant additional losses.
In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.
As of December 31, 2020, we had 19 full-time employees. Of these employees, 14 are engaged in research or product development and clinical activities. In order to successfully implement our development and commercialization plans and strategies, and as we transition into operating as a public company, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:
•
identifying, recruiting, integrating, maintaining and motivating additional employees;

•
managing our internal development efforts effectively, including the clinical, FDA, EMA and other comparable foreign regulatory agencies’ review process for EDG-5506 and any other product candidates, while complying with any contractual obligations to contractors and other third parties we may have; and

•
improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to successfully develop and, if approved, commercialize EDG-5506 and other product candidates will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.
We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including key aspects of our research and development, clinical development and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by third-party service providers is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain marketing approval of EDG-5506 and any other product candidates or otherwise advance our business. We cannot assure you that we will be able to manage our existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.
If we are not able to effectively expand our organization by hiring new employees and/or engaging additional third-party service providers, we may not be able to successfully implement the tasks necessary to further develop and commercialize EDG-5506 and other product candidates and, accordingly, may not achieve our research, development and commercialization goals.
Our computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems, and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including supply chain cyber attacks or the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to the loss, destruction, alteration, prevention of access to, disclosure, or dissemination of, or damage or unauthorized access to, our data (including trade secrets or other confidential information, intellectual property, proprietary business information, and personal information) or data that is processed or maintained on our behalf, or other assets, which could result in financial, legal, business and reputational harm to us. For example, in 2019, one our CROs experienced a cybersecurity breach which resulted in unauthorized access to certain of our preclinical data. We have received phishing attacks, and companies have, in general, experienced an increase in phishing and social engineering attacks from third parties in connection with the COVID-19 pandemic, and the increase in remote working further increases security threats. To the extent that any disruption or security incident were to result in any loss, destruction, unavailability, alteration, disclosure, or dissemination of, or damage or unauthorized access to, our applications, any other data processed or maintained on our behalf or other assets, or for it to be believed or reported that any of these occurred, we could incur liability, financial harm and reputational damage and the development and commercialization of our product candidates could be delayed. We cannot assure you that our data protection efforts and our investment in information technology, or the efforts or investments of CROs, consultants or other third parties, will prevent significant breakdowns or breaches in systems or other cyber incidents that cause loss, destruction, unavailability, alteration or dissemination of, or damage or unauthorized access to, our data and other data processed or maintained on our behalf or other assets that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs and the development of our product candidates could be delayed. In addition, the loss of clinical trial data for our product candidates could result in delays in our marketing approval efforts and significantly increase our costs to recover or reproduce the data. Further, any such event that leads to loss, damage, or unauthorized access to, or use, alteration, or disclosure or dissemination of, personal information, including personal information regarding our clinical trial subjects or employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.
Notifications and follow-up actions related to a security incident could impact our reputation and cause us to incur significant costs, including legal expenses and remediation costs. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the lost data. We expect to incur significant costs in an effort to detect and prevent security incidents, and we may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security incident. We also rely on third parties to manufacture our product candidates, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security incident were to result in any loss, destruction, or alteration of, or damage or unauthorized access to, our data or other information that is processed or maintained on our behalf, or inappropriate disclosure of or dissemination of any such information, we could be exposed to litigation and governmental investigations, the further development and commercialization of our product candidates could be delayed, and we could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.
Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in or, failure or security breach of our systems or third-party systems where information important to our business operations or commercial development is stored. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.
Our operations are vulnerable to interruption by fire, earthquakes, power loss, telecommunications failure, terrorist activity, pandemics and other events beyond our control, which could harm our business.
Our facilities are located in Boulder, Colorado. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major flood, blizzard, fire, earthquake, power loss, terrorist activity, pandemics or other disasters and do not have a recovery plan for such disasters. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business. Also, our contract development and manufacturing organizations’ (CDMOs) and suppliers’ facilities are located in multiple locations where other natural disasters or similar events which could severely disrupt our operations, could expose us to liability and could have a material adverse effect on our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.
A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.
We may seek regulatory approval of our product candidates outside of the United States and, accordingly, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including:
•
differing regulatory requirements and reimbursement regimes in foreign countries;

•
unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•
economic weakness, including inflation, or political instability in particular foreign economies and markets;

•
compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•
foreign taxes, including withholding of payroll taxes;

•
foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•
difficulties staffing and managing foreign operations;

•
workforce uncertainty in countries where labor unrest is more common than in the United States;

•
potential liability under the FCPA or comparable foreign regulations;

•
challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•
production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•
business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.
Risks Related to Our Intellectual Property
Our success depends on our ability to protect our intellectual property and our proprietary technologies. Presently, our patent portfolio is pending in prosecution and we do not own any issued patents or in-license any issued patents.
Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection for our product candidates, proprietary technologies and their uses as well as our ability to operate without infringing upon the proprietary rights of others. We generally seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates, proprietary technologies and their uses that are important to our business. We also seek to protect our proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties.
Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that our patent applications or the patent applications of our licensor will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.
Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our and our licensor’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. These uncertainties and/or limitations in our ability to properly protect the intellectual property rights relating to our product candidates could have a material adverse effect on our financial condition and results of operations.
Presently, our patent portfolio is pending in prosecution and we do not own any issued patents or in-license any issued patents. We cannot be certain that the claims in our U.S. pending patent applications, corresponding international patent applications and patent applications in certain foreign territories, or that of our licensor, will be considered patentable by the United States Patent and Trademark Office (USPTO), courts in the United States or by the patent offices and courts in foreign countries, nor can we be certain that issued claims will not be found invalid or unenforceable if challenged.
The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or any of our potential future collaborators will be successful in protecting our product candidates by obtaining and defending patents. These risks and uncertainties include the following:
•
the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•
patent applications may not result in any patents being issued;

•
patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•
our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or eliminate our ability to make, use and sell our potential product candidates;

•
there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•
countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates.

The patent prosecution process is also expensive and time-consuming, and we and our licensor may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we or our licensor will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.
In addition, although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.
Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected.
The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications and those of our licensor may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we own or in-license currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own or in-license may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our product candidates will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents or the patents of our licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.
The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents or the patents of our licensor may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (PGR) and inter partes review (IPR), or other similar proceedings challenging our owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, our patents or the patents of our licensor may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our priority of invention or other features of patentability with respect to our patents and patent applications and those of our licensor. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.
Intellectual property rights do not necessarily address all potential threats to our competitive advantage.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
•
others may be able to develop products that are similar to our product candidates but that are not covered by the claims of the patents that we own or license;

•
we or our licensor or collaborators might not have been the first to make the inventions covered by the patent applications that we own or license;

•
we or our licensor or collaborators might not have been the first to file patent applications covering certain of our inventions;

•
others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•
it is possible that the pending patent applications we own or license will not lead to issued patents;

•
our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•
we may not develop additional proprietary technologies that are patentable;

•
the patents of others may have an adverse effect on our business; and

•
we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third-party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm our business, results of operations and prospects.
Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.
Our commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our product candidates and products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates.
As the biopharmaceutical industry expands and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third-party patents that may be infringed by commercialization of any of our product candidates, and we cannot be certain that we were the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently-pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which we are aware, but which we do not believe is relevant to our business, which may, nonetheless, ultimately be found to limit our ability to make, use, sell, offer for sale or import our products that may be approved in the future, or impair our competitive position. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:
•
result in costly litigation that may cause negative publicity;

•
divert the time and attention of our technical personnel and management;

•
cause development delays;

•
prevent us from commercializing any of our product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

•
require us to develop non-infringing technology, which may not be possible on a cost-effective basis;

•
subject us to significant liability to third parties; or

•
require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in our competitors gaining access to the same technology.

Although no third-party has asserted a claim of patent infringement against us as of the date of this prospectus, others may hold proprietary rights that could prevent our product candidates from being marketed. For example, we are aware of an issued patent that claims a method of treatment based upon a general mode of action. These claims could be alleged to cover EDG-5506 in certain treatment indications. While we believe that these patents are difficult to enforce and that we would have valid defenses to these claims of patent infringement, we cannot be certain that we would prevail in any dispute and we cannot be certain how an adverse determination would affect our business.
It is possible that a third party may assert a claim of patent infringement directed at any of our product candidates. Any patent-related legal action against us claiming damages and seeking to enjoin commercial activities relating to our products, treatment indications, or processes could subject us to significant liability for damages, including treble damages if we were determined to willfully infringe, and require us to obtain a license to manufacture or market our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our product candidates, treatment indications, or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent us from developing and commercializing our product candidates, which could harm our business, financial condition and operating results. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology.
Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.
We may in the future pursue invalidity proceedings with respect to third-party patents. The outcome following legal assertions of invalidity is unpredictable. Even if resolved in our favor, these legal proceedings may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such proceedings adequately. Some of these third parties may be able to sustain the costs of such proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent proceedings could compromise our ability to compete in the marketplace. If we do not prevail in the patent proceedings the third parties may assert a claim of patent infringement directed at our product candidates.
We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.
Many pharmaceutical companies, biotechnology companies, and academic institutions may have patents and patent applications potentially relevant to our business. We may find it necessary or prudent to obtain licenses to such patents from such third-party intellectual property holders, for example, in order to avoid infringing these third-party patents. We have entered into a license agreement with The Ohio State Innovation Foundation pursuant to which we have acquired the exclusive right to certain patents and patent applications in the field of muscular diseases/disorders. We may also require licenses from third parties for certain technologies for use with future product candidates. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We may be involved in lawsuits to protect or enforce our patents or our licensor’s patents, which could be expensive, time consuming and unsuccessful. Further, our issued patents or our licensor’s patents could be found invalid or unenforceable if challenged in court.
Competitors may infringe our intellectual property rights. To prevent infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in a patent infringement proceeding, a court may decide that a patent we own or in-license is not valid, is unenforceable and/or is not infringed. If we or any of our potential future collaborators were to initiate legal proceedings against a third-party to enforce a patent directed at one of our product candidates, the defendant could counterclaim that our patent or the patent of our licensor is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of sufficient written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.
Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). The outcome following legal assertions of invalidity and/or unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our licensor, and the patent examiners are unaware during prosecution. There is also no assurance that there is not prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim in our patents and patent applications or the patents and patent applications of our licensor, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. If a third-party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology or proprietary drug discovery platform, or any product candidates that we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations and prospects.
In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.
Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.
In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology.
Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common shares to decline.
During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing products, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.
Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.
Derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensor. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our product candidates to market.
Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.
As is the case with other pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us.
For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patent and the patents we might obtain or license in the future.
We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
We may also be subject to claims that former employees or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.
Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
If we do not obtain patent term extension for our product candidates, our business may be materially harmed.
Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one or more of our U.S. patents or those of our licensor may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Amendments). The Hatch- Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our product candidates. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our patents, the patents of our licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or our licensor’s patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents or the patents of our licensors at risk of being invalidated or interpreted narrowly and our patent applications or the patent applications of our licensor at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.
Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of our patents and/or applications and those of our licensors. We have systems in place to remind us to pay these fees, and we rely on our outside patent annuity service to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
We intend to use registered or unregistered trademarks or trade names to brand and market ourselves and our products. Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition, we rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.
Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced, and our competitive position would be harmed. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.
We may be subject to claims that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets.
We have entered into and may enter in the future into non-disclosure and confidentiality agreements to protect the proprietary positions of third parties, such as outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors, potential partners, lessees of shared multi-company property and other third parties. We may become subject to litigation where a third-party asserts that we or our employees inadvertently or otherwise breached the agreements and used or disclosed trade secrets or other information proprietary to the third parties. Defense of such matters, regardless of their merit, could involve substantial litigation expense and be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions. Moreover, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology. Failure to defend against any such claim could subject us to significant liability for monetary damages or prevent or delay our developmental and commercialization efforts, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.
Parties making claims against us may be able to sustain the costs of complex intellectual property litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, operating results, financial condition and prospects.
We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.
As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.
Our rights to develop and commercialize our technology and product candidates may be subject, in part, to the terms and conditions of licenses granted to us by others.
We have entered into a license agreement with The Ohio State Innovation Foundation pursuant to which we have acquired the exclusive right to certain patents and patent applications in the field of muscular diseases/disorders. We may enter into additional license agreements in the future with others to advance our research or allow commercialization of product candidates. These and other licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our technology and products in the future.
In addition, subject to the terms of any such license agreements, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that we license from third parties. In such an event, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of our business. If our licensor fails to prosecute, maintain, enforce, and defend such patents, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our products that are subject of such licensed rights could be adversely affected.
Our licensor may have relied on third-party consultants or collaborators or on funds from third parties such that our licensor are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
It is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current technology, manufacturing methods, product candidates, or future methods or products resulting in either an injunction prohibiting our manufacture or future sales, or, with respect to our future sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties, which could be significant.
If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.
Disputes may arise between us and our licensor or potential licensors regarding intellectual property subject to a license agreement, including:
•
the scope of rights granted under the license agreement and other interpretation-related issues;

•
whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•
our right to sublicense patents and other rights to third parties;

•
our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•
our right to transfer or assign the license;

•
the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

•
the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.
In spite of our best efforts, our licensor or potential licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to ours. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
The patent protection and patent prosecution for some of our product candidates may be dependent on third parties.
While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents relating to our product candidates are controlled by our licensor, potential licensors or collaboration partners. If any of our licensor, potential licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.
Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.
We have in-licensed patent applications that were generated through the use of U.S. government funding or grants, and may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third-party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). If the U.S. government exercised its march-in rights in our future intellectual property rights that are generated through the use of U.S. government funding or grants, we could be forced to license or sublicense intellectual property developed by us or that we license on terms unfavorable to us, and there can be no assurance that we would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S.

industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.
Risks Related to Our Dependence on Third Parties
We rely, and expect to continue to rely, on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies, which may harm our business.
We do not have the ability to independently conduct our clinical trials. We currently rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct our current and planned clinical trials of EDG-5506 and we expect to continue to rely upon third parties to conduct additional clinical trials for EDG-5506 and other product candidates. Third parties have a significant role in the conduct of our clinical trials and the subsequent collection and analysis of data. These third parties are not our employees, and except for remedies available to us under our agreements with such third parties, we have limited ability to control the amount or timing of resources that any such third-party will devote to our clinical trials. Furthermore, the competition for third parties has increased as a result of COVID-19. The third parties we rely on for these services may also have relationships with other entities, some of which may be our competitors. Some of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements with a third-party, it would delay our drug development activities.
Our reliance on these third parties for such drug development activities will reduce our control over these activities but will not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with GCP standards, regulations for conducting, recording and reporting the results of clinical trials to assure that data and reported results are reliable and accurate and that the rights, integrity and confidentiality of trial participants are protected. The EMA also requires us to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials substantially comply with GCP regulations. In addition, our clinical trials must be conducted with product produced under current cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the marketing approval process.
If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.
We also expect to rely on third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.
We contract with third parties for the production of our product candidates for preclinical studies and, in the case of EDG-5506, our ongoing clinical trial, and expect to continue to do so for additional clinical trials and ultimately for commercialization. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of our product candidates or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.
We do not currently have the infrastructure or internal capability to manufacture supplies of our product candidates for use in development and commercialization. We rely, and expect to continue to rely, on third-party manufacturers for the production of our product candidates for preclinical studies and clinical trials under the guidance of members of our organization. In the case of EDG-5506, we have recently switched from an international supplier to a supplier based in the United States to minimize manufacturing supply chain disruptions as a result of COVID-19. Competition for third-party manufacturers has increased as a result of COVID-19. We will be relying on a single third-party manufacturer and we currently have no alternative manufacturer in place. Changing our third-party manufacturer could result in delays in our manufacturing supply chain which could delay or otherwise impact our development of EDG-5506 and result in increased costs related to EDG-5506. We do not have long-term supply agreements, and we purchase our required drug product on a purchase order basis, which means that aside from any binding purchase orders we have from time to time, our supplier could cease supplying to us or change the terms on which it is willing to continue supplying to us at any time. If we were to experience an unexpected loss of supply of EDG-5506 or any other product candidates for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing clinical trials.
We expect to continue to rely on third-party manufacturers for the commercial supply of any of our product candidates for which we obtain marketing approval. We may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:
•
the failure of the third-party to manufacture our product candidates according to our schedule and specifications, or at all, including if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

•
the termination or nonrenewal of arrangements or agreements by our third-party contractors at a time that is costly or inconvenient for us;

•
the breach by the third-party contractors of our agreements with them;

•
the failure of third-party contractors to comply with applicable regulatory requirements, including cGMPs;

•
the failure of the third-party to manufacture our product candidates according to our specifications;

•
the mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

•
clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•
the misappropriation of our proprietary information, including our trade secrets and know-how.

We do not have complete control over all aspects of the manufacturing process of our CDMOs and are dependent on these CDMOs for compliance with cGMP regulations for manufacturing both active pharmaceutical ingredients (API) and finished drug products. We are in the process of developing our supply chain for each of our product candidates and intend to put in place framework agreements under which CDMOs will generally provide us with necessary quantities of API and drug product on a project-by-project basis based on our development needs. As we advance our product candidates through development, we will consider our lack of redundant supply for the API and drug product for each of our product candidates to protect against any potential supply disruptions. However, we may be unsuccessful in putting in place such framework agreements or protecting against potential supply disruptions.
Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside of the United States. If our CDMOs cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA or others, they will not be able to secure and/or maintain marketing approval for their manufacturing facilities. In addition, we do not have control over the ability of our CDMOs to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we will need to find alternative manufacturing facilities, and those new facilities would need to be inspected and approved by FDA, EMA or comparable regulatory authority prior to commencing manufacturing, which would significantly impact our ability to develop, obtain marketing approval for or market our product candidates, if approved. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates or drugs and harm our business and results of operations.
Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.
Our reliance on third parties may require us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.
Because we currently rely on third parties in the course of our business, we may share our proprietary technology and confidential information, including trade secrets, with them. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements, and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets and despite our efforts to protect our trade secrets, a competitor’s discovery of our proprietary technology and confidential information or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business, financial condition, results of operations and prospects.
If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.
From time to time, we evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:
•
increased operating expenses and cash requirements;

•
the assumption of additional indebtedness or contingent liabilities;

•
the issuance of our equity securities;

•
assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•
the diversion of our management’s attention from our existing programs and initiatives in pursuing such a strategic merger or acquisition;

•
retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

•
risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•
our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions or pursue partnerships in the future, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.
If we decide to establish collaborations, but are not able to establish those collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans.
Our drug development programs and the potential commercialization of our product candidates will require substantial additional cash to fund expenses. We may seek to selectively form collaborations to expand our capabilities, potentially accelerate research and development activities and provide for commercialization activities by third parties. In addition, we intend to explore strategic partnering and collaboration opportunities to out-license rights to our research programs and drug candidates for indications in which we are unlikely to pursue development and commercialization. In parallel, we will also evaluate select external opportunities to strategically expand our portfolio. Any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders, or disrupt our management and business.
We would face significant competition in seeking appropriate collaborators and the negotiation process is time-consuming and complex. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, EMA or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to our ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with us for our product candidate. Further, we may not be successful in our efforts to establish a collaboration or other alternative arrangements for product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy.
In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we are successful in entering into a collaboration, the terms and conditions of that collaboration may restrict us from entering into future agreements on certain terms with potential collaborators.
If and when we seek to enter into collaborations, we may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.
We may enter into collaborations with third parties for the development and commercialization of product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.
If we enter into any collaboration arrangements with any third parties, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaborations involving our product candidates would pose numerous risks to us, including the following:

•
collaborators have significant discretion in determining the efforts and resources that they will apply to, and the manner in which they perform their obligations under, these collaborations and may not perform their obligations as expected;

•
collaborators may deemphasize or not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus, including as a result of a business combination or sale or disposition of a business unit or development function, or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

•
collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•
collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

•
a collaborator with marketing and distribution rights to multiple products may not commit sufficient resources to the marketing and distribution of our product relative to other products;

•
we may grant exclusive rights to our collaborators that would prevent us from collaborating with others;

•
collaborators may not properly obtain, maintain, defend or enforce our intellectual property rights or may use our proprietary information and intellectual property in such a way as to invite litigation or other intellectual property related proceedings that could jeopardize or invalidate our proprietary information and intellectual property or expose us to potential litigation or other intellectual property related proceedings;

•
disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

•
collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

•
collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all;

•
collaborators may not provide us with timely and accurate information regarding development progress and activities under the collaboration or may limit our ability to share such information, which could adversely impact our ability to report progress to our investors and otherwise plan our own development of our product candidates;

•
collaborators may own or co-own intellectual property covering our products that results from our collaborating with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property; and

•
a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

We also collaborate with a network of experts who advise and support our development efforts. In the future, such experts may not collaborate with us which could affect our ability to develop our product candidates and proprietary drug discovery platform as such experts potentially provide us with access to ideas to address the needs of muscle diseases.
Risks Related to This Offering and Ownership of Our Common Stock
We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.
Prior to this offering, no market for shares of our common stock existed and an active trading market for our shares may never develop or be sustained following this offering. We determined the initial public offering price for our common stock through negotiations with the representatives of the underwriters, and the negotiated price may not be indicative of the market price of our common stock after this offering. The market value of our common stock may decrease from the initial public offering price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the initial public offering price. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Furthermore, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic collaborations or acquire companies, technologies or other assets by using our shares of common stock as consideration.
The price of our stock may be volatile, and you could lose all or part of your investment.
The trading price of our common stock following this offering is likely to be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.
Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:
•
the timing and results of preclinical studies and clinical trials of our product candidates, those conducted by third parties or those of our competitors;

•
the success of competitive products or announcements by potential competitors of their product development efforts;

•
regulatory actions with respect to our products or our competitors’ products;

•
actual or anticipated changes in our growth rate relative to our competitors;

•
regulatory or legal developments in the United States and other countries;

•
developments or disputes concerning patent applications, issued patents or other proprietary rights;

•
the recruitment or departure of key personnel;

•
announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

•
actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
market conditions in the pharmaceutical and biotechnology sector;

•
changes in the structure of healthcare payment systems;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
announcement or expectation of additional financing efforts;

•
sales of our common stock by us, our insiders or our other stockholders;

•
expiration of market stand-off or lock-up agreements;

•
the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;

•
the availability of fiscal and monetary stimulus measures to counteract the impact of the COVID-19 pandemic; and

•
general economic, political, industry and market conditions.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common stock.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance.
Our quarterly and annual operating results may fluctuate significantly in the future, which makes it difficult for us to predict our future operating results. From time to time, we may enter into license or collaboration agreements or strategic partnerships with other companies that include development funding and significant upfront and milestone payments and/or royalties, which may become an important source of our revenue. These upfront and milestone payments may vary significantly from period to period and any such variance could cause a significant fluctuation in our operating results from one period to the next.
In addition, we measure compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award as determined by our board of directors, and recognize the cost as an expense over the employee’s requisite service period. As the variables that we use as a basis for valuing these awards change over time, including, after the closing of this offering, our underlying stock price and stock price volatility, the magnitude of the expense that we must recognize may vary significantly.
Furthermore, our operating results may fluctuate due to a variety of other factors, many of which are outside of our control and may be difficult to predict, including the following:
•
the timing and cost of, and level of investment in, research and development activities relating to our current product candidates and any future product candidates and research-stage programs, which will change from time to time;

•
our ability to enroll patients in clinical trials and the timing of enrollment;

•
the cost of manufacturing our current product candidates and any future product candidates, which may vary depending on FDA, EMA or other comparable foreign regulatory authority guidelines and requirements, the quantity of production and the terms of our agreements with manufacturers;

•
expenditures that we will or may incur to acquire or develop additional product candidates and technologies or other assets;

•
the timing and outcomes of clinical trials for EDG-5506 and any of our other product candidates, or competing product candidates;

•
the need to conduct unanticipated clinical trials or trials that are larger or more complex than anticipated;

•
competition from existing and potential future products that compete with EDG-5506, our EDG-6289, EDG-002 and EDG-003 research programs and any of our other product candidates or programs, and changes in the competitive landscape of our industry, including consolidation among our competitors or partners;

•
any delays in regulatory review or approval of EDG-5506 or any of our other product candidates;

•
the level of demand for EDG-5506 and any of our other product candidates, if approved, which may fluctuate significantly and be difficult to predict;

•
the risk/benefit profile, cost and reimbursement policies with respect to our product candidates, if approved, and existing and potential future products that compete with EDG-5506 and any of our other product candidates;

•
our ability to commercialize EDG-5506 and any of our other product candidates, if approved, inside and outside of the United States, either independently or working with third parties;

•
our ability to establish and maintain collaborations, licensing or other arrangements;

•
our ability to adequately support future growth;

•
potential unforeseen business disruptions that increase our costs or expenses;

•
future accounting pronouncements or changes in our accounting policies;

•
the changing and volatile global economic and political environment; and

•
increased impact from COVID-19 on the costs and timing associated with the conduct of our clinical trial and other related business activities.

The cumulative effect of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.
Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
As of December 31, 2020, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 78.9% of our common stock and, upon the closing of this offering, that same group will beneficially own approximately 62.3% of our outstanding common stock (based on the number of shares of common stock outstanding as of December 31, 2020 assuming no exercise of the underwriters’ option to purchase additional shares, no exercise of outstanding options and no purchases of shares in this offering by any of this group), in each case assuming the conversion of all outstanding shares of our convertible preferred stock into shares of our common stock immediately prior to the closing of this offering. These stockholders, acting together, may be able to control matters requiring stockholder approval. For example, they may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transactions. This concentration of ownership control may delay, discourage or prevent a change of control, including unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders, entrench our management and board of directors or delay or prevent a merger, consolidation, takeover or other business combination involving us that other stockholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.
Participation in this offering by our existing stockholders and/or their affiliated entities may reduce the public float for our common stock.
To the extent certain of our existing stockholders who are our affiliates or their affiliated entities participate in this offering, such purchases would reduce the non-affiliate public float of our common stock after this offering, which is the number of shares of our common stock that are not held by officers, directors and affiliated stockholders. A reduction in the public float could reduce the number of shares that are available to be traded at any given time, thereby adversely impacting the liquidity of our common stock and depressing the price at which you may be able to sell shares of common stock purchased in this offering.
You will incur immediate and substantial dilution as a result of this offering.
If you purchase common stock in this offering, you will incur immediate and substantial dilution of approximately $9.95 per share, representing the difference between the initial public offering price of $16.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and our pro forma net tangible book value per share as of December 31, 2020 after giving effect to this offering and the automatic conversion of all outstanding shares of our convertible preferred stock immediately prior to the closing of this offering. As of December 31, 2020, there were 7,552,527 shares subject to outstanding options with a weighted-average exercise price of $0.95 per share. To the extent that these outstanding options or other options that we have issued or may issue in the future are ultimately exercised or the underwriters exercise their option to purchase additional shares, you will incur further dilution. See the section of this prospectus titled “Dilution” for a further description of the dilution you will experience immediately after this offering.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have 47,567,048 outstanding shares of common stock, based on the number of shares outstanding as of December 31, 2020, assuming: (1) no exercise of the underwriters’ option to purchase additional shares and, (2) the conversion of all outstanding shares of our convertible preferred stock into shares of common stock immediately prior to the closing of this offering. This includes the shares that we sell in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates. Of the remaining shares, 36,567,048 shares of our common stock are currently restricted as a result of securities laws or market stand-off or lock-up agreements but will be able to be sold after this offering as described in the “Shares Eligible for Future Sale” section of this prospectus. Moreover, after this offering, holders of an aggregate of 35,557,569 shares of our common stock will have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We also intend to register all shares of common stock that we may issue under our equity incentive plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus.
Our executive officers, directors and the holders of substantially all of our capital stock and securities convertible into or exchangeable for our capital stock have entered into market stand-off agreements with us and lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions described in the section titled “Underwriting,” not to sell, directly or indirectly, any shares of common stock without the permission of the underwriters for a period of 180 days following the date of this prospectus. We refer to such period as the lock-up period. When the lock-up period expires, we and our securityholders subject to a lock-up agreement or market stand-off agreement will be able to sell our shares in the public market. In addition, the underwriters may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason. See the description of the market stand-off agreement with us and the lock-up agreement with the underwriters in the section of this prospectus titled “Shares Eligible for Future Sale” for more information. Sales of a substantial number of such shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
We are an “emerging growth company” and a “smaller reporting company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including:
•
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (Sarbanes-Oxley Act);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•
reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements; and

•
exemptions from the requirements of holding nonbinding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (Exchange Act), which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to related compliance initiatives. Additionally, if we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.
As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an “emerging growth company.” We will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Protection Act, as well as rules adopted, and to be adopted, by the SEC and the Nasdaq Stock Market LLC (Nasdaq). Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly, which will increase our operating expenses. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain sufficient coverage, particularly in light of recent cost increases related to coverage. We cannot accurately predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
In addition, as a public company we will be required to incur additional costs and obligations in order to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act. Under these rules, beginning with our second annual report on Form 10-K after we become a public company, we will be required to make a formal assessment of the effectiveness of our internal control over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaging in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are designed and operating effectively, and implement a continuous reporting and improvement process for internal control over financial reporting.
The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act.
Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.
These inherent limitations include the facts that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds, who could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years and we may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.
We do not intend to pay dividends on our common stock in the foreseeable future, so any returns will be limited to the value of our common stock.
We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to any appreciation in the value of their stock.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as they will be in effect upon closing of this offering, and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our common stock.
Our amended and restated certificate of incorporation and amended and restated bylaws, as they will be in effect upon closing of this offering, will contain provisions that could depress the market price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. These provisions, among other things:
•
establish a classified board of directors so that not all members of our board are elected at one time;

•
permit only the board of directors to establish the number of directors and fill vacancies on the board;

•
provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•
authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);

•
eliminate the ability of our stockholders to call special meetings of stockholders;

•
prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•
prohibit cumulative voting;

•
authorize our board of directors to amend the bylaws;

•
establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

•
require a super-majority vote of stockholders to amend or repeal specified provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as they will be in effect upon closing of this offering.

In addition, Section 203 of the General Corporation Law of the State of Delaware (DGCL), prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.
Our amended and restated bylaws that will become effective upon the closing of this offering provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated bylaws that will become effective upon the closing of this offering provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) is the exclusive forum for the following (except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction):
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a claim of breach of fiduciary duty;

•
any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; and

•
any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.
Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find either exclusive-forum provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Special note regarding forward-looking statements
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, development plans, planned preclinical studies and clinical trials, future results of clinical trials, expected research and development costs, regulatory strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•
the ability of our preclinical studies and planned clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•
our ability to utilize our proprietary drug discovery platform to develop a pipeline of product candidates to address muscle disorders;

•
the timing, progress and results of preclinical studies and clinical trials for EDG-5506, product candidates in our EDG-6289, EDG-002 and EDG-003 programs, and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available, and our research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including timing of INDs and final FDA approval of EDG-5506, product candidates in our EDG-6289, EDG-002 and EDG-003 programs and any other future product candidates;

•
the timing, scope or likelihood of foreign regulatory filings and approvals;

•
our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical studies;

•
our manufacturing, commercialization, and marketing capabilities and strategy;

•
our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•
the need to hire additional personnel and our ability to attract and retain such personnel;

•
the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting and our expectations regarding the implementation of newborn screening for muscular dystrophy;

•
our expectations regarding the approval and use of our product candidates in combination with other drugs;

•
our competitive position and the success of competing therapies that are or may become available;

•
our estimates of the number of patients that we will enroll in our clinical trials;

•
the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidates;

•
our ability to obtain and maintain regulatory approval of our product candidates;

•
our plans relating to the further development of our product candidates, including additional indications we may pursue;

•
existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

•
our expectations regarding the impact of the COVID-19 pandemic on our business;

•
our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering EDG-5506, product candidates in our EDG-6289,

EDG-002 and EDG-003 programs, and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;
•
our continued reliance on third parties to conduct additional preclinical studies and planned clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•
our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;

•
our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•
the pricing and reimbursement of EDG-5506, product candidates in our EDG-6289, EDG-002 and EDG-003 programs, and other product candidates we may develop, if approved;

•
the rate and degree of market acceptance and clinical utility of EDG-5506, product candidates in our EDG-6289, EDG-002 and EDG-003 programs, and other product candidates we may develop;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
our financial performance;

•
the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•
the impact of laws and regulations;

•
our expectations regarding the period during which we will qualify as an emerging growth company under The Jumpstart Our Business Startups Act of 2012 and a smaller reporting company under the Securities Exchange Act of 1934, as amended; and

•
our anticipated use of our existing resources and the proceeds from this offering.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Market, industry and other data
This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. You are cautioned not to give undue weight to any such information, projections and estimates.

Use of proceeds
We estimate that the net proceeds to us from the sale of the shares of our common stock in this offering will be approximately $161.2 million, or approximately $185.7 million if the underwriters exercise their option to purchase additional shares in full, based upon the initial public offering price of $16.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our common stock and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from this offering, together with our existing resources, as follows:
•
approximately $80.0 million to fund the development of our lead product candidate, EDG-5506, including through the completion of our ongoing Phase 1 clinical trial in HVs and patients with BMD and through the readout of our interim results of our planned Phase 2/3 clinical trial in patients with DMD;

•
approximately $55.0 million to fund the research and development of our research-stage programs including EDG-6289, EDG-002 and EDG-003; and

•
the remainder to fund general research and development activities, working capital and other general corporate activities.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through licenses or acquisitions of, or investments in, complementary businesses, products or technologies. While we have no current agreements, commitments or understandings for any specific licenses, acquisitions or investments at this time, we may use a portion of the net proceeds for these purposes, subject to applicable regulatory restrictions.
Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our operations through at least the next 24 months. The net proceeds from this offering, together with our cash and cash equivalents, will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise additional capital to complete the development and commercialization of our products. It is difficult to predict the cost and timing required to complete development and obtain regulatory approval of, and commercialize, our product candidates due to, among other factors, our lack of experience with initiating, conducting and completing clinical trials, and uncertainty regarding the scope and design of clinical trials required to obtain regulatory approval for our product candidates, the rate of subject enrollment in our clinical trials, filing requirements with various regulatory agencies, clinical trial results, the actual costs of manufacturing, supplying and commercializing our product candidates and other factors outside of our control.
Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors including the results of our research and development efforts, the timing, cost and success of preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through future collaborations, if any, and any unforeseen cash needs.
Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, subject to applicable regulatory restrictions.

Dividend policy
We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, and do not anticipate paying any cash dividends in the foreseeable future.

Capitalization
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020, as follows:
•
on an actual basis;

•
on a pro forma basis to reflect (1) the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of 35,557,569 shares of common stock immediately prior to the completion of this offering and (2) the filing of our amended and restated certificate of incorporation immediately prior to the completion of this offering; and

•
on a pro forma as adjusted basis to further reflect (1) the pro forma adjustments set forth above and (2) our issuance and sale of 11,000,000 shares of common stock in this offering at the initial public offering price of $16.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information in conjunction with our financial statements and the related notes appearing elsewhere in this prospectus, as well as the sections of this prospectus titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
	As of December 31, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
		(in thousands, except per share data) (unaudited)
Cash and cash equivalents	$104,916	$104,916	$266,096
Convertible preferred stock, $0.0001 par value per share; 67,318,418 shares authorized,35,557,569 shares issued and outstanding, actual; no shares authorized, issued or outstanding pro forma and pro forma as adjusted	$160,214	$—	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value per share; no shares authorized, issued and outstanding, actual; 200,000,000 shares authorized, no shares issued and outstanding, pro forma and pro forma as adjusted	—	—	—
Common stock, $0.0001 par value per share; 88,000,000 shares authorized, 1,009,479 shares issued and outstanding, actual; 1,000,000,000 shares authorized, 36,567,048 shares issued and outstanding, pro forma; 1,000,000,000 shares authorized, 47,567,048 shares issued and outstanding, pro forma as adjusted	—	4	5
Additional paid-in capital	727	160,937	322,116
Accumulated deficit	(34,147)	(34,147)	(34,147)
Total stockholders’ equity (deficit)	(33,420)	126,794	287,974
Total capitalization	$126,794	$126,794	$287,974
The number of shares of our common stock to be outstanding after this offering is based on 36,567,048 shares of our common stock outstanding as of December 31, 2020 (including convertible preferred stock on an as-converted basis), and excludes the following:
•
7,552,527 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of December 31, 2020, at a weighted-average exercise price of $0.95 per share;

•
87,749 shares of common stock issuable upon the exercise of options to purchase shares of our common stock that we granted after December 31, 2020, at an exercise price of $1.93  per share;

•
198,503 shares of common stock for future issuance under our 2017 Plan as of December 31, 2020;

•
5,040,000 shares of common stock reserved for future issuance under our 2021 Plan, which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•
504,000 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (ESPP), which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

Dilution
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value (deficit) as of December 31, 2020 was $(34.1) million, or $(33.80) per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less deferred offering costs of $0.7 million, our total liabilities and convertible preferred stock, which is not included within our stockholders’ (deficit) equity. Historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by the number of shares of our common stock outstanding as of December 31, 2020.
Our pro forma net tangible book value as of December 31, 2020 was $126.1 million, or $3.45 per share of our common stock. Pro forma net tangible book value represents the amount of our total tangible assets less deferred offering costs of $0.7 million and our total liabilities, after giving effect to the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of 35,557,569 shares of common stock immediately prior to the completion of this offering. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of December 31, 2020, after giving effect to the automatic conversion of all outstanding shares of our convertible preferred stock as of December 31, 2020 into an aggregate of shares of our common stock immediately prior to the completion of this offering as if such conversion had occurred on December 31, 2020.
After giving further effect to our sale of 11,000,000 shares of common stock in this offering at the initial public offering price of $16.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2020 would have been approximately $288.0 million, or approximately $6.05 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of approximately $2.60 to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $9.95 to investors purchasing shares of common stock in this offering. Dilution per share to investors purchasing shares of common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by investors purchasing shares of common stock in this offering.
The following table illustrates this dilution on a per share basis to new investors (without giving effect to any exercise by the underwriters of their option to purchase additional shares):

Initial public offering price per share		$16.00
Historical net tangible book value (deficit) per share as of December 31, 2020	$(33.80)
Pro forma increase in net tangible book value per share attributed to the conversion of our preferred stock	37.25
Pro forma net tangible book value per share as of December 31, 2020	3.45
Increase in pro forma as adjusted net tangible book value per share attributable to investors purchasing shares of common stock in this offering	2.60
Pro forma as adjusted net tangible book value per share after this offering		6.05
Dilution per share to investors purchasing shares of common stock in this offering		$9.95

If the underwriters exercise their option to purchase 1,650,000 additional shares of common stock in this offering in full at the initial public offering price of $16.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be approximately $6.35 per share, and the dilution in pro forma as adjusted net tangible book value per share to investors purchasing shares of common stock in this offering would be approximately $9.65 per share.
The following table summarizes, on the pro forma as adjusted basis described above, as of December 31, 2020, the number of shares of common stock purchased from us, the total consideration paid, or to be paid, and the weighted-average price per share paid, or to be paid, by existing stockholders and by investors purchasing shares in this offering at the initial public offering price of $16.00 per share, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
	Shares Purchased		Total Consideration		Weighted- Average Price Per Share
	Number	Percent	Amount	Percent
	(dollar amounts in thousands, except per share data)
Existing stockholders before this offering	36,567,048	76.9%	$160,800,000	47.7%	$4.40
Investors purchasing shares in this offering	11,000,000	23.1%	176,000,000	52.3%	$16.00
Total	47,567,048	100%	$336,800,000	100%
The table above assumes no exercise of the underwriters’ option to purchase 1,650,000 additional shares in this offering. If the underwriters’ option to purchase additional shares is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to 74.3% of the total number of shares of our common stock outstanding after this offering, and the number of shares of common stock held by investors purchasing shares of common stock in the offering would be increased to 25.7% of the total number of shares outstanding after this offering.
The number of shares of our common stock to be outstanding after this offering is based on 36,567,048 shares of our common stock outstanding as of December 31, 2020 (including convertible preferred stock on an as-converted basis), and excludes the following:
•
7,552,527 shares of common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of December 31, 2020, at a weighted-average exercise price of $0.95 per share;

•
87,749 shares of common stock issuable upon exercise of options to purchase shares of our common stock that we granted after December 31, 2020, at an exercise price of $1.93 per share;

•
198,503 shares of common stock for future issuance under our 2017 Plan as of December 31, 2020;

•
5,040,000 shares of common stock reserved for future issuance under our 2021 Plan, which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•
504,000 shares of common stock reserved for future issuance under our ESPP, which became effective on the business day immediately prior to the date of effectiveness of the registration statement of which this prospectus forms a part, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

To the extent that any outstanding options are exercised or new options are issued under the equity benefit plans, or we issue additional shares of common stock or other securities convertible into or exercisable or exchangeable for shares of our capital stock in the future, there will be further dilution to investors purchasing shares of common stock in this offering.

Selected financial data
The following tables summarize our selected financial data for the periods ended and as of the dates indicated. We have derived our selected statement of operations data for the years ended December 31, 2019 and 2020, and the selected balance sheet data as of December 31, 2019 and 2020, from our audited financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the financial and other data below in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.
	Year Ended December 31,
	2019	2020
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Operating expenses:
Research and development	$8,624	$14,983
General and administrative	1,300	2,209
Total operating expenses	9,924	17,192
Loss from operations	(9,924)	(17,192)
Interest income	219	69
Net loss	$(9,705)	$(17,123)
Net loss per share, basic and diluted(1)	$(25.69)	$(23.17)
Weighted-average number of shares used to compute basic and diluted net loss per share(1)	377,759	739,004
Pro forma net loss per share, basic and diluted (unaudited)(2)		$(0.84)
Pro forma weighted-average number of shares outstanding, basic and diluted (unaudited)(2)		20,338,136

(1)
See Note 8 to our audited financial statements appearing elsewhere in this prospectus for an explanation of the method used to calculate the historical net loss per share, basic and diluted, and the number of shares used in the computation of the per share amounts.

(2)
The pro forma loss per share data gives effect to the automatic conversion of all outstanding shares of our convertible preferred stock into an aggregate of 35,557,569 shares of our common stock which will occur immediately prior to the completion of this offering, resulting in an aggregate of 36,567,048 outstanding shares of our common stock.

	As of December 31,
	2019	2020
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$23,653	$104,916
Working capital(1)	22,911	125,303
Total assets	24,541	131,136
Convertible preferred stock	40,262	160,214
Accumulated deficit	(17,024)	(34,147)
Total stockholders’ equity (deficit)	(16,853)	(33,420)

(1)
We define working capital as current assets less current liabilities. See our audited financial statements included elsewhere in this prospectus for further details regarding our current assets and current liabilities.

Management’s discussion and analysis of financial condition and results of operations
You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing at the end of this prospectus and the “Selected Financial Data” section of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read the “Risk Factors” to gain an understanding of the factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section titled “Special Note Regarding Forward-Looking Statements.”
Overview
In less than four years, we have matured into a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare muscle disorders for which there is significant unmet medical need. Guided by our holistic drug discovery approach to targeting the muscle as an organ, we have combined our foundational expertise in muscle biology and small molecule engineering to build our proprietary, muscle focused drug discovery platform. Our platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue, initially focused on addressing rare neuromuscular and cardiac diseases. Our lead candidate, EDG-5506, is an orally administered allosteric, selective, fast myofiber (type II) myosin small molecule inhibitor designed to address the root cause of dystrophinopathies including Duchenne muscular dystrophy (DMD) and Becker muscular dystrophy (BMD), and is currently in a Phase 1 clinical trial. We have developed and characterized a library of selective fast skeletal myosin inhibitors exhibiting a broad range of pharmacological and PK properties. We are characterizing EDG-6289 as a faster onset alternative to EDG-5506 for the treatment of movement disorders, including muscle spasticity associated with multiple sclerosis, cerebral palsy and stroke. We also intend to advance two other muscle-focused precision medicines into clinical development. Our third program, EDG-002, focuses on identification of novel mechanism cardiac modulators. We are initially pursuing a new target for inherited hypertrophic cardiomyopathy (HCM) in addition to exploring the potential of this novel mechanism across other rare cardiac disorders. Our fourth program, EDG-003, is focused on developing a next-generation approach to improve muscle and preserve nerves in a specific set of rare neuromuscular diseases. We believe our programs also offer substantial opportunities for us to expand into related rare diseases for which there are limited or no approved treatments.
Since our inception in 2017, we have devoted substantially all of our focus and financial resources to discovering, identifying and developing potential product candidates, including advancing our development programs, conducting preclinical studies of our product candidates and initiating a clinical trial, organizing and staffing our company, business planning, raising capital and securing related intellectual property rights. To date, we have not completed the development of any of our product candidates, have not generated any revenue and have never been profitable. Our ability to achieve profitability, if ever, will depend heavily on the successful development and eventual commercialization of one or more of our product candidates. We will need substantial additional funding to support our continuing operations and pursue our development and commercialization strategy. Until such time that we can generate significant revenue from product sales, if ever, we expect to finance our operations through the sale of equity, debt financings or other capital sources, including income from collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties or from grants from organizations and foundations. We may be unable to raise additional funds or to enter into such other agreements or arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as, and when, needed, we may have to significantly delay, scale back or discontinue the development and commercialization of one or more of our product candidates or delay or terminate our efforts to expand our product pipeline.
We have incurred significant losses since the commencement of our operations. Our net losses were $9.7 million and $17.1 million for the years ended December 31, 2019 and 2020, respectively, and we expect to continue to incur significant losses for the foreseeable future as we advance our product candidates through preclinical development and clinical trials and seek regulatory approval of our product candidates. Our net losses may fluctuate significantly from period to period, depending on the timing of and expenditures on our planned research and development activities.
As of December 31, 2020, we had an accumulated deficit of $34.1 million. To date, we have financed our operations primarily through private placements of convertible preferred stock. From inception through December 31, 2020, these private placements have provided gross proceeds of $160.7 million. We believe that the proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our planned operating expenses and capital expenditure requirements for at least the next 24 months.
In March 2020, the World Health Organization declared the novel coronavirus disease (COVID-19) outbreak a global pandemic. To limit the spread of COVID-19, governments have taken various actions including the issuance of stay-at-home orders and physical distancing guidelines. Accordingly, businesses have adjusted, reduced or suspended operating activities. Beginning the week of March 16, 2020, the majority of our workforce began working from home. Disruptions caused by the COVID-19 pandemic, including the effects of the stay-at-home orders and work-from-home policies, have impacted productivity, have resulted in increased operational expenses, certain adjustments to the operations of our clinical trial, delays in the enrollment of new patients at our clinical trial site, and delays in certain supply chain activities and collecting and analyzing data from patients in our clinical trial, and may further disrupt our business and delay our development programs and regulatory timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct business in the ordinary course. As a result, research and development expenses and general and administrative expenses may vary significantly if there is an increased impact from COVID-19 on the costs and timing associated with the conduct of our clinical trial and other related business activities.
Components of Our Results of Operations
Operating expenses
Research and development expenses
Research and development expenses consist primarily of costs incurred in connection with the discovery and development of our product candidates. We record research and development expenses when these are incurred. Such expenses include:
•
employee and consultant-related expenses including salaries, bonuses, benefits and stock-based compensation expense for employees engaged in research and development functions;

•
expenses incurred in connection with the planned clinical development of our product candidates including under agreements with third parties, such as consultants and contract research organizations (CROs);

•
the cost of manufacturing drug products for use in our preclinical studies and ongoing and planned clinical trials including under agreements with third parties such as consultants and contract development and manufacturing organizations (CDMOs);

•
expenses incurred in connection with the preclinical development of our product candidates including outsourced professional scientific development services, consulting research fees and payments made under sponsored research arrangements with third parties;

•
laboratory supplies;

•
facilities, depreciation and other expenses, which include direct or allocated expenses for rent and maintenance of facilities;

•
expenses related to compliance with regulatory requirements; and

•
payments made under third-party licensing agreements.

The majority of these expenses have been incurred to advance our lead product candidate, EDG-5506. We expect that significant additional spending will be required to progress EDG-5506 through the remainder of the clinical development phases. These expenses will primarily consist of expenses for the administration of clinical studies as well as manufacturing costs for clinical material supply.

We track our direct research and development expenses on a program-by-program basis once a lead compound has been selected. These direct costs consist primarily of external costs such as fees paid to outside consultants, CROs, CDMOs, clinical trial sites and central laboratories in connection with our discovery and preclinical activities, process development, manufacturing and clinical development activities. These expenses are recognized based on an evaluation of the progress to completion of specific tasks using information provided to us by our service providers or our estimate of the level of service that has been performed at each reporting date. Our direct research and development expenses by program also include costs of laboratory supplies that can be directly attributed to a specific program as well as any fees incurred under license agreements. We do not allocate employee-related costs, including stock-based compensation, or facility expenses, including rent, depreciation or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. We use internal resources primarily to conduct our research and discovery activities and to manage our preclinical development, manufacturing and clinical development activities.
Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages, primarily due to the increased size and duration of later-stage clinical trials. As a result, we expect that our research and development expenses will increase substantially over the next several years as we advance EDG-5506 through clinical trials and additional product candidates enter clinical trials; continue to develop our proprietary drug discovery platform; continue to discover and develop additional product candidates; and hire additional personnel.
The successful development of our product candidates is highly uncertain, and we do not believe it is possible at this time to accurately project the nature, timing and extent of expenses necessary to complete the development of our product candidates. We are also unable to predict when, if ever, we will generate revenue from our product candidates to offset these expenses. Our expenditures on current and future preclinical and clinical development programs are subject to numerous uncertainties in timing and cost to completion. The duration, costs and timing of preclinical studies and clinical trials and development of our product candidates will depend on a variety of factors, including:
•
the timing and progress of preclinical and clinical development activities;

•
the number and scope of preclinical and clinical programs we decide to pursue;

•
our ability to maintain our current research and development programs and to establish new ones;

•
establishing an appropriate safety profile with IND-enabling studies;

•
successful patient enrollment in, and the initiation and completion of, clinical trials;

•
the successful completion of clinical trials with safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority;

•
the receipt of regulatory approvals from applicable regulatory authorities;

•
the timing, receipt and terms of any marketing approvals from applicable regulatory authorities;

•
our ability to establish new licensing or collaboration arrangements;

•
the performance of our future collaborators, if any;

•
establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;

•
development and timely delivery of commercial-grade drug formulations that can be used in our planned clinical trials and for commercial launch;

•
obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights;

•
launching commercial sales of our product candidates, if approved, whether alone or in collaboration with others; and

•
maintaining a continued acceptable safety profile of the product candidates following approval.

Any changes in the outcome of any of these factors could significantly impact the costs and timing associated with the development of our product candidates.

General and administrative expenses
General and administrative expenses consist primarily of salaries, related benefits and stock-based compensation expense for personnel in executive, finance, accounting, legal and administrative functions. General and administrative expenses also include facilities and other expenses, which include direct or allocated expenses for rent and maintenance of facilities and insurance, not otherwise included in research and development expenses, as well as professional fees for legal, consulting, investor and public relations, accounting and audit services.
We anticipate that our general and administrative expenses will increase in the future as we increase our headcount to support the continued research and development of our programs. Following the completion of this offering, we also anticipate that we will incur higher expenses relating to accounting, audit, legal, regulatory, compliance, director and officer insurance and investor and public relations as a result of being a public company.
Interest income
Interest income primarily consists of interest income generated from our cash, cash equivalents and marketable securities.
Results of Operations
Comparison of the years ended December 31, 2019 and 2020
The following table summarizes our results of operations for the years ended December 31, 2019 and 2020:
	Year Ended December 31,
	2019	2020	Change
	(in thousands)
Operating expenses:
Research and development	$8,624	$14,983	$6,359
General and administrative	1,300	2,209	909
Total operating expenses	9,924	17,192	7,268
Loss from operations	(9,924)	(17,192)	(7,268)
Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	219	69	(150)
Net loss	$(9,705)	$(17,123)	$(7,418)
Research and development expenses
The following table summarizes our research and development expenses:
	Year Ended December 31,
	2019	2020	Change
	(in thousands)
External research and development expenses:
EDG-5506 clinical program	$880	$7,810	$6,930
Discovery and preclinical	4,633	2,869	(1,764)
Internal and other unallocated costs	3,111	4,304	1,193
Total research and development expenses	$8,624	$14,983	$6,359
Research and development expenses were $15.0 million for the year ended December 31, 2020 compared to $8.6 million for the year ended December 31, 2019. The increase was primarily driven by $6.9 million of higher external research and development expenses related to the initiation of our Phase 1 clinical trial of

EDG-5506 and an increase of $1.2 million in employee-related costs, due largely to an increased employee headcount to support the growth of our research and development programs. The overall increase in research and development expenses was partially offset by a decrease of $1.8 million in external discovery and preclinical expenses related to GLP toxicity studies of EDG-5506 which were conducted in 2019.
General and administrative expenses
General and administrative expenses were $2.2 million for the year ended December 31, 2020 compared to $1.3 million for the year ended December 31, 2019. The increase of $0.9 million was primarily related to increased employee-related costs from increased headcount and professional and consulting costs.
Interest income
Interest income was $0.1 million and $0.2 million for the years ended December 31, 2020 and 2019, respectively. The decrease of $0.1 million was the result of lower interest rates in 2020 and resulting lower interest income earned from our cash and cash equivalents.
Liquidity and Capital Resources
Sources of liquidity
Since our inception, we have not generated any revenue and have incurred significant operating losses and negative cash flows from our operations. We have funded our operations to date primarily with proceeds from the sale of convertible preferred stock. Through December 31, 2020, we had received gross cash proceeds of $160.7 million from such sales of convertible preferred stock. As of December 31, 2020, we had cash, cash equivalents and marketable securities in the amount of $129.1 million.
Cash flows
The following table summarizes our sources and uses of cash for each of the periods presented:
	Year Ended December 31,
	2019	2020
	(in thousands)
Net cash used in operating activities	$(9,171)	$(14,634)
Net cash used in investing activities	(180)	(24,381)
Net cash provided by financing activities	24,800	120,278
Net increase in cash and cash equivalents	$15,449	$81,263
Operating activities
Cash used in operating activities in the year ended December 31, 2020 was primarily driven by our net loss for the period of $17.1 million, and was also impacted by changes in operating assets and liabilities, including an increase in accounts payable of $0.5 million, an increase in accrued other expenses of $1.0 million relating to clinical and development activities and accrued equity offering costs, an increase in accrued compensation of $0.8 million, and an increase in prepaid expenses and other assets of $0.4 million. Cash used in operating activities was also impacted by non-cash charges of $0.5 million relating to depreciation and amortization and stock-based compensation expense.
Cash used in operating activities in the year ended December 31, 2019 was primarily driven by our net loss for the period of $9.7 million, and was also impacted by changes in operating assets and liabilities, including an increase in accounts payable of $0.3 million, an increase in accrued other expenses relating to clinical and development activities of $0.1 million, an increase in accrued compensation of $0.3 million, and an increase in prepaid expenses and other assets of $0.3 million. Cash used in operating activities was also impacted by non-cash charges of $0.2 million relating to depreciation and amortization and stock-based compensation expense.

Investing activities
Cash used in investing activities during the year ended December 31, 2020 amounted to $24.4 million which was due to $24.2 million in purchases of marketable securities and $0.2 million for purchases of equipment.
Cash used in investing activities during the year ended December 31, 2019 amounted to $0.2 million and was for purchases of equipment.
Financing activities
Net cash provided by financing activities during the year ended December 31, 2020 was $120.3 million, primarily consisting of cash proceeds of $120.1 million generated from our sale of shares of Series B-2 and Series C convertible preferred stock. In addition, we generated cash proceeds of $0.2 million from the issuance of common stock upon the exercise of stock options.
Net cash provided by financing activities during the year ended December 31, 2019 was $24.8 million, primarily consisting of net cash proceeds of $24.8 million generated from our sale of shares of Series B-1 convertible preferred stock. In addition, we generated cash proceeds of $22,000 from the issuance of common stock upon the exercise of stock options.
Funding requirements
We will continue to require substantial additional capital to develop our product candidates and fund operations for the foreseeable future. We expect our expenses to increase in connection with our ongoing activities, particularly as we continue the development of and seek regulatory approvals for our product candidates, and begin to commercialize any approved products. We are subject to all of the risks incident in the development of new products, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may harm our business. In addition, upon the completion of this offering, we expect to incur additional costs associated with operating as a public company. Our expenses will also increase if, and as, we:
•
advance our product candidates through preclinical and clinical development;

•
seek regulatory approvals for any product candidates that successfully complete clinical trials;

•
continue to invest in our proprietary drug discovery platform;

•
seek to discover and develop additional product candidates;

•
establish a sales, marketing, medical affairs and distribution infrastructure to commercialize any product candidates for which we may obtain marketing approval and intend to commercialize on our own or jointly;

•
hire additional clinical, quality control, scientific and other personnel;

•
expand our operational, financial and management systems and increase personnel including personnel to support our clinical development, manufacturing and commercialization efforts and our operations as a public company;

•
maintain, expand, protect and enforce our intellectual property portfolio; and

•
acquire or in-license other product candidates and technologies.

We expect that the proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to enable us to fund our planned operating expenses and capital expenditure requirements through at least the next 24 months. In order to complete the process of obtaining regulatory approval for our product candidates and to build the sales, marketing and distribution infrastructure that we believe will be necessary to commercialize our product candidates, if approved, we will require substantial additional funding.
We have based our projections of operating capital requirements on assumptions that may prove to be incorrect and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with research, development and commercialization of product candidates, we are unable to estimate the exact amount and timing of our working capital requirements. Our future funding requirements will depend on many factors, including:
•
the scope, progress, results and costs of researching and developing our product candidates including conducting preclinical studies and clinical trials;

•
the costs, timing and outcome of regulatory review of our product candidates;

•
the number and characteristics of other product candidates that we pursue;

•
the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;

•
the costs of manufacturing commercial-grade products and sufficient inventory to support commercial launch;

•
the revenue, if any, received from commercial sale of our products, should any of our product candidates receive marketing approval;

•
the cost and timing of hiring new employees to support our continued growth;

•
the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

•
the effect of competing products that may limit market penetration of our products;

•
the ability to establish and maintain collaborations on favorable terms, if at all;

•
the extent to which we acquire or in-license other product candidates and technologies;

•
the timing, receipt and amount of sales of, or milestone payments related to or royalties on, our current or future product candidates, if any;

•
our need to implement additional internal systems and infrastructure, including financial and reporting systems;

•
the compliance and administrative costs associated with being a public company; and

•
the extent to which we acquire or invest in businesses, products, or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

A change in the outcome of any of these or other factors with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate. Furthermore, our operating plans may change in the future, and we may need additional funds to meet operational needs and capital requirements associated with such operating plans.
If we are unable to raise additional funds when needed, we may be required to delay, reduce or eliminate our product development or future commercialization efforts. We may also be required to grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
The issuance of additional equity securities may cause our stockholders to experience dilution. Future equity or debt financings may contain terms that are not favorable to us or our stockholders including debt instruments imposing covenants that restrict our operations and limit our ability to incur liens, issue additional debt, pay dividends, repurchase our common stock, make certain investments or engage in merger, consolidation, licensing or asset sale transactions.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations as of December 31, 2020:
	Payments Due by Period
	Total	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years
	(in thousands)
Operating lease commitments(1)	$57	$57	$—	$—	$—

(1)
Reflects minimum payments due for office and laboratory space in Boulder, Colorado leased under an operating lease that was amended in June 2020 and expires in August 2021, and laboratory space in Portland, Oregon, leased under a short-term arrangement with renewal options.

We have exclusively licensed intellectual property from The Ohio State Innovation Foundation (OSIF) pursuant to a license agreement effective November 20, 2020. Under the license agreement, we are obligated to make payments to OSIF aggregating up to $1.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified development and regulatory approval milestones and approximately $2.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified sales milestones. We are also obligated to pay low single-digit royalties to OSIF based on net sales by us and our affiliates and sublicensees of each product covered by the OSIF licensed patent rights. In addition, in the event we sublicense the OSIF licensed patent rights, we are obligated to pay OSIF a specified portion of income we receive from sublicensing. See the section titled “Business — Third Party Agreements — 2020 Exclusive License Agreement with The Ohio State Innovation Foundation” for additional details on the license agreement with OSIF.
In addition, we have entered into contracts in the normal course of business with CROs, CDMOs and other third parties for preclinical research studies and testing, clinical trials and manufacturing services. These contracts do not contain any minimum purchase commitments and are cancelable by us upon prior notice and, as a result, are not included in the table of contractual obligations and commitments above. Payments due upon cancellation consist only of payments for services provided and expenses incurred, including non-cancelable obligations of our service providers, up to the date of cancellation.
Off-Balance Sheet Arrangements
We currently do not have, and did not have during the periods presented, any off-balance sheet arrangements, as defined in the rules and regulations of the U.S. Securities and Exchange Commission.
Critical Accounting Policies and Significant Judgments and Estimates
Our financial statements are prepared in accordance with generally accepted accounting principles in the United States. The preparation of our financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on a periodic basis. Our actual results may differ from these estimates.
While our significant accounting policies are described in more detail in Note 2 to our financial statements appearing at the end of this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.
Research and development expenses and accrued research and development expenses
As part of the process of preparing our financial statements, we are required to estimate our accrued research and development expenses. This process involves reviewing open contracts and purchase orders, communicating with our personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual costs. The majority of our service providers invoice us in arrears for services performed, based on a pre-determined schedule or when contractual milestones are met, but some require advance payments. We make estimates of our accrued expenses as of each balance sheet date in the financial statements based on facts and circumstances known to us at that time. If timelines or contracts are modified based upon changes in the clinical trial protocol or scope of work to be performed, we modify our estimates of clinical trial accruals accordingly on a prospective basis. Examples of estimated accrued research and development expenses include fees paid to:

•
vendors in connection with preclinical development activities;

•
CROs and investigative sites in connection with preclinical studies and clinical trials; and

•
CDMOs in connection with the production of preclinical and clinical trial materials.

We base our expenses related to external research and development services on our estimates of the services received and efforts expended pursuant to quotes and contracts with multiple CROs and CDMOs that supply, conduct and manage preclinical studies and clinical trials on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to our vendors will exceed the level of services provided and result in a prepayment of the expense. Payments under some of these contracts depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, we adjust the accrual or the amount of prepaid expenses accordingly.
Although we do not expect our estimates to be materially different from amounts actually incurred, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low in any particular period. To date, there have not been any material adjustments to our prior estimates of accrued research and development expenses.
Stock-based compensation
We measure stock-based awards granted to employees and directors based on their fair value on the date of grant and recognize compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. We issue stock options with only service-based vesting conditions and record the expense for these awards using the straight-line method.
For stock-based awards granted to non-employee consultants, we recognize compensation expense over the period during which services are rendered by such non-employees until completed. At the end of each financial reporting period prior to completion of the service, the fair value of these awards is remeasured using the then-current fair value of our common stock and updated assumption inputs in the Black-Scholes option-pricing model.
We estimate the fair value of each stock option grant at the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires inputs based on certain subjective assumptions. Changes to these assumptions can materially affect the fair value of stock options and ultimately the amount of stock-based compensation expense recognized in our financial statements. These assumptions include:
Expected Term — We have opted to use the “simplified method” for estimating the expected term of options, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option, which is generally 10 years.
Expected Volatility — Due to our limited operating history and a lack of company-specific historical and implied volatility data, we have based our estimate of expected volatility on an analysis of the volatility used by a peer group of publicly traded companies. In evaluating similarity, we consider factors such as industry, stage of life cycle and size.
Risk-Free Interest Rate — The risk-free rate assumption is based on the U.S. Treasury instruments with maturities similar to the expected term of our stock options.
Expected Dividend — To date, we have not issued any dividends and do not expect to issue dividends over the life of the options and therefore have estimated the dividend yield to be zero.
Stock-based compensation expense was $0.4 million for the year ended December 31, 2020. As of December 31, 2020, there was $4.1 million of total unrecognized stock-based compensation expense related to unvested stock-based compensation awards, which is expected to be recognized over a weighted-average period of approximately 3.7 years. The intrinsic value of all outstanding options as of December 31, 2020 was $113.7 million, based on the initial public offering price of $16.00 per share, of which $30.0 million is related to vested options and $83.7 million is related to unvested options.
Determination of the fair value of common stock
As there has been no public market for our common stock to date, the estimated fair value of our common stock has been determined by our board of directors as of the date of each option grant, with input from management, considering our most recently available third-party valuation of our common stock as well as our board of directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent third-party valuation to the date of the grant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, second edition (Practice Aid). The Practice Aid identifies various available methods for allocating enterprise value across classes and series of capital stock to determine the estimated fair value of common stock at each valuation date. In accordance with the Practice Aid, our board of directors considered the following methods:
•
Probability-Weighted Expected Return Method.   The probability-weighted expected return method (PWERM) is a scenario-based analysis that estimates the fair value of common stock based upon an analysis of future values for the business, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible forecasted outcomes as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at a non-marketable indication of value for the common stock.

•
Option Pricing Method.   Under the option pricing method (OPM), shares are valued by creating a series of call options, representing the present value of the expected future returns to the stockholders, with exercise prices based on the liquidation preferences and conversion terms of each equity class. The estimated fair values of the preferred and common stock are inferred by analyzing these options.

•
Hybrid Method.   The Hybrid Method is a blended approach using aspects of both the PWERM and OPM, in which the equity value in one of the scenarios is calculated using an OPM.

Based on our stage of development and other relevant factors, we determined that the Hybrid Method was the most appropriate method for allocating our enterprise value to determine the estimated future fair value of our common stock. In addition to considering the third-party valuations of our common stock, our board of directors considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:
•
the prices at which we sold preferred stock and the superior rights and preferences of the preferred stock relative to our common stock at the time of each grant;

•
the progress of our research and development programs, including their stage of development, and our business strategy;

•
external market conditions affecting the biotechnology industry, and trends within the biotechnology industry;

•
our financial position, including cash on hand, and our historical and forecasted performance and operating results;

•
the lack of an active public market for our common stock and the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company taking into consideration prevailing market conditions; and

•
the analysis of initial public offerings and the market performance of similar companies in the biopharmaceutical industry.

The assumptions underlying these valuations represent our board’s and management’s best estimates, which involve inherent uncertainties and the application of significant judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our stock-based compensation expense could be materially different.
Following the completion of this offering, the fair value of our common stock will be determined based on the quoted market price of our common stock on the date of grant.
Income taxes
We account for income taxes under the asset and liability method. Current income tax expense or benefit represents the amount of income taxes we expect to pay or have refunded in the current year. Our deferred income tax assets and liabilities are determined based on differences between financial statement reporting and tax basis accounting of assets and liabilities and net operating loss and credit carryforwards, which we measure using the enacted tax rates and laws that will be in effect when such items are expected to reverse. We reduce deferred income tax assets, as necessary, by applying a valuation allowance to the extent that we determine it is more likely than not that some or all of our tax benefits will not be realized.
As of December 31, 2020, our gross deferred tax assets were $8.9 million. Due to our lack of earnings history and uncertainties surrounding our ability to generate future taxable income, we have offset these deferred tax assets with a full valuation allowance. The deferred tax assets primarily comprised federal and state tax NOLs, which may be limited by certain rules governing changes in ownership, as defined in Section 382 of the Code. Similar rules may apply under state tax laws. Our ability to use our remaining NOLs may be further limited if we experience future ownership changes, including changes experienced in connection with this offering. As of December 31, 2020, we had completed several financings and sales of preferred stock which could have resulted in such ownership changes and had not conducted any studies to determine annual limitations, if any, that could result from such changes in the ownership.
The recognition and measurement of tax benefits requires significant judgment. Judgments concerning the recognition and measurement of our tax benefits, as well as limitations surrounding their realizability, might change as new information becomes available.
Recently Issued Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our financial statements appearing at the end of this prospectus.
Emerging Growth Company and Smaller Reporting Company Status
Section 107 of The Jumpstart Our Business Startups Act of 2012 (JOBS Act) permits an “emerging growth company” such as us to take advantage of an extended transition time to comply with new or revised accounting standards as applicable to public companies. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.
We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Quantitative and Qualitative Disclosures About Market Risks
Interest rate risk
As of December 31, 2020, we had cash, cash equivalents and marketable securities of $129.1 million. Our primary exposure to market risk is interest income sensitivity, which is affected by changes in the general level of U.S. interest rates. However, because of the short-term maturities and the low-risk profile of our investments, an immediate one percentage point relative change in market interest rates would not have a material impact on the fair market value of our investment portfolio or on our financial position or results of operations.
As of December 31, 2020, we had no debt outstanding and are therefore not exposed to interest rate risk with respect to debt.
Foreign currency exchange risk
Our primary operations are transacted in U.S. Dollars, but certain service agreements with third parties are denominated in currencies other than the U.S. Dollar, primarily the British Pound and the Euro. Accordingly, we are subject to foreign exchange risk and therefore, fluctuations in the value of the U.S. Dollar against the British Pound and the Euro may impact the amounts reported for expenses and obligations incurred under such agreements. We do not currently engage in any hedging activity to reduce our potential exposure to currency fluctuations, although we may choose to do so in the future. A hypothetical 10% relative change in foreign exchange rates during any of the periods presented would not have had a material impact on our financial condition or results of operations.

Business
Overview
Our vision is to improve the lives of patients and families suffering from rare muscle disorders by building the world’s leading muscle-focused, precision medicine company.
At Edgewise, patients are at the core of everything we do. We recognize that for patients with rare and debilitating diseases, every day without an effective treatment is a day too late and we are driven by this urgency to evolve disease knowledge with an aim to develop novel precision medicines for severe and rare disorders driven by muscle dysfunction. Our intimate knowledge of muscle biology and biophysics along with our ability to identify and design muscle specific precision small molecules have enabled us to rapidly advance our lead product candidate into clinical development while advancing our preclinical pipeline. From this foundation, we continue to build a leading, global biopharmaceutical company focused on rare diseases involving muscle in order to develop transformative precision medicines to treat and possibly cure these disorders.
In less than four years, we have matured into a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare muscle disorders for which there is significant unmet medical need. Guided by our holistic drug discovery approach to targeting the muscle as an organ, we have combined our foundational expertise in muscle biology and small molecule engineering to build our proprietary, muscle-focused drug discovery platform. Our platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue, initially focused on addressing rare neuromuscular and cardiac diseases.
Since our inception in 2017, our precision medicine muscle platform has generated several programs to address a variety of muscle disorders. We are advancing one clinical-stage program and three preclinical programs.
Our lead product candidate, EDG-5506, is an orally administered allosteric, selective, fast myofiber (type II) myosin small molecule inhibitor designed to address the root cause of dystrophinopathies including Duchenne muscular dystrophy (DMD) and Becker muscular dystrophy (BMD). Both of these disorders are rare and often debilitating diseases, and we estimate that in the United States there are approximately 12,000 to 15,000 DMD patients and 4,000 to 5,000 BMD patients. As a selective fast myosin inhibitor, EDG-5506 presents a novel mechanism of action designed to selectively limit injurious hypercontraction stress caused by lack of dystrophin by moderating fast skeletal muscle myosin force development and thereby compensating for the absence of functional dystrophin. Our preclinical data with EDG-5506 in animal models of muscular dystrophy demonstrated that selective inhibition of fast (type II) myofiber contraction protected muscle from damage, reduced systemic fibrosis and improved measures of muscle function including strength and ability to engage in physical activities, which we believe may provide evidence of a disease modifying effect. A unique observation from our preclinical work is that EDG-5506 led to pronounced prevention of cardiac fibrosis. This is a highly relevant finding, particularly if replicated in clinical observations, since cardiac myopathy is a major driver of mortality in both DMD and BMD.
EDG-5506 is currently being evaluated in a Phase 1 clinical trial designed to assess the safety, tolerability and pharmacokinetics (PK) of EDG-5506 in adult healthy volunteers (HVs) (Phase 1a) and in adults with BMD (Phase 1b). Our single ascending dose (SAD) data in HVs demonstrated that EDG-5506 was generally well-tolerated and amenable to daily dosing. We expect to report safety, tolerability and PK data for both the multiple ascending dose (MAD) in HVs and adult BMD patients in the second half of 2021. We believe EDG-5506 has potential therapeutic utility as either a standalone or combination therapy for patients suffering from rare muscular dystrophies, if approved. We designed our Phase 1 clinical trial to potentially deliver near-term proof of concept aided by biological and functional markers of response.
We have developed and characterized a library of selective fast skeletal myosin inhibitors exhibiting a broad range of pharmacological and PK properties. We are characterizing EDG-6289 as a faster onset alternative to EDG-5506 for the treatment of movement disorders including muscle spasticity associated with multiple sclerosis, cerebral palsy and stroke. We expect to advance EDG-6289 into Investigational New Drug (IND)-enabling studies by the second half of 2021.
We also intend to advance two other muscle-focused precision medicines into clinical development. Our third program, EDG-002, focuses on identification of novel mechanism cardiac modulators. We are initially pursuing a new target for inherited hypertrophic cardiomyopathy (HCM) in addition to exploring the potential of this novel mechanism across other rare cardiac disorders. Our preliminary preclinical studies offer evidence that our EDG-002 program has the potential to yield molecules that could become a new therapeutic option for the treatment of HCM as well as other rare cardiac disorders. We are currently focusing on the development of EDG-5506 and anticipate advancing our preclinical programs into the next stage of development in the near term. We anticipate candidate selection of a novel cardiac modulator for inherited hypertrophic cardiomyopathy from our EDG-002 cardiac muscle program in the second half of 2021. Our fourth program, EDG-003, is focused on developing a next-generation approach to target muscle and indirectly preserve nerve function in a specific set of rare neuromuscular diseases. Selection of a candidate from our EDG-003 program for neuromuscular disorders is expected in the first half of 2022. We believe our programs also offer substantial opportunities for us to expand into related rare diseases for which there are limited or no approved treatments. While EDG-6289, EDG-002 and EDG-003 are important preclinical programs to us, we have not needed to devote significant financial resources to these programs to date since they are still in preclinical development and have not yet advanced into clinical trials.
Our Pipeline
Using our proprietary drug discovery platform, we are developing a pipeline of precision medicine product candidates that target key muscle proteins and modulators to address a broad array of genetically defined muscle disorders. We have retained global development and commercialization rights to all of our programs. Our current pipeline is summarized below.
Our History and Team
We have assembled an experienced and highly motivated management team with a strong track record in the biotechnology and pharmaceutical industry. We are focused on building a leading, patient-centric, fully integrated global rare disease company. Members of our team have extensive expertise in muscle disorders, small molecule drug discovery and development and patient advocacy with proven track records at organizations including Alexion, Amgen, Array Biopharma, Cytokinetics, GlaxoSmithKline, Parent Project Muscular Dystrophy, Pfizer and Biogen.
We were co-founded in 2017 by our Chief Scientific Officer, Alan Russell, Ph.D., Peter Thompson, M.D., who is currently a Partner at OrbiMed and Badreddin Edris, Ph.D., who is currently the Chief Operating Officer at SpringWorks Therapeutics, Inc. through funding provided by OrbiMed. Dr. Russell has extensive experience in developing novel therapeutics for diseases involving skeletal muscle, having previously served as Vice President and Head of the Muscle Metabolism Discovery Performance Unit at GlaxoSmithKline from 2010 to 2017 and as Associate Director, Muscle Biology and Therapeutics at Cytokinetics from 2002 to 2010, where he was the co-inventor of tirasemtiv and reldesemtiv, direct muscle sensitizers for Amyotrophic Lateral Sclerosis (ALS).

We are led by Kevin Koch, Ph.D., who has been in the life science industry for over 30 years with a focus on drug discovery, translational medicine and clinical development. Dr. Koch previously served as the Senior Vice President of Drug Discovery, Chemical and Molecular Therapeutics at Biogen where he managed global drug discovery and biomarker development. Dr. Koch was a co-founder of Array BioPharma, serving as President, Chief Scientific Officer and Board member from the company’s inception in 1998 to 2013. While there, he built a fully integrated research and development team that oversaw the invention of over 20 clinical development candidates across multiple therapeutic areas, several of which are now marketed medicines. Prior to Array, Dr. Koch held senior positions at Amgen and Pfizer Central Research. Additionally, our Chief Business Officer, Behrad Derakhshan, Ph.D., our Chief Financial Officer, R. Michael Carruthers, and our General Counsel, John Moore, each have more than 15 years of experience in drug research, clinical development, regulatory affairs, manufacturing, business development and commercialization of novel medicines, particularly in a range of devastating rare diseases.
Further, we have built a scientific advisory board with experts in the field of muscle diseases affecting both children and adults. Our scientific advisors include researchers who publish widely-cited articles on the skeletal and cardiac aspects of muscular dystrophy as well as on inherited forms of cardiovascular disease. Moreover, some of our advisors lead clinical units at some of the leading muscle disease centers in the United States and are actively involved in our drug development process and programs.
We have raised $160.7 million from leading institutional investors which include OrbiMed, Novo Holdings A/S, U.S. Venture Partners (USVP), Deerfield Management, Viking Global Investors, New Leaf Ventures, Janus Henderson Investors, RA Capital Management, Cormorant Asset Management, Logos Capital, Wellington Management, CureDuchenne Ventures and an undisclosed institutional investor.
Our Strategy
Our vision is to improve the lives of patients and families suffering from rare muscle disorders by building the world’s leading muscle-focused, precision medicine company. Key components of our strategy to achieve this vision include:
•
Engaging comprehensively with patients and their families and physicians to develop trusted relationships, transparent communications, and become a leader in the muscular dystrophy stakeholder community. By positioning ourselves as a trusted partner that moves with thoughtful urgency, we will continue to work to understand the needs of patients in order to inform our development of EDG-5506 and other programs for neuromuscular and other diseases. We will seek to better appreciate the burden of disease from the patient perspective, understand the current standard of care and unmet needs in managing the disease and learn what is most meaningful to patients.

•
Leveraging clinical and regulatory precedents and our extensive experience in rare diseases to rapidly advance EDG-5506 through clinical development in DMD, BMD and other muscle diseases.   Our lead product candidate, EDG-5506, is a modulator of fast (type II) skeletal muscle myosin designed to selectively limit injurious hypercontraction stress caused by lack of dystrophin. We plan to prioritize the development of EDG-5506 in DMD and BMD given the limited or lack of approved treatments and significant unmet medical need. In October 2020, we initiated our first Phase 1 clinical trial to evaluate the safety and tolerability of EDG-5506 in adult HVs (Phase 1a) and in adults with BMD (Phase 1b). Assuming tolerability, we plan to initiate a Phase 2a clinical trial in BMD that will assess longer duration safety and tolerability, exposure levels, changes to biomarkers of muscle breakdown and functional observations in an adult dystrophic patient population. The aggregated Phase 1a safety and tolerability and exposure data and the data from the Phase 1b and 2a clinical trial in BMD may, subject to discussion with the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA), then be used to support a pivotal study in the pediatric DMD population as well as adolescent and adult BMD patients. Assuming positive results, we also plan to explore the potential for breakthrough designation and/or an accelerated approval pathway looking at interim results from the study in DMD. We believe EDG-5506 has a clear and predictable mechanism of action that will allow us to define objective clinical endpoints and leverage charted regulatory pathways to increase the likelihood of success of drug development and commercialization. We are also exploring the impact that fast skeletal myosin inhibition may have on other skeletal muscle disorders common in adults, including slower-onset forms of muscle myopathies such as Limb-girdle muscular dystrophy (LGMD).
•
Investing in our precision medicine drug discovery platform to fuel the development of novel targeted therapies to expand our pipeline into additional skeletal and cardiac muscle disorders.   Building upon our success in designing small molecule inhibitors of fast skeletal myosin, we are leveraging our proprietary drug discovery platform and capabilities to create precision medicines for muscle disorders with high levels of unmet need. In addition to EDG-5506, we intend to characterize a second fast skeletal myosin inhibitor product candidate selected from our pool of diverse myosin inhibitors for the treatment of muscle spasticity and stiffness disorders as well as additional fast muscle-mediated movement disorders. We are also advancing EDG-002, our research program directed to cardiac disorders and EDG-003, our research program directed to genetically defined neuromuscular disorders.

•
Integrating our scientific expertise, development capabilities and growing network of patient advocacy groups and collaborators to develop novel therapies addressing muscle diseases with the highest unmet need.   Our company was founded based on an in-depth understanding of skeletal muscle disease and integrative physiology, coupled with our strong drug discovery capabilities and a desire to improve the lives of patients with rare muscle diseases. In addition to this expertise, we have established a growing network of key stakeholders, including patient advocacy groups, healthcare professionals, key opinion leaders, research institutions, regulators and payors, to ensure our efforts remain guided by the needs of patients suffering from rare muscle diseases. We will continue to work closely with these collaborators to inform our development programs and strategies to potentially bring transformational therapies to these communities as we build a patient-centric organization.

•
Opportunistically evaluating strategic collaborations and asset acquisition opportunities to accelerate development and commercialization timelines as well as potentially expand our pipeline within our core therapeutic areas.   We have retained global development and commercialization rights to all of our programs and intend to maximize their commercial opportunity across global markets. We plan to collaborate on product candidates that we believe have promising utility in disease areas or patient populations that are better served by the resources or specific expertise of other biopharmaceutical companies. We currently intend to build a focused commercial organization in the United States to market any of our drug candidates that are approved. Outside the United States, we will evaluate strategic opportunities to maximize the commercial potential of our product candidates with collaborators whose development and commercial capabilities complement our own. We will also evaluate select external opportunities to strategically expand our pipeline.

Our Proprietary Drug Discovery Platform
Our precision medicine muscle platform enables the discovery and development of therapies with disease modifying potential
Muscle is the most abundant tissue in the body. Skeletal muscle alone accounts for 40% to 50% of body mass. In addition to being critical for the regulation of contraction driving the production of force, skeletal muscle also serves as an endocrine organ regulating metabolism and neuronal activities as well as the production of systemic mediators of growth, inflammation and regeneration. Skeletal muscle’s physiological role impacts multiple organ systems and is a complex mix of redundancies and feedback loops that require an intricate knowledge of muscle at a whole-body level in order to successfully develop drugs for muscle diseases.
We believe that our approach can overcome many of the obstacles facing skeletal and cardiac muscle drug discovery and development that have resulted in a lack of disease modifying therapies for inherited muscle disorders. Our proprietary drug discovery platform leverages our expertise in the following areas to facilitate the efficient discovery of novel therapies for neglected muscle disorders:
1.
intimate familiarity with skeletal and cardiac muscle biophysics and integrated physiology providing a unique understanding of the complex integrative relationship between skeletal and cardiac muscle contraction, transcriptional regulation and vascular/nervous/metabolic system feedback in disease;

2.
bespoke high-throughput whole muscle extract assays and functional modulator identification combined with biophysical and selectivity screening systems that are tailored to measure integrated muscle function enabling rapid first-in-class drug candidate identification;

3.
proven in-house medicinal chemists and discovery scientists who can identify and design precision medicines that bind to unique allosteric sites on specific muscle targets; and

4.
deep expertise in advanced animal models of human genetic muscle diseases to identify novel biomarkers using cutting-edge proteomics and single cell transcriptomics.

We have coupled our deep understanding of the complexities of muscle physiology with cutting-edge drug discovery expertise to create a new generation of small molecule precision medicines for the treatment of severe and debilitating muscle conditions arising from defects in the skeletal and cardiac muscle systems.
Our Programs
EDG-5506 for Treatment of Patients with DMD and BMD
Overview
We are developing a myofiber stabilizing therapy that represents a novel mechanistic approach designed to address the root cause of dystrophin deficient muscular dystrophies. EDG-5506, our most advanced product candidate, is an orally administered, allosteric, selective, fast myofiber (type II) myosin modulator that is designed to be inactive against slow myofiber (type I) myosin present in both skeletal muscle and the heart. Our preclinical data for EDG-5506 in animal models with muscular dystrophy demonstrated that selective inhibition of fast (type II) myofiber contraction protected muscle from damage, decreased systemic fibrosis and improved measures of muscle function including strength and physical activities. EDG-5506 is currently being evaluated in a Phase 1 clinical trial designed to assess the safety, tolerability and PK of EDG-5506 in adult HVs (Phase 1a) and in adults with BMD (Phase 1b). Our SAD data in HVs demonstrated that EDG-5506 was generally well-tolerated and amenable to daily dosing. We expect to report safety, tolerability and PK data for both the MAD in HVs and adult BMD patients in the second half of 2021. Type II myosin modulation prevents muscle damage via a blockade of the biophysical stress response during normal muscle contractile activity thus stabilizing the muscle and protecting the muscle from damage. As such, it is an orthogonal and potentially complementary approach to dystrophin replacement strategies which also stabilize muscle through the re-expression of truncated dystrophin.
Loss of dystrophin in DMD causes myofiber membrane stress and hypercontraction associated myofiber damage when muscles contract. By enhancing muscle stability and decreasing muscle damage, we believe EDG-5506 can potentially improve outcomes across a broader range of DMD patients, vis-à-vis dystrophin replacement gene therapies, when used as a single agent. EDG-5506 may also provide a synergistic or additive effect in combination with available therapies and therapies currently in development, including dystrophin replacement gene therapies.

EDG-5506 mechanism of action directly inhibits muscle damage
Disease Background
DMD and BMD are marked by an absence (DMD) or truncation (BMD) of the dystrophin protein resulting from mutations in the dystrophin gene. Approximately 65% of mutations of the DMD gene are deletions of one or several exons, the coding sections of an RNA transcript, or the DNA encoding it, that are ultimately translated into dystrophin protein. Approximately 10% of mutations are duplications of exons and approximately 15% are single point mutations. Depending on whether the specific mutations in the DMD gene maintain the reading frame, dystrophin will or will not be present such that in-frame mutations result in truncated dystrophin and BMD phenotype while out-of-frame or early stop mutations result in no dystrophin and DMD phenotype. Dystrophin provides a structural link between the contractile elements (actin and myosin filaments) of the sarcomere and the basement membrane of the myofibers (muscle cell). Absence of dystrophin leads to myofiber membrane stress during normal sarcomere contraction resulting in an influx of calcium through the myofiber membrane resulting in hypercontraction, irreversible sarcomeric collapse and myofiber degeneration. Myofiber regeneration is possible but appears to fail over time as DMD/BMD patients get older and the muscle stem cell (satellite cell) machinery is exhausted. Fatty and fibrotic tissue then accumulate and replace normal muscle contractile tissue thus compromising function such that patients have progressive and permanent muscle weakness. Circumventing the loss of dystrophin’s structural function may prevent myofiber damage and preserve skeletal muscle function in DMD/BMD.

Illustrative mutations in the dystrophin gene and their impact on dystrophin production

Exons 45 to 52 of the Dystrophin Gene
45
46
47
48
49
50
51
52
Becker Muscular Dystrophy
Duchenne Muscular Dystrophy
1. In-frame deletion of exon 48
Truncated Partially Functional Dystrophin
47
49
50
51
1. Out-of-frame deletion of exon 46
No Dystrophin
45
47
48
49
50
STOP
2. In-frame duplication of exon 48
Lengthened Partially Functional Dystrophin
47
48
48
49
50
51
2. Out-of-frame duplication of exon 46
No Dystrophin
45
46
46
47
48
49
50
STOP
3. Missense mutation
Single Point Mutated Dystrophin
46
47
48
49
50
3. Nonsense Mutation
No Dystrophin
48
49
50
51
52

Adapted from Le Rumeur, E. 2015. Square boxes represent exons coding for an entire protein sequence (e.g. exons 47, 48, 49). Non-square boxes indicate exons that do not code an entire protein sequence but that either the first or the last bases need the preceding or following exon to code a full codon (e.g. exons 50, 51, 52)

DMD and BMD are classified as orphan diseases in the United States and Europe. We estimate that DMD occurs in approximately one in every 3,500 to 5,000 live male births and that the patient population is approximately 12,000 to 15,000 in the United States and approximately 25,000 in Europe. BMD has a much lower incidence of approximately 1 in every 18,450 live male births. We estimate there are between 4,000 and 5,000 patients with BMD in the United States, with similar numbers estimated in Europe.
Duchenne Muscular Dystrophy
DMD is a monogenic, X-linked muscle disease secondary to mutations in the dystrophin gene with mortality generally in the second or third decade of life. DMD pathophysiology is driven by the absence of dystrophin which normally functions as a structural protein in muscle. Once myofiber degeneration is initiated, regeneration typically follows. However, in DMD, the regenerative process appears to fail over time as patients get older leading to fibrosis and progressive loss of muscle function with severe disability and early death.
Fibrotic tissue and fatty and inflammatory infiltrate replace myofibers in dystrophic muscle

Dystrophic Muscle
Human skeletal muscle histology shows increased fatty and inflammatory infiltrate and replacement of skeletal muscle fibers by fibrotic tissue (arrows)
Normal Muscle
Mildly Dystrophic Muscle
Severely Dystrophic Muscle

DMD predominantly occurs in boys and typically presents at three to five years of age through observation of missed functional milestones and Gowers’ sign (a finding from a medical examination that identifies weakness of the proximal hip muscles) due to symmetrical, proximal weakness in selective muscle groups in combination with calf hypertrophy and creatine kinase (CK), a plasma protein biomarker linked to muscle damage, >10 times normal. Systemically circulating biomarkers of myofiber degeneration, such as CK and troponin I are significantly elevated from birth with maximal levels at approximately two years of age. Levels decrease with time, presumably as muscle mass is lost.
Loss of Ambulation
Clinical manifestations occur in a predictable pattern of loss of functional milestones: ability to rise from the floor, ability to climb stairs, ability to walk, upper limb function and respiratory function. Typically, boys begin to lose the ability to rise from the floor between the ages of seven and nine, with the loss of the ability to climb stairs shortly thereafter and loss of ambulation often beginning by 13 years of age. Of those patients who lose ambulation, 97% have lost the ability to walk after the age of 16 according to the population-based Muscular Dystrophy Surveillance, Tracking, and Research Network (MD STARnet). Therefore, nearly all boys with DMD will require the use of a wheelchair by the time they are young teens.
Impacts on Upper Limb Function
Even while ambulant, loss of upper limb function begins around age eight and continues to decline, with DMD patients struggling to raise their arms above their head in their early teens, which impairs daily activities such as getting clothes on over their head independently or reaching for an object overhead. Loss of upper limb muscle function continues with disease progression, and by 15 years of age many patients lose the ability to independently lift objects to their face, self-feed, use a phone/computer or control a motorized wheelchair. The serious disability due to the loss of key upper limb functions dramatically impacts activities of daily living in DMD patients still in their early teenage years.
Effects on Respiratory Function
Respiratory function decline, as measured by spirometry, occurs by age 12, and is generally relentlessly progressive. Progressive respiratory muscle impairment leads to cardiovascular issues and poor respiratory secretion clearance, hypoventilation and pulmonary infections putting patients at increased risk of hospitalization and need of continuous ventilatory support.
Cardiac Complications
The loss of dystrophin leads to cardiovascular disease in most DMD patients. These patients typically develop cardiac features between the ages of 10 and 15 years. The cardiac disease is generally progressive and as cardiac function worsens, patients present with dilated cardiomyopathy (DCM) and clinical heart failure. Since DMD patients in their teens are non-ambulatory, identification of traditional heart failure symptoms is challenging due to relative physical inactivity. Patients with DMD and DCM often report a history of chest pain, palpitations, dyspnea, dizziness, and syncope. Improved care in other specialties, especially respiratory support, has reduced morbidity related to other aspects of DMD but elevated cardiomyopathy as a key driver of mortality.
The Real-World Burden of DMD
Family members and caregivers view DMD not just as a fatal disorder, but a disorder characterized by repeated “little deaths”. Each loss of a functional milestone is excruciating as it represents not a clinical data point to track progression, but one more conversation a parent must have with their child, explaining why they are not allowed to play on the soccer team with their peers, or if they will ever be able to hop, or skip or go to the prom. As the disease progresses, boys lose their ability to toilet, to feed, to dress, to take a bath, all the things that represent independence in a young man’s life. And these losses lead to more symptoms: contractions, pressure sores, constipation, numbness in legs and feet, and scoliosis.
Parents and caregivers devote much of their resources and time to caring for their sons with DMD. All told, these “little deaths” create a family disease with lifelong impacts for all. Perhaps the hardest moment in the life of a DMD family comes in deciding when to tell their young boy that he has this fatal disease.
DMD represents a significant societal and economic burden. The economic burden associated with hospital admissions, medication, frequent doctor visits and investment in assistive devices, as well as indirect costs related to productivity losses for the caregivers and costs due to pain, anxiety and social handicap are estimated at $278 million in Germany, $154 million in Italy, $200 million in the United Kingdom, and $1.2 billion in the United States annually. The impact on parents of children with DMD is also quite dramatic and often requires them to stop working altogether to care for their children who progressively require more help with everyday tasks.
Becker Muscular Dystrophy
In contrast to DMD, BMD results from an in-frame mutation in the dystrophin gene yielding a partially functional protein. BMD patients often are diagnosed at a later age in childhood (approximately 11 years old) with similar symptoms to DMD of symmetrical, proximal limb weakness, notable in the quadriceps, with calf hypertrophy and elevated CK. Progression can be variable and often slower than DMD with mean age of loss of ambulation in the late 30’s and a select few remaining ambulatory into their 50’s or beyond. BMD patients with dystrophin gene deletions ending on exon 45 (del 45-x) or including exon 51 (del x-51) typically have a mild or minimal lower limb weakness and remain relatively stable over time as measured by the North Starr Ambulatory Assessment (NSAA). BMD patients with deletions situated in the exon 45-53 mutational hotspot, but not including exons 50-51, result in a typical BMD disease course with progressive loss of lower limb function, measurable with the NSAA over a 12-month period with the majority losing ambulation at some point in their lifetime. Compared to DMD, BMD patients’ skeletal myopathy occurs later in childhood, and they maintain ambulation through age 16. However, BMD patients develop cardiomyopathy at a similar mean age to DMD (14.4 years DMD and 14.6 years BMD). BMD patients may experience worse cardiomyopathy symptoms than DMD patients because BMD patients are ambulatory longer and can perform more motor function such that symptoms of cardiomyopathy may be more readily detectable with exertion, while DMD patients will uniformly be non-ambulatory in the teenage years. BMD patients with cardiac failure commonly have mean life expectancy of 40 to 65 years old.
Comparison of DMD and BMD
Current Treatments for DMD and BMD and their Limitations
There is no cure for DMD and for most patients, there are no satisfactory symptomatic or disease-modifying treatments. Standard of care in DMD includes physical therapy to maintain mobility and prevent contractures, bracing and surgery for scoliosis, medical treatment for cardiomyopathy and heart failure, respiratory therapies for ventilatory impairment, psychosocial management to support behavior and learning, glucocorticoid regimens and exon skipping therapies.
Glucocorticoids
The chronic and ongoing damage state seen in DMD is one of the targets of glucocorticoids. Glucocorticoid treatment with either prednisone or EMFLAZA (deflazacort), the current standard-of-care for DMD, has been shown to temporarily improve muscle strength, prolong the period of ambulation and slow the functional decline, including upper limb and respiratory function, characteristic of the disease. The modest chronic benefit of steroids, weighed against the risks, limits utilization to a relatively narrow age range since initiation of treatment prior to age four is not recommended and treatment is discontinued after loss of ambulation. Sustained glucocorticoid dosing in young DMD patients is associated with side effects including weight gain which could lead to obesity, Cushingoid features, excessive growth of hair on the body, adverse behavior changes, growth impairment, delayed puberty, immune suppression, adrenal suppression, fractures and cataracts.
Exon Skipping Therapies
There are four FDA conditionally-approved antisense oligonucleotide (AO) therapies, each limited to a specific mutation and a subset of the patient population: EXONDYS 51 (eteplirsen), approved for the treatment of DMD patients amenable to Exon 51 skipping, AMONDYS 45 (casimersen), approved for the treatment of DMD patients amenable to Exon 45 skipping and VYONDYS 53 (golodirsen) and VILTEPSO (vitolarsen), both approved for the treatment of DMD patients amenable to Exon 53 skipping. An aggregate of approximately 29% of DMD patients are amenable to treatment with these therapies. The FDA labels for all four drugs state that a clinical benefit has not yet been established and that continued approval may be contingent upon the verification of such clinical benefit in confirmatory clinical trials. In addition, Translarna® (ataluren), a small molecule intended to promote ribosomal read-through to overcome the nonsense (stop) pathogenic mutations in DMD, was granted conditional approval by the EMA, Iceland and South Korea to treat DMD caused by a nonsense variant in ambulatory patients aged five years and older. However, Phase 3 trials have not confirmed clinical efficacy and Translarna® is not approved for treating DMD in the United States. All five of these approved products seek to address DMD through exon skipping, but we believe their limited observed efficacy is due to poor muscle penetration and biodistribution. EXONDYS 51, VYONDYS 53 and AMONDYS 45, in addition to requiring weekly intravenous infusions, have demonstrated a less than 1% mean increase in dystrophin in clinical trials, which we believe is a function of poor and inefficient muscle transduction. Moreover, a significant limitation of exon skipping approaches for DMD is the fact that each AO has been developed for skipping of a specific exon and their use is limited to a sub-set of mutations and hence only used in a subpopulation of DMD patients (e.g., exon 51 skipping is feasible in only up to 13% of all DMD patients). Other companies, such as Avidity Biosciences, Inc. and Dyne Therapeutics, Inc. are working to improve on the muscle delivery aspects of AOs but suffer from the same limitations of first-generation AOs in that they will be restricted to specific, genetically defined DMD subsets. Data suggests that with all exon skipping approaches, the best treatment outcome that DMD patients can expect is a Becker-like disease phenotype.
Gene Therapy for DMD
The lack of dystrophin in patients with DMD has long been a target for adeno-associated virus (AAV) based gene therapy but the limited packaging capacity of AAV vectors (4.7 kilo-bases) and the large size of the dystrophin gene (2.2 mega-bases, >400 times bigger than the AAV vector itself) remain a challenge to delivering a fully functional dystrophin protein to patients. As such, the field has shifted to the use of miniaturized dystrophin or microdystrophin expression cassettes that yield a smaller, less complete version of the dystrophin protein as the therapeutic payload; current constructs express truncated dystrophin proteins that are 20% to 30% of the normal size of the full-length dystrophin protein.
Recently, a number of gene therapies designed to produce a minidystrophin or microdystrophin have progressed into clinical development. However, it is estimated that between 20% to 60% of patients have antibodies against AAV due to naturally acquired infections. These antibodies prevent them from receiving AAV gene therapy due to pre-existing AAV immunity to the capsid, the protein shell of the virus used for delivery, which can lead to severe and potentially deadly immune response. The duration of activity and utility/safety of these approaches in older patients is also an open question.
The question around whether gene expression can persist lifelong after a single vector administration is an area of debate across many disorders including dystrophinopathies. The long-term persistence of transgene expression is exacerbated by preexisting or recall immune responses to the AAV vector capsid and/or to the transgene product itself, which can interfere with therapeutic efficacy. Furthermore, this limited durability is problematic because re-administration after the first dose is currently not possible.
The current gene therapies for DMD also have strict age cut offs for patient eligibility. Both Pfizer and Sarepta Therapeutics have limited their Phase 3 patient enrollment to children aged four to seven years old, thus excluding a significant proportion of DMD children and adolescents. Due to weight-based dosing regimens, for older patients in particular, who are generally heavier, scaling up to produce enough AAV-based viral vector genomic particles or vector genomes, remains a potentially significant encumbrance and even if feasible, raises concerns relating to safety of administering higher viral loads to patients. It is important to note that multiple clinical trials have reported significant adverse events associated with systemic administration of higher doses of AAV to treat muscle diseases. Vector dilution will also be an important consideration that we believe will limit the current class of AAV-based gene therapies to the age groups studied in their respective trials. We anticipate that treatment with AAVs engineered to deliver mini or micro dystrophin in younger patients will lead to a dilution of the transcript with age and normal growth; thus, children are unlikely to express dystrophin as their disease progresses and they become symptomatic and non-ambulatory.

Even if minidystrophin or microdystrophin gene therapy for DMD is successful, we believe that the best potential therapeutic outcome is inducing a Becker-like phenotype where patients would still have significant residual skeletal muscle impairment and will thus continue to have a high degree of unmet need. What is clear is that gene therapies currently in development for DMD do not represent a cure for the disease.
We believe that each of the therapeutic approaches outlined above currently have significant limitations, and that there continues to be a high unmet medical need for new disease-modifying therapies for the treatment of patients with DMD. Moreover, with the biotechnology and pharmaceutical industry’s almost exclusive focus on DMD, little attention has been paid to drug development in BMD where there are no approved therapies for patients.
Our Solution: EDG-5506
Since the cloning of the dystrophin gene in 1986, researchers, clinicians, and pharmaceutical and biotechnology companies have worked relentlessly to advance the scientific and clinical understanding of DMD to accelerate finding a cure. At Edgewise, we have built on top of this foundational work through applying our understanding of muscle physiology to develop EDG-5506, a molecule that we believe has the potential to change the devastating course of DMD. While many of our competitors are targeting dystrophin, our orthogonal approach is focused on protecting muscle damage induced by contractions from activities of daily living.
EDG-5506 is an orally administered, allosteric, selective, fast myofiber (type II) myosin inhibitor that is designed to be inactive against slow myofiber (type I) myosin present in both skeletal muscle and the heart. We believe EDG-5506 has the potential to overcome many of the obstacles facing other therapeutics in development for the treatment of dystrophinopathies based on the following key characteristics:
•
Offers a novel, potentially disease modifying approach for the treatment of rare muscle diseases by blocking the structural destabilization of skeletal myofibers.   By protecting dystrophin deficient myofibers from degeneration, EDG-5506’s mechanism of action is directed towards the underlying cause of muscle degeneration in DMD and BMD to reduce muscle damage, allow healthy muscle contraction and prevent downstream fibrosis.

•
Highly selective for all fast type II myofibers thus limiting the potential for serious off-target side effects.   Our non-clinical toxicology package has not revealed any off-target or unexpected side effects, following systemic administration.

•
Targeted distribution into muscle tissue limits exposure to other organs.   EDG-5506 exhibits a high volume of distribution due to target-mediated partition into skeletal muscle. This reduces exposure of the compound to other organs such as the liver and kidney, limiting the chances of unexpected adverse effects.

•
Offers a mutation agnostic approach with the potential to be used for disorders resulting from genetic lesions in dystrophin or the sarcoglycan complex.   EDG-5506 can potentially be used to treat all populations of DMD and BMD, as well as LGMD, a progressive, lethal myopathy that results from mutations of key proteins in the sarcoglycan complex.

•
Provides a mechanistic approach to treat DMD that may provide additional functional benefits over genetic based therapeutics.   DNA based gene therapies or RNA based exon skipping therapeutics are designed to produce a mini- or micro-dystrophin but not a full-length dystrophin protein; therefore, the best potential therapeutic outcome for these therapies might be a Becker-like phenotype where patients would still have significant skeletal muscle impairments and high degree of unmet need.

•
Offers a potential treatment option to patients, regardless of therapy background, immune background, age or weight.   We are developing EDG-5506 to be used as a single agent therapy but it may also provide a synergistic or additive effect in combination with available therapies and therapies currently in development. Moreover, EDG-5506 may offer a disease modifying option for patients currently excluded from minidystrophin or microdystrophin gene therapy due to age (exclusively four to seven year old children) and those who have antibodies against AAV due to naturally acquired infections.

We believe these characteristics uniquely position EDG-5506 as a potentially new standard of care for patients with DMD and BMD, either as a standalone or in combination with other therapies.

An illustration of EDG-5506’s novel mechanism of action
Background and Rationale of Our Approach
Human skeletal muscle consists of three fiber types, “slow” type I and “fast” types IIa or IIx/d, defined by the specific myosin isoform that they express. Studies have shown that fast muscle fibers are more susceptible to injury in both healthy individuals and in DMD. Histological studies of young DMD patients document distinct fiber-type imbalances in the co-localization of fast and embryonic myosin, a marker of regenerating muscle fibers. Similar observations have also been made in all known mammalian models of DMD. The control and coordination of these fiber populations is a complex process, designed to maintain physical performance even under conditions of extreme environmental and metabolic stress. Under normal conditions, skeletal muscle contractile demand is much lower than at the maximal output. Maximal activation of muscle is painful, damaging and unproductive to sustained function. We have taken advantage of this flexibility to explore an alternative therapeutic strategy to protect susceptible type II skeletal muscle fibers.

Properties of skeletal muscle fiber types: slow (type I) and fast (type II) fibers

Type I: 50%
Slow/Cardiac
Type II a: 35%
Fast Fatigue-Resistant
Type II x/d: 15%
Fast Fatigable
A Twitch
2 g
50 ms
10 g
50 ms
50 g
50 ms
B Unfused tetanic force
2 g
13 Hz
500 ms
10 g
20 Hz
250 ms
50 g
25 Hz
250 ms
C Fatigability
g
4
2
0
0
2
4
6
60
min
g
30
20
10
0
0
2
4
6
50
min
g
50
0
0
2
4
6
15
min
Key: Electrical stimulus

Top row (**A**) shows tension developed during single twitches. The middle row (**B**) shows the tension developed during an unfused tetanus. The bottom row (**C**) shows the degree to which each fiber type can sustain force during continuous stimulation.

When muscle fibers undergo damage, they release internal proteins such as CK (A) and troponin into the blood. One of the troponin subunits, TnI has a different isoform for each type of striated muscle (fast, slow and cardiac) and can be used to explore the fiber-specific source of these proteins. We evaluated DMD and BMD patient plasma samples using high specificity assays for fast and slow myofiber TnI and observed that fast myofiber TnI (TnI2) plasma levels (B) are higher than slow myofiber TnI (TnI1) levels (C), suggesting that fast myofibers are more susceptible to loss of dystrophin function during muscle contraction. Conversely, we observed that HVs had virtually no leak from fast muscles (B).
Biomarkers of fast fiber turnover are elevated in BMD and DMD
Using high-throughput screens of type II fast skeletal muscle myofibrils, we identified a novel structural class of myosin ATPase inhibitors that we optimized for potency, selectivity, physiochemical properties and PK, leading to the synthesis of EDG-5506. EDG-5506 acts to protect dystrophic muscle from breakdown by modulating contraction in susceptible fast muscle fibers. Our goal is to reduce contraction of susceptible muscle fibers by five to twenty percent. We believe that the reduced muscle breakdown will result in potential preservation or enhancement of physical function in DMD patients.

Regulating myofiber contraction in DMD patients is not a novel concept. Dantrolene, an inhibitor of the ryanodine receptor that modulates both fast and slow skeletal myofiber contraction was used in a small clinical study in 1991 in DMD patients. Treatment was associated with a 3-fold reduction in CK and a trend favoring attenuation of strength. While it is approved for treatment of malignant hyperthermia and chronic spasticity, it is not approved or used in DMD. Chronic treatment with dantrolene has been associated with drowsiness and the potentially serious side effect of idiosyncratic fatal hepatotoxicity, limiting its broad use. We anticipate that the high potency, fast fiber targeting and low projected dose of EDG-5506 will limit unwanted side effects. Moreover, stabilization of the sarcomere for the most damage-susceptible muscle fibers in DMD with EDG-5506 potentially provides greater muscle protection than inhibition of calcium release via the ryanodine receptor.
Another corollary to our approach of selectively targeting type II fast skeletal muscle myofibrils with EDG-5506 is mavacamten (MYK-461), a selective allosteric inhibitor of cardiac type I myosin ATPase. Mavacamten is currently in Phase 3 development for HCM, a disorder characterized by excessive contractility and impaired relaxation of cardiomyocytes. Through selective targeting of cardiac type I myosin ATPase, mavacamten is designed to reduce cardiac muscle hypercontractility in HCM. Mavacamten’s mechanism of action further validates selective allosteric inhibition of myofibers as a viable therapeutic approach to treating various muscle disorders.
Interestingly, nature has carried out one of the more critical experiments to help us understand the impact of inhibiting fast fiber myosin selectively. There are several reports describing the human phenotype of people born with genetic loss of function (LOF) of the myosin heavy chain 2 gene, MYH2. Muscle biopsies in these patients show a heavy skewing towards slow type I muscle fibers as a result of complete lack of fast type II muscle fibers. These patients have mild, proximal muscle weakness with ocular muscle involvement but remain ambulatory throughout life. The observations in these patients demonstrate an ability of the body to maintain function despite complete loss of one myofiber type. Given that our goal is to only partially inhibit type II fast skeletal muscle myofibrils in order to modulate force development and not completely inhibit them, as is the case in the LOF patients, it is our belief that selective fast fiber inhibition with EDG-5506 will likely be well-tolerated and may protect dystrophic myofibers from degeneration and subsequently improve and/or preserve physical function.
Preclinical Data
In Vitro Biochemical and Single Muscle Fiber Assays
The inhibitory activity and specificity of EDG-5506 was measured using skeletal myofibril preparations isolated from muscle sources with uniform myosin composition. We observed that EDG-5506 inhibited fast myofibril ATPase from rabbit psoas muscle with an IC50 of 0.2 µM (A). Myosin inhibitory activity was further supported by measuring the actin-activated ATPase of purified S1 myosin motor sub-fragment. We observed that EDG-5506 inhibited the enzymatic activity of fast, but not cardiac or the more unrelated smooth muscle S1, with an IC50 of 0.11 µM and >100 µM, respectively (B and C). We also observed that EDG-5506 selectively reduced contraction in fast skeletal muscle fibers with an IC50 of 0.7 µM (D). In contrast, maximal inhibitory concentrations of EDG-5506 had no observed effect on slow skeletal or cardiac muscle fibers (E and F). In ex vivo assays using mouse muscle, we observed that EDG-5506 reduced contraction in a concentration and time-dependent manner, completely inhibiting fast extensor digitorum longus (EDL) muscle but only partially inhibiting mixed fast/slow soleus muscle.

EDG-5506 selectively inhibited fast skeletal muscle ATPase and contraction
Protection of Dystrophic Skeletal Muscle from Contraction-induced Functional Decline
The inhibitory activity of EDG-5506 in live skeletal muscle ex vivo was measured in wild type (WT) mouse EDL muscle, a predominantly fast skeletal muscle in the hindlimb. We observed that the addition of EDG-5506 to isolated muscle resulted in concentration- and time-dependent decreases in maximal force (A). EDL muscles from dystrophic mdx mice exhibited enhanced force run-down with eccentric (lengthening) contraction. We also observed that the addition of 5 µM EDG-5506 to mdx EDL muscle for 60 minutes (enough to decrease pre-injury maximal force by 50%) decreased peak force decline closer to that observed in WT mouse muscle (B). Protection with EDG-5506 exhibited a concentration dependent response with 50% of maximal protection at approximately 1 µM, associated with an approximately 10% decrease in force at the time of the injury (C).

EDG-5506 protected dystrophic skeletal muscle from contraction-induced functional decline ex vivo

A
Force (% Fmax)
Time (min)
DMSO
0.1 µM EDG-5506
1 µM EDG-5506
10 µM EDG-5506
B
WT EDL
mdx EDL
mdx EDL
EDG-5506 5 µM
Lengthening Trials
C
% Initial Force
Contraction Number
WT mouse
mdx vehicle
mdx EDG-5506 0.3 µM
mdx EDG-5506 1 µM
mdx EDG-5506 3 µM
mdx EDG-5506 5 µM

In situ muscle tests were next performed on intact mdx mouse TA muscle, with contraction elicited via sciatic nerve stimulation and force measured from a tendon at the ankle of the mouse under anesthesia. In this model, contracting muscle is rapidly lengthened, resulting in excessive stress that causes an amplified decrease in the ability of the muscle to contract after the injury in mdx but not normal mice. We observed that oral doses of EDG-5506 caused dose-dependent decreases in muscle force prior to lengthening injury (A). After lengthening injury, we observed that EDG-5506 prevented exaggerated force deficits, returning the injury response in mdx mice to that of a normal mouse (B). Importantly, we observed that full protection of the muscle was possible with only small decreases in force prior to injury (<10% — compare force decrease in (A) with protection in (B)).

EDG-5506 protected dystrophic skeletal muscle from contraction-induced functional decline in situ
Protection of Dystrophic Skeletal Muscle from membrane disruption
In conjunction with exaggerated force deficits, exercise of dystrophic skeletal muscle triggers membrane disruption that results in edema, entry of extracellular calcium ions and necrosis. Fluid entry was visualized in mdx mouse muscle ex vivo and in vivo. Ex vivo imaging was performed by incubating mdx extensor digitorum longus (EDL) muscle with procion orange, a membrane impermeable dye. We observed that lengthening contraction of muscle led to increased uptake of the dye, which was visualized with immunofluorescence (A). We also observed that preincubation of muscles with EDG-5506 resulted in a concentration-dependent decrease in procion-positive fibers (B).
Muscle membrane leak was separately visualized in vivo by intravenous injection of Evans blue dye (EBD), which is only taken up by disrupted muscle fibers and marks them with a blue color. Mdx mice were administered vehicle or EDG-5506 daily for three weeks before EBD injection. Mice were then sacrificed 24 hours later, and blue fibers visualized after removal of the skin (C). We observed that EDG-5506 dramatically lowered the appearance of blue muscle fibers (examples marked with red arrows), close to that observed in healthy normal mice. We believe these observations further support EDG-5506’s ability to protect muscles from membrane disruption and edema.

EDG-5506 reduced muscle membrane disruption in mdx mice

Vehicle
1 µM EDG-5506
5 µM EDG-5506
Red = fluorescent procion orange. Taken up by leaky muscle fibers
Green = wheat germ agglutinin (outlines fibers)
****
****
Procion uptake (% muscle area)
50
40
30
20
10
0
Vehicle
1 µM EDG-5506
5 µM EDG-5506
WT
Control
mdx
Control
mdx
EDG-5506 3 mg/kg

Protection of dystrophic skeletal muscle from exercise-induced injury
Exercise was next used to induce exaggerated muscle injury in mdx mice. Exercise in mdx mice yields membrane injury which causes muscle proteins, including CK, to leak from muscle into the circulation. Mdx mice were administered a single dose of vehicle or EDG-5506 and were physically challenged with a grip strength test device four hours later. We observed that EDG-5506 had no detrimental effect on grip strength performance (A)  but that circulating CK activity after the exercise was significantly lower than that shown in disease controls (B). This study demonstrated that therapeutic muscle protection in vivo is possible without inhibiting myosin to a level that decreases strength. It is worth noting that this type of single-dose challenge experiment was not expected to demonstrate strength improvements but instead was used as a strength challenge to elicit muscle injury.

EDG-5506 protected muscle from exercise-induced injury in mdx mice
Improvements in strength and diaphragm fibrosis in mdx mice after eight weeks oral administration of EDG-5506
Longer term effects of EDG-5506 were assessed in young mdx mice after eight weeks of administration. EDG-5506 treated mice exhibited higher grip strength compared to vehicle treated mice (A). At the end of the study, continued muscle protection was observed with a rotarod exercise challenge. There was no observed difference in rotarod performance (B), but CK was observed to be lower in the treated groups compared to vehicle, consistent with single-dose results (C). While DMD patients exhibit extensive muscle fibrosis with age, collagen accumulation in mdx mice is generally limited to the diaphragm. Histological examination of the diaphragm using a collagen stain (picrosirius red) revealed lower staining in EDG-5506 treated mice (example images D, calculated area E).

EDG-5506 improved strength and diaphragm fibrosis after 8 weeks treatment of dystrophic mdx mice

(A)
Average grip strength (g/g BW)
****
*
WT
Vehicle
EDG-5506 1 mg/kg
EDG-5506 3 mg/kg
(B)
Summed Run Time (sec)
Vehicle
EDG-5506 1 mg/kg
EDG-5506 3 mg/kg
(C)
CK Activity (U/L)
**
****
Vehicle
EDG-5506 1 mg/kg
EDG-5506 3 mg/kg
(D)
WT
mdx vehicle
mdx EDG-5506 1 mg/kg
mdx EDG-5506 3 mg/kg
(E)
Picrosirius Positive Area (%)
****
*
ns
WT
mdx Vehicle
mdx EDG-5506 1mg/kg
mdx EDG-5506 3mg/kg

Error bars shown +/- SEM. Significance calculated by one-way ANOVA with Dunnet's multiple comparison. *p<0.05; ** p<0.01; ***<0.001; **** p<0.0001.

Improvements in fibrosis, cardiac hypertrophy and kyphosis in the DBA/2J mdx mouse model of DMD
Unlike DMD patients, the dystrophin-deficient mdx mouse on the C57BL/10 genetic background (B10.mdx) is mildly affected by disease with limited muscle fibrosis. A more severe muscle disease is observed when the mdx mutation is crossed onto the DBA/2J genetic background (D2.mdx). This model exhibits greater muscle damage, impaired muscle regeneration, muscle wasting, and exacerbated progression of intramuscular fibrosis than age matched B10.mdx mice. Given that the DBA/2J mdx mouse phenotype better recapitulates characteristics of the human disease, we evaluated the effect of EDG-5506 on skeletal muscle fibrosis in this mouse model.
We observed that twelve weeks EDG-5506 dosing via incorporated chow at 50 ppm (roughly equivalent to 1 mg/kg per day by oral administration) in DBA/2J mdx mice starting at five weeks old reduced fibrosis in anterior tibialis (TA) muscle and diaphragm muscles (A, B) with a trend towards lower fibrosis in the left ventricle of the heart (C).

EDG-5506 reduced muscle fibrosis in DBA/2J mdx mice after 12 weeks treatment
Unexpected trends in the reduction of cardiac fibrosis led us to examine DBA/2J mdx mice in two studies after longer term (12 to 15 months) dosing. At the end of the study in 15-month-old mice, we performed a whole-body examination of musculoskeletal anatomy after removing the skin in euthanized mice. Skeletal muscles were noticeably smaller in the fore and hindlimbs of DBA/2J mdx mice and kyphosis (spinal curvature) was visible when compared to control DBA 2/J mice (blue arrows). We observed that treatment with EDG-5506 for 14 months dramatically prevented muscle loss and kyphosis (green arrows). This observation is particularly meaningful as scoliosis can be observed in older DMD patients following loss of ambulation. Scoliosis coupled with diaphragm fibrosis drives respiratory failure and is a significant cause of death in DMD patients.

EDG-5506 dramatically prevents kyphosis in DBA/2J mdx mice
Consistent with shorter term studies, we also observed significant reductions in gastrocnemius muscle fibrosis along with significant improvements in muscle weight (A). Diaphragm fibrosis was not observed to be lowered with longer term treatment (B), but the incidence of lipid vacuole deposition (red arrows) was observed to be significantly lowered with treatment. Fatty tissue deposition is common in older DMD patients, in conjunction with fibrosis.
EDG-5506 improved skeletal muscle fibrosis and atrophy in DBA/2J mdx long-term studies

A
control
EDG-5506
Gastrocnemius Muscle
Percent Fibrosis
DBA/2J WT
DBA/2J mdx control
DBA/2J mdx EDG-5506
Gastrocnemius weight (mg/g body weight)
DBA/2J WT
DBA/2J mdx
DBA/2J mdx EDG-5506
B
control
EDG-5506
Diaphragm
Percent Fibrosis
DBA/2J WT
DBA/2J mdx control
DBA/2J mdx EDG-5506
Estimated Lipid Area (percent)
DBA/2J mdx control
DBA/2J mdx EDG-5506

Graphs show mean +/- SEM. Significance calculated by one-way ANOVA with Dunnet's multiple comparison (*<.05; **<0.01; ***<0.001; ****<0.0001)

Improvements in cardiac fibrosis and hypertrophy in DBA/2J mdx long-term studies
Longer term dosing of DBA/2J mdx mice also demonstrated lower cardiac fibrosis compared to vehicle controls in both long term studies (A, B). We also observed a reduction in the incidence of cardiac hypertrophy (C). Observing cardiac benefit in DBA/2J mdx mice is uncommon and has not been demonstrated in long-term studies with high level AAV micro-dystrophin transduction. As the heart is not a direct target of EDG-5506, we believe the mechanism of this benefit is indirect via improvement of skeletal muscles, including the diaphragm. Given that cardiac myopathy is a common driver of mortality in both DMD and BMD, we believe that this is a significant and clinically relevant finding.

Reduced cardiac fibrosis and hypertrophy in DBA/2J mdx mice following treatment with EDG-5506
Reversible decreases in circulating muscle injury biomarkers following EDG-5506 administration in Golden Retriever muscular dystrophy (GRMD) dogs
Mouse models of DMD recapitulate many features of disease but they are enriched for fast fibers, develop only localized muscle fibrosis and do not exhibit functional deficits until relatively late in life. In contrast, dogs have muscle that has similar proportions of fast and slow fibers (approximately 50/50) compared to humans and weakness/functional deficits with age that more closely resemble DMD patients. Amongst the dog models of DMD, the GRMD dogs are the largest and most severely affected. GRMD dogs tend to be weak at birth and then stabilize at two weeks of age before progressive muscle damage, inflammation and pseudo-hypertrophy, particularly of the flexor muscles of the limbs causing physical weakness. Unlike DMD patients, GRMD dogs remain ambulatory and disease symptoms stabilize at six months of age, at which age their muscle histology is similar to that of a 10-year-old DMD patient.
Four disease-stable dystrophin deficient female GRMD dogs (seven months old) were dosed daily with vehicle for one week and then with EDG-5506 (3 mg/kg loading dose for two to three days, then 1 mg/kg daily) for two weeks before a six-day washout period. CK was reversibly decreased >50% with EDG-5506 (A).

Circulating CK levels correlate with activity in GRMD dogs. In a follow-up study, (same dogs, 18 months of age), we tested whether administration of EDG-5506 affected activity using an activity monitor. We observed that EDG-5506 improved average daily activity by >30% (B), increased active time and decreased rest time in a reversible manner demonstrating both reduction in CK and improved physical function. To our knowledge, this is the first documented intervention to improve biomarkers and physical function in symptomatic, disease stable GRMD dogs. Our studies demonstrating consistent beneficial effects of EDG-5506 across multiple established preclinical models is differentiated and we believe speaks to the fundamental nature of our novel approach.
EDG-5506 decreased circulating injury biomarkers and improved activity in GRMD dogs

A
Circulating Biomarker Throughout Study
Plasma CK across ALL GRMD dogs at 7 months*
ns
*
****
***
****
ns
25000
20000
15000
10000
5000
0
CK Activity (U/L)
Vehicle Baseline
EDG-5506 Dosing
Washout
Vehicle Repeat
B
Daily Average Activity
GRMD dogs at 18 months*
ns
****
***
6000
5000
4000
3000
2000
1000
0
Daily Average Activity
(Fitbark points)
Pre-Dose Baseline
Vehicle Baseline
EDG-5506 Dosing
Washout

Abbreviations: Golden retriever muscular dystrophy (GRMD)

* Graph shows mean +/- SEM. Significance calculated by one-way ANOVA with Dunnet's multiple comparison (*<0.05; **<0.01; ***<.001; ****<0.0001)

EDG-5506 lowered disease biomarkers in DMD dogs as measured by SOMAscan
We used a SOMAscan aptamer-based high-throughput proteomics platform to determine if other proteins, beyond CK, change in plasma in response to treatment with EDG-5506. As expected, GRMD control plasma samples exhibited many protein differences compared to healthy dogs, reflecting the serious skeletal muscle pathology of these animals. EDG-5506 successfully restored the GRMD plasma protein signature closer to that of WT dogs, reversibly lowering elevated proteins and increasing downregulated proteins. A closer examination of proteins significantly lowered by treatment with EDG-5506 validated previous CK activity measures (muscle CK reversibly lowered 34%, p<0.05). Gene ontology (GO) term analysis also revealed decreases in cellular pathways commonly associated with dystrophic muscle including apoptotic, cellular signaling, metabolic and immune responses.
SOMAscan analysis of patient plasma has previously been used to generate a common serum protein signature for DMD. As such, we compared EDG-5506’s response fingerprint in GRMD to DMD patient data. Comparison with GRMD baseline samples revealed a set of 40 elevated and nine depleted proteins overlapping with the DMD patient signature. The SOMAscan analysis showed that EDG-5506 significantly and reversibly altered blood concentrations away from the DMD patient signature profile during the dosing period.

EDG-5506 positively altered GRMD proteins identified as being associated with the dystrophic state in DMD patients

GRMD Increased *
GRMD Decreased *
Fractional Difference
(Relative to Pre-Treatment Baseline)
0.5
0.0
-0.5
1.0
EDG-5506 Treatment
Post-Treatment
Pre-Treatment
****
****
****
*
*
ns

* Proteins selected by overlap between GRMD and published DMD signature biomarkers[1]: 40 increased and 9 decreased

Significance calculated by one-way ANOVA with Tukey's multiple comparison correction. * $p<0.05$, ** $p<0.01$, *** $p<0.001$, **** $p<0.0001$

Preclinical Pharmacokinetics and Metabolism of EDG-5506
In all species studied to date, concentration-time profiles resulting from bolus intravenous administration are characterized by rapid distribution phase followed by mono-exponential decay. EDG-5506 displayed a terminal half-life ranging from 21 to 69 hours across species. The compound distributes to skeletal muscle, its intended therapeutic target, with high skeletal tissue to plasma ratios. Distribution to cardiac muscle is minimal and tends to be on the order of 2-fold plasma levels. High absolute oral bioavailability was observed across species when presented as a solution or highly dispersed suspension.
Cytochrome P450 (CYP) reaction phenotyping studies using recombinant enzymes have identified several isoforms that are involved in EDG-5506 metabolism, including CYP3A4, 2D6, and 2C19. Drug-drug interaction studies in human liver microsomes conducted at concentrations up to 30 µM did not indicate reversible inhibition of CYPs 1A2, 2B6, 2C9, 2C19, 2D6, and 3A4. Similarly, EDG-5506 did not display measurable inhibition in time-dependent studies in the same panel of CYPs.
EDG-5506 has been administered to mouse, rat, dog, pig and monkey by intravenous and oral administration, the intended route of administration in humans, to project human PK parameters using simple allometry.
EDG-5506 Toxicology Studies
The toxicity and safety pharmacology profile of EDG-5506 has been explored in standard good laboratory practice (GLP) safety pharmacology studies, in non-good laboratory practice exploratory and dose range studies. 13-week repeated dose toxicity studies were performed in rat and dog to support the Phase 1 first-in-human clinical trial. All toxicities noted were ascribed to EDG-5506 and were consistent with the known mechanism of EDG-5506 and exaggerated primary PD activity (i.e., inhibition of type II fast skeletal muscle myosin). There were no unanticipated off-target toxicities noted in either rats or dogs administered EDG 5506 for up to 13 weeks.
A 26-week oral GLP toxicity study of EDG-5506 in rats and a 39-week oral GLP toxicity study of EDG-5506 in dogs are ongoing. We anticipate data from these studies in the second half of 2021. We are also conducting a juvenile GLP toxicity study of EDG-5506 in rats and expect to have results available in 2022.

EDG-5506 Formulation
EDG-5506 is formulated as a powder for suspension in a commercially available compounding agent, SyrSpend® SF (sugar free), for once daily oral administration. This allows EDG-5506 to be administered to young children. SyrSpend® SF is a sweetened, suspending vehicle for use in compounded oral liquid preparations. SyrSpend® SF is composed of modified food starch, citric acid, sucralose, and sodium citrate. All ingredients are “Generally Recognized as Safe” (GRAS) or classified as “inactive ingredients” by the FDA when used in accordance with their intended purpose. As EDG-5506 is a biopharmaceutics classification system (BCS) Class 1 molecule, it can be readily formulated into solid dosage forms including tablets and capsules.
EDG-5506 Clinical Plan
An overview of our clinical development plan for EDG-5506 in DMD and BMD is shown below.
EDG-5506 Phase 1 Clinical Data
In October 2020, we initiated a Phase 1 randomized, placebo-controlled, double-blind, single and multiple ascending dose clinical trial to evaluate the safety, tolerability and PK of EDG-5506 in adult HVs (Phase 1a) and adults with BMD (Phase 1b). The starting dose was informed by the no observed adverse effect levels (NOAELs) from the 13-week GLP toxicology study. The Phase 1 clinical trial is being carried out at a single site in San Antonio, Texas.
In the first-in-human single ascending dose (SAD) trial, oral doses of EDG-5506 (0.5, 1.5, 5, 15, 45, 90 and 135 mg) or matching placebo were administered to 56 HVs — cohorts of eight participants were randomized to six receiving EDG-5506 and two receiving a placebo for each dose group. A single dose of EDG-5506 up to 90 mg was considered generally safe and generally well-tolerated. The 90 mg dose was declared as the maximal tolerated dose (MTD) by the independent data monitoring committee (IDMC). Dose limiting somnolence was observed at the 135 mg level with onset that tracked with peak plasma exposures. This observation was readily monitorable and generally self-resolved within four to eight hours. No other clinically significant findings were observed in these individuals — respiratory rate, heart rate, blood pressure, oxygen saturation and blood glucose were all within the normal range. A summary of the most notable adverse events from the single ascending dose cohorts of the Phase 1a clinical trial is shown below.

Our SAD demonstrated rapid absorption of EDG-5506 following a single oral dose. EDG-5506 displayed a favorable human PK profile, consistent with extensive on-target muscle distribution and a half-life of approximately 15 days. Exposures were observed to be dose proportional up to the 45 mg dose. PK modeling utilizing the SAD dataset project that once-daily doses of 10-15 mg daily will achieve steady-state Ctrough drug concentrations at or above the efficacy exposure levels achieved in preclinical dystrophic models.
Phase 1a single dose PKs in HVs
As part of the first in human clinical trial, we also explored EDG-5506’s ability to inhibit quadriceps twitch force, a direct biomarker measure. Using a trans-magnetic device to stimulate involuntary leg contraction via a probe placed over the top of the leg, muscle force was then measured via a force transducer connected to the ankle. This novel experimental measure has not been used previously in an interventional trial. Our goal was to derive a relationship between dose, plasma exposure and involuntary twitch force inhibition after administration of EDG-5506.
Proof of mechanism was demonstrated by dose dependent PD activity at doses of 45 mg and above, with each dose cohort clearly differentiated from placebo. EDG-5506’s robust PD effect in humans was observed at exposures similar to those seen at efficacious levels in preclinical disease models. The time course of peak PD activity (10 hours post dosing) was substantially separated from the onset of somnolence (approximately 30 minutes post dosing). The effect was reversed within 48 hours post dosing. Onset of the PD effect was consistent with preclinical observations of steady-state redistribution to the gastrocnemius muscle in rodents. Importantly, EDG-5506 was neither found to affect voluntary skeletal muscle function, as assessed by handgrip strength testing, nor was it found to negatively impact alternate forms of myosin elsewhere in the body (e.g., cardiac or slow muscle). These observations provide preliminary evidence of a dose dependent change in a biomarker of fast myosin inhibition following a single dose of EDG-5506. The magnitude of the effect was in line with force reductions required to prevent muscle degeneration in preclinical experiments with dystrophic mice. Moreover, human exposures at 10 hours were consistent with steady state concentrations observed in preclinical efficacy studies.
PD effect in HVs

50
0
-50
Quad Muscle Strength
Change from Baseline (%)
Placebo
15 mg
45 mg
90 mg
135 mg
5-20% inhibition protects models of
dystrophic muscle ex vivo, in situ and in vivo
baseline
5
10
24
Time Post Dose, hours

Based on the preliminary safety profile of EDG-5506 in the SAD, following IDMC endorsement, the 14-day MAD HV portion of the Phase 1 clinical trial was opened for enrollment. Our repeat dosing goal is to evaluate safety, tolerability, PK, and explore PD at exposures anticipated to be efficacious. PK modeling indicates that we can reach or exceed the target exposures at which we observed activity in preclinical models without major excursions in the Cmax. We believe we can readily achieve this by leveraging the muscle partition and long half-life of EDG-5506.

Phase 1a MAD dosing schedule
The Phase 1 clinical trial protocol also includes an additional cohort of adult BMD patients that will seek to address potential differences in safety, tolerability and PK in the background of dystrophic muscle (Phase 1b). We anticipate top line data from both the MAD portion and the adult BMD cohorts of the Phase 1 clinical trial in the second half of 2021.
Planned Future Clinical Trials
If our Phase 1 trial is successful, we intend to advance EDG-5506 in a Phase 2a, open label, multi-dose clinical trial assessing the safety and efficacy of EDG-5506 in BMD adults. Assessments in the Phase 2a clinical trial will include muscle performance measures, such as a modified-NSAA and timed function tests, in addition to serum biomarkers of myofiber degeneration (e.g., CK, troponins, myoglobin). We anticipate biomarker and functional data in BMD in 2022. If the Phase 2a clinical trial is successful, we plan to pivot into two separate registrational trials, one in pediatric DMD patients (which is projected to commence in 2022) and a second in BMD adolescents and adults. We will discuss all of these clinical trials with the appropriate regulatory agencies over the course of development. We also expect to commence exploratory clinical proof of concept work for EDG- 5506 in other inherited myopathies in 2022.
Rationale for Studying Adult Becker Muscular Dystrophy Patients
The typical BMD disease course is associated with progressive limb weakness resulting in severe disability and loss of ambulation as well as increased risk of early mortality from cardiac failure. No therapies have been approved for the treatment of BMD.
In 2016, a comprehensive, longitudinal one-year academic study was published of 69 BMD patients aged between six and 69 years. Patients were classified accordingly: deletions ending on exon 45 (del 45-x; n=28), deletions ending on exon 51 (del x-51; n=10), isolated exon 48 deletions (del 48; n=10) and other mutations (n=21). 90% of the del 48 and del x-51 had a mild or asymptomatic BMD disease course as is well known regarding the del x-51 genotype. Interestingly, the del 45-x patients presented with a more pronounced and severe BMD course with significant lower limb weakness measurable with the NSAA over a 12-month period, with the majority losing ambulation at some point in their lifetime.
We believe EDG-5506 has the potential to reduce biomarkers of myofiber degeneration (e.g., CK and TnI immediately after reaching therapeutic levels). While the focus of the Phase 1b in BMD patients is to assess safety, tolerability and PK, we also plan to measure these biomarkers of myofiber degeneration as part of the Phase 1b in BMD patients, given that they can be monitored through simple blood tests not requiring invasive testing. Any sustained downward movement of these biomarkers in the BMD patients enrolled in the Phase 1b clinical trial may give us early clinical proof of concept, and this data could be informative for understanding the PK and PD of EDG-5506 in patients with a dystrophic background. Moreover, we anticipate more robust biomarker data, in addition to functional data, from our Phase 2a open label trial in BMD patients in 2022.
BMD Natural History Study
We also plan on conducting the first industry-sponsored, global, prospective registry investigating the natural history of adults with BMD aged 18 years and older. The rationale for this study is to obtain data on functional characteristics, BMD-related biomarkers and BMD-related symptoms, tests and treatments, measured and reported over time in patients with BMD. This will help to establish natural history reference data points and identify future eligibility for recruitment into our planned registrational trial in BMD. This registry study will be conducted at multiple clinical centers and geographies across the United States and Europe.
Patient and Caregiver Engagement Strategy
The muscular dystrophy patient community is highly knowledgeable and active, having been heavily engaged with many of the innovations in the rare disease regulatory and drug development landscape and with strong relationships with KOLs, regulators, the research community and payors. We have and plan to continue to engage comprehensively with patients and physicians to develop positive relationships and transparent communication and become a valued partner in the muscular dystrophy stakeholder community. Through a variety of engagement efforts, we will seek to more fully appreciate the burden of disease from the patient perspective, understand the current standard of care and unmet needs in managing disease, and better learn what is most meaningful to patients. This patient insight will inform our preclinical, clinical development and commercial strategies and we expect it will facilitate more effective execution when recruiting for and conducting trials. We plan to support the key patient advocacy organizations in the United States and the European Union in their research, care, advocacy and educational initiatives to help improve the quality of life of individuals with muscular dystrophy and other diseases. By positioning ourselves as a trusted partner who moves with thoughtful urgency, we believe we will have a voice with the patients that will continue to serve us as we develop EDG-5506 and other programs for neuromuscular and other diseases.
Evolution of Newborn Screening for Muscular Dystrophy
There is typically is a diagnostic delay between when muscular dystrophy symptoms are first noticed by parents and brought to the attention of their primary care physicians, and when a genetic diagnosis is made. Unless there is a known family history, muscular dystrophy is not screened for in infancy.
To fill this gap, a newborn screening initiative was put into place led by muscular dystrophy patient advocacy organizations and community leaders in the mid 2000’s with the goal of identifying and providing care for every child born with muscular dystrophy and achieving Recommended Uniform Screening Panel (RUSP) status. A critical step in this effort was developing a scalable and cost-effective algorithm for accurately detecting muscular dystrophy that could be implemented at a national level. An Ohio NBS pilot from 2007 to 2011 developed a two-tiered process using CK measured from dried blood spot (DBS) and establishing a threshold level at which a second CK from venous blood was necessary to determine who should have genetic testing. Currently, a newborn screening pilot program in New York State is testing this and other aspects of a comprehensive newborn screening program at a large scale. A Steering Committee is compiling other evidence necessary to support a nomination package to the Advisory Committee for Heritable Disorders in Newborns and Children (ACHDNC) to add muscular dystrophy to the RUSP.
Once the requirements are met and accepted at a national level, implementation then takes place at the state level. State based universal NBS would allow more infants with muscular dystrophy to be identified earlier in life, giving them a greater chance of receiving benefit from optimal care and disease modifying treatments before symptoms manifest and functional milestones are lost.
Progress in NBS for muscular dystrophy and future implementation at a national level through inclusion of muscular dystrophy on the RUSP will allow potentially disease modifying therapies, such as EDG-5506, to be initiated early on allowing the possibility to completely alter the devastating natural history of the disease.
Additional Indications
LGMD
LGMD is a general term for muscular dystrophies that are not X-linked and are non-congenital. They are a group of disorders of skeletal muscles that results in progressive limb, shoulder, and hip girdle weakness and wasting, significantly impairing daily function with resultant disability. Collectively, they are the fourth most common genetic cause of muscle weakness. The approximate global prevalence of LGMD as a group is estimated to be from 0.56 to 5.75 per 100,000. Males and females are affected in equal numbers.

Onset may occur in childhood, adolescence, young adulthood, or even later. LGMD leads to a variable shortened lifespan; however, problems can arise in individuals who have problems in heart muscles and the respiratory system.
LGMD is caused by mutations of genes that result in abnormalities in dystrophin-glycoprotein complex, the sarcomere, glycosylation of dystroglycan, vesicle and molecular trafficking, signal transduction pathways, and nuclear functions. There are at least 30 different subtypes of LGMD. The inheritance pattern of LGMD varies and different genetic defects may result in the same clinical symptoms in different patients. Several rare forms are inherited in an autosomal dominant pattern (LGMD type 1). Most forms of LGMD are inherited in an autosomal recessive manner (LGMD type 2). LGMD type 1 follows a slower and more variable disease course whereas LGMD type 2 tends to have an earlier onset and progresses more quickly.
Like DMD and BMD, most LGMD mutations destabilize the dystrophin/dystroglycan complex, resulting in muscle breakdown with normal muscle contraction and elevated serum CK levels. Treatment of LGMD is exclusively symptomatic involving physical therapy, surgery, and care of the lungs and heart. There are no disease modifying therapies approved to halt disease progression. Because the orthogonal mechanism of EDG-5506 stabilizes muscle independently from the functional integrity of the dystrophin complex, we anticipate that our approach could also improve muscle health in LGMD patients.
McArdle Disease
McArdle disease, also known as glycogen storage disease type V (GSDV), is an autosomal recessive disease caused by mutations in the gene encoding for the muscle isoform of glycogen phosphorylase (PYGM). It is an ultra-rare disease, and the exact prevalence is not known, but is estimated to be one in 100,000-140,000 patients. It is a pure myopathy characterized by high serum CK activity, exercise intolerance, the second wind phenomenon, acute crises of early fatigue, and contractures, sometimes (50% of cases) with rhabdomyolysis and myoglobinuria, triggered by static muscle contractions or vigorous exercise.
The diagnosis of McArdle’s disease is based on biological findings that reveal a lack of elevation of blood lactate levels during the forearm ischemic exercise test, excess of glycogen, and deficit of myophosphorylase in muscle biopsy or white blood cells. There is currently no specific treatment for McArdle’s disease. Treatment is mostly symptomatic as well as avoiding the performance of intense physical exercise. Healthy lifestyle interventions, such as following a diet rich in complex carbohydrates, are the most effective means of preventing and managing exercise intolerance in McArdle’s disease and require a proactive attitude of clinicians, exercise professionals, patients and caregivers.
In light of the lack of approved therapies and the negative impact of excessive muscle contractures on the pathophysiology of McArdle’s disease, we plan to explore the potential role of EDG-5506 in preserving muscle integrity and function.
Our Research Programs
Our muscle screening platforms have identified small molecule modulators of muscle function with alternative targets and mechanisms beyond those described for EDG-5506. We intend to take maximal advantage of these additional programs to expand our research and development pipeline into therapeutic areas of considerable unmet need.

Fast Muscle Myosin Inhibitors for Spasticity and other Muscle Control Disorders
Overview
Spasticity is characterized by a disruption in muscle movement patterns such that muscles involuntarily contract all at once. It is a common disorder in patients with brain, spinal cord or motor nerve damage, and it is seen in individuals with neurological conditions, such as cerebral palsy, multiple sclerosis, stroke and traumatic brain or spinal cord injury. Over 12 million people worldwide suffer from spasticity, including approximately 80% of people with cerebral palsy and 80% of those with multiple sclerosis. Symptoms include constant muscle stiffness, abnormal posture, contracture, spasms, and involuntary movements, which can be painful. A person with spasticity may have difficulty walking or performing daily tasks. Spasticity mostly affects muscles in the legs, but it can occur in the arms or other parts of the body.
Disease Background and Current Treatment Limitations
Spasticity occurs in conditions where the brain and/or spinal cord are damaged from a trauma, ischemia inflammation or fail to develop normally, such as cerebral palsy, multiple sclerosis, spinal cord injury and acquired brain injury including stroke. Damage to nerves in the central nervous system can disrupt the normal physiological balance where some muscles contract and others relax. Consequently, many muscles may contract at the same time. Without therapy, muscle spasticity can result in pain and permanent joint deformity resulting in further dysfunction.
Spasticity treatment includes physiotherapy to maintain mobility and prevent contractures, as well as bracing to maintain range of motion and flexibility. Neurosurgical treatment to transect abnormally firing nerves may be recommended in certain cases but can lead to paralysis, chronic back pain, sensory dysfunction and cyst formation in the spinal column.
Muscle relaxant treatment with central nervous system agents such as baclofen, diazepam and clonazepam or with the post-synaptic agent dantrolene have been shown to provide some benefit, although their efficacy is generally limited. Muscle relaxants have a wide array of side effects including drowsiness, dizziness, depression, liver inflammation and low blood pressure. Local injection of botulinum toxin into affected muscle is used to dampen nerve signals, including in children with spastic cerebral palsy; systemic botulinum toxin treatment is impossible, and local treatment can be painful and is often of minimal benefit.
Fast Muscle Myosin Inhibition in Spasticity Treatment
Selective fast skeletal muscle myosin modulation can directly target muscle contraction while avoiding neurological and cardiovascular side effects. Multiple lines of evidence support Type II myosin inhibition as an important therapeutic target for the treatment of spasticity.
We have developed and characterized a library of selective fast skeletal myosin inhibitors exhibiting a broad range of pharmacological and PK properties. We are characterizing EDG-6289 as a faster onset alternative to EDG-5506 with the goal to potentially treat movement disorders, muscle spasticity associated with multiple sclerosis, cerebral palsy and stroke. Development of EDG-6289 as a second fast muscle myosin inhibitor in these settings could provide us with options for future partnering opportunities and, if approved, commercialization.
EDG-002: Novel Molecules for Inherited HCM and Other Devastating Cardiac Disorders
Overview
Our EDG-002 program represents a unique series of novel-mechanism cardiac modulators. This series of compounds exhibit a distinct cardiac desensitizing profile with some overlapping characteristics to cardiac myosin inhibitors such as BMS/Myokardia’s mavacamten and Cytokinetics’ CK-274. However, this series of compounds also offer important mechanistic and phenotypic differences to both BMS/Myokardia’s and Cytokinetics’ molecules, which we believe have the potential to yield improved target product profiles for the treatment of HCM and heart failure with preserved ejection fraction (HFpEF).

Disease Background and Current Treatment Limitations
HCM is the most common form of genetic heart disease, affecting one in 500 individuals and is caused by abnormal proteins in the heart, including cardiac myosin, that lead to excessive cardiac contraction. Estimates suggest there are as many as 630,000 people in the United States suffering from different forms of HCM. Over time, the disruptions in cardiac muscle contraction leads to cardiac stress and thickening of the inner chambers of the heart which become stiffer and less able to pump blood. HCM patients encounter increased risk of heart failure, stroke, atrial fibrillation and sudden cardiac arrest.
There are currently no approved therapies specifically indicated for the treatment of HCM. Patients are typically treated with drugs that are indicated for broader cardiovascular disorders and do not address the underlying cause of the disease. As the disease progresses, patients have limited treatment options, such as surgical or other invasive interventions and heart transplant. More recently, the cardiac myosin inhibitor mavacamten has demonstrated significant benefit in obstructive HCM with reductions in cardiac and patient symptoms. However, despite mavacamten’s efficacy, there are still limitations of this approach including a narrow therapeutic index, long terminal half-life (seven to nine days) and limited ability to rescue excessive pharmacology if it develops.
Our Approach
Our EDG-002 program has identified compounds that directly inhibit the cardiac sarcomere but via an alternative mechanism, independent of myosin. In an initial set of studies that we conducted, a tool compound from the EDG-002 program, EDG-6036, was compared to Compound A, a clinical-stage type I myosin inhibitor (synthesized in-house in accordance with its published structure) in head-to-head experiments.
First, myosin inhibitory activity was explored by measuring the actin-activated ATPase of purified cardiac S1 myosin motor sub-fragment. Compound A, inhibited cardiac S1 ATPase in a concentration-dependent manner while EDG-6036 was inactive in this preparation (A). In contrast, both compounds were potent inhibitors of force development in intact slow skeletal muscle fibers, which share many protein components with cardiac muscle (B and C).
EDG-6036 targets cardiac contractility through an entirely novel MOA from myosin inhibitors
In subsequent experiments, we observed that oral administration of EDG-6036 led to a reduction in cardiac ejection fraction in healthy rats (A) with a similar exposure relationship to Compound A (B). However, due to PK and mechanistic differences between these compounds (beyond oral availability), the observed dose/exposure relationship is considerably broader for EDG-6036 compared to Compound A (C), allowing for better dose titration.

EDG-6036 decreased cardiac contractility in healthy rats
Cardiac myosin inhibition with either mavacamten or CK274 represents a primary block of muscle contraction that can be difficult to override in situations of excessive pharmacology. Since our EDG-002 series of compounds work through desensitization of cardiac muscle, we sought to understand how these molecules might lead to an improved pharmacological rescue of cardiac inhibition using the beta-adrenergic receptor agonist, isoproterenol (ISO). Equivalent inhibitory doses of Compound A (2 mg/kg) and EDG-6036 (10 mg/kg) were given to healthy rats via oral gavage and then rescue of inhibition was attempted with intravenous infusion of ISO. We observed that rescue of ejection fraction was only partial for Compound A (A) but complete for EDG-6036 (B), highlighting the mechanistic differences between these two approaches.

In vivo cardiac inhibition with EDG-6036 can be reversed
We used an in vitro reconstituted cell system to measure compound efficacy in a model of HCM carrying a common myosin mutation (MYH7 R403Q). Induced Pluripotent Stem Cells (iPSC), derived from a HCM patient were differentiated into cardiomyocytes, seeded into a hydrogel and reconstituted into a contractile myofiber. Muscle contraction was then quantified in the presence of increasing amounts of compound and compared to iPSC-derived myofibers where the R403Q mutation had been corrected by CRISPR. As expected, MYH7 R403Q myofibers exhibited increased contractile behavior compared to corrected myofibers and both Compound A (A) and EDG-6036 (B) demonstrated potent inhibition of hyper-contraction in these patient-derived cells.
EDG-6036 decreased contraction in reconstituted human myofibers with a HCM mutation
Our cardiac inhibitors have demonstrated activity in models of HCM. In these models, our lead candidate to date, EDG-6036, showed equivalent inhibition of ejection fraction but improved effects on relaxation and rescue of excessive pharmacology relative to Compound A. We believe the results from these preliminary preclinical studies support the potential of (i) our EDG-002 program to yield a lead molecule that could become a new therapeutic standard for treatment of HCM and (ii) our proprietary drug discovery platform to identify novel and compelling molecules across a variety of muscle tissues and organs implicated in disease.

Next steps
We are aiming to build a rare cardiac disease franchise by initially focusing on the development of a therapeutic for patients with HCM. We are also characterizing a second therapeutic candidate coming out of our EDG-002 program specifically targeted at patients with HFpEF.
EDG-003: Novel Molecules to Improve Muscle and Nerve Health in Neuromuscular Disease
The EDG-003 program is a series of novel selective fast skeletal muscle inhibitors. These compounds are designed to exert their inhibitory effects by altering the sensitivity of skeletal muscle to nervous stimulation. As such, these compounds act to recapitulate many features of EDG-5506 including protection of skeletal muscle in models of DMD. We are currently optimizing this series of compounds as a potential follow-on strategy for muscular dystrophies or for other neuromuscular disorders.
Manufacturing
We currently do not own or operate any manufacturing facilities. We rely and expect to continue to rely for the foreseeable future, on third-party contract development and manufacturing organizations (CDMOs) to produce our product candidates for preclinical and clinical testing, as well as for commercial manufacture if our product candidates receive marketing approval. Our CDMOs are obligated to produce bulk drug substances and finished drug products in accordance with current Good Manufacturing Practices (cGMPs) and all other applicable laws and regulations. We maintain agreements with our manufacturers that include confidentiality and intellectual property provisions to protect our proprietary rights related to our product candidates.
We have engaged CDMOs to manufacture EDG-5506 for preclinical and clinical use. All of our product candidates are small molecules and are manufactured in synthetic processes from readily available starting materials. Our chemistry is a convergent synthesis of under five steps, appears amenable to scale up and does not currently require unusual equipment in the manufacturing process. We obtain our supplies from these CDMOs on a purchase order basis and do not have a long-term supply arrangement in place. We do not currently have arrangements in place for redundant supply. For all of our product candidates, we intend to identify and qualify additional manufacturers to provide the active pharmaceutical ingredient and fill-and-finish services prior to seeking regulatory approval.
Sales and Marketing
If any of our product candidates are approved, we currently intend to market and commercialize them in the United States and select international markets, either alone or in collaboration with others.
Competition
Currently, approximately 70% of patients with DMD are treated with corticosteroids to manage the inflammatory component of the disease. EMFLAZA (deflazacort) is an FDA-approved corticosteroid marketed by PTC Therapeutics, Inc. and prednisone is also FDA-approved and is marketed by multiple companies. In addition, there are four FDA-approved exon skipping drugs: EXONDYS 51 (eteplirsen), AMONDYS 45 (casimersen) and VYONDYS 53 (golodirsen), which are naked PMOs approved for the treatment of DMD patients amenable to Exon 51, Exon 45 and Exon 53 skipping, respectively, and are marketed by Sarepta Therapeutics, Inc., and VILTEPSO (vitolarsen), a naked PMO approved for the treatment of DMD patients amenable to Exon 53 skipping, which is marketed by Nippon Shinyaku Co. Ltd. Companies focused on developing treatments for DMD that target dystrophin mechanisms include Sarepta Therapeutics with SRP-5051, a peptide-linked PMO currently being evaluated in a Phase 2 clinical trial for patients amenable to Exon 51 skipping, PTC Therapeutics with ataluren, a small molecule targeting nonsense mutations in a Phase 3 clinical trial, Avidity Biosciences, Inc., which is in preclinical development with an antibody oligonucleotide conjugate that targets dystrophin production and Dyne Therapeutics which is also in preclinical development with its proprietary antigen-binding oligonucleotide linker technology that targets dystrophin production. In addition, several companies are developing gene therapies to treat DMD, including Milo Biotechnology (AAV1-FS344), Pfizer Inc. (PF-06939926), Sarepta Therapeutics (SRP-9001 and Galgt2 gene therapy program), and Solid Biosciences Inc. (SGT-001). Gene editing treatments that are in preclinical development are also being pursued by Vertex and Sarepta Therapeutics. We are also aware of several companies targeting non-dystrophin mechanisms for the treatment of DMD. Moreover, Epirium Bio is developing a synthetic compound that targets cellular energetics and muscle regeneration as a potential therapeutic for BMD.
Intellectual Property
Our commercial success depends in part on our ability to obtain and maintain proprietary or intellectual property protection for our drug candidates, technology and know-how, to operate without infringing the proprietary or intellectual property rights of others and to prevent others from infringing our proprietary or intellectual property rights. We expect that we will seek to protect our proprietary and intellectual property position by, among other methods, pursuing and obtaining patent protection in the United States and in jurisdictions outside of the United States related to our proprietary technology, inventions, improvements and drug candidates that are important to the development and implementation of our business. We also rely on trade secrets, know-how, trademarks, continuing technological innovation and licensing opportunities to develop and maintain our proprietary and intellectual property position. Presently, our patent portfolio is pending in prosecution and we do not own any issued patents or in-license any issued patents.
We currently, and expect that we will continue to, own or in-license patent applications related to our key drug candidates in an effort to establish intellectual property positions protecting these drug candidates, as well as their use in the treatment of various diseases, such as DMD, BMD, LGMD and muscle spasticity disorders. We also intend to pursue patent protection, if available, with respect to biomarkers that may be useful in selecting a patient population for use of our drug candidates. As of January 22, 2021, we own a patent portfolio consisting of 11 patent families and in-license one patent family from OSIF. We own patent applications that cover compositions of matter, methods of treatment and combination therapies. We own U.S. patent applications that cover methods of treatment and compositions of matter of EDG-5506 that, if issued, are expected to start to expire in 2039, excluding any patent term adjustments and any patent term extensions. For our drug candidates, we generally pursue multilayered patent protection covering compositions of matter, methods of use and methods of manufacture. We intend to strengthen the patent protection of our drug candidates and technologies through additional patent application filings.
The term of individual patents depends upon the legal term for patents in the countries in which they are granted. In most countries in which we file, the patent term is generally 20 years from the earliest date of filing a non-provisional patent application. In the United States, the patent term may, in certain cases, be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the U.S. Patent and Trademark Office (USPTO) in examining and granting a patent or may be shortened if a patent is terminally disclaimed over a commonly owned patent or a patent naming a common inventor and having an earlier expiration date. Additionally, the Drug Price Competition and Patent Term Restoration Act of 1984 (the Hatch-Waxman Act) permits patent term extension of up to five years beyond the expiration date of a U.S. patent as partial compensation for the length of time a drug is under regulatory review while a patent that covers the drug is in force. The length of the patent term extension is related to the length of time the drug is under regulatory review. Patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent applicable to each regulatory review period may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended.
Similar provisions are available in the European Union and certain other foreign jurisdictions to extend the term of a patent that covers an approved drug. In the future, if and when our drug candidates receive approval by the FDA or foreign regulatory authorities, we expect to apply for patent term extensions on issued patents covering those products, if available. However, there is no guarantee that the applicable authorities, including the FDA in the United States, will agree with our assessment of whether such extensions should be granted, and, if granted, the length of such extensions. For more information regarding the risks related to our intellectual property, see the section titled “Risk Factors — Risks Related to Our Intellectual Property.” Expiration dates referred to above are without regard to potential patent term extension or other market exclusivity that may be available to us.
In addition to patent protection, we also rely on trade secrets, know-how, trademarks, other proprietary information and continuing technological innovation to develop and maintain our competitive position. We seek to protect and maintain the confidentiality of proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. Thus, we may not be able to meaningfully protect our trade secrets. It is our policy to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. Our agreements with employees also provide that all inventions conceived by the employee in the course of employment with us or from the employee’s use of our confidential information are our exclusive property. However, such confidentiality agreements and invention assignment agreements can be breached, and we may not have adequate remedies for any such breach. For more information regarding the risks related to our intellectual property, see the section titled “Risk Factors — Risks Related to Our Intellectual Property.”
The patent positions of biotechnology companies like ours are generally uncertain and involve complex legal, scientific and factual questions. Our commercial success will also depend in part on not infringing upon the proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require us to alter our development or commercial strategies, alter our drugs or processes, obtain licenses or cease certain activities. Our breach of any license agreements or our failure to obtain a license to proprietary rights required to develop or commercialize our future products may have a material adverse impact on us. If third parties prepare and file patent applications in the United States that also claim technology to which we have rights, we may have to participate in interference or derivation proceedings in the USPTO to determine priority of invention. For more information, see the section titled “Risk Factors — Risks Related to Our Intellectual Property.”
Third Party Agreements
2020 Exclusive License Agreement with The Ohio State Innovation Foundation
We have exclusively licensed intellectual property from The Ohio State Innovation Foundation (OSIF) in a license agreement effective November 20, 2020. We entered into the agreement with OSIF for an exclusive worldwide license to develop and commercialize products covered by the OSIF licensed intellectual property for the treatment, prevention or palliation of muscular dystrophies and disorders. The product candidates under development by the Company are not based on the intellectual property licensed from OSIF. The patent applications licensed from OSIF may, in the future, provide additional patent coverage for certain aspects of the Company’s product candidates currently under development, depending on the eventual scope of any OSIF patents if and when issued, which scope and likelihood of issuance are uncertain.
Under the license agreement, we are obligated to make payments to OSIF aggregating up to $1.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified development and regulatory approval milestones and approximately $2.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified sales milestones. We are also obligated to pay low single-digit royalties to OSIF based on net sales by us and our affiliates and sublicensees of each product covered by the OSIF licensed patent rights. In addition, in the event we sublicense the OSIF licensed patent rights, we are obligated to pay OSIF a specified portion of income we receive from sublicensing. To date, we have paid OSIF $235,000 in connection with the license agreement.
Our royalty obligations with respect to each product covered by OSIF licensed patent rights in a country extend until the last-to-expire patent claim licensed from OSIF covering the product in the country. The latest possible expiration of patents licensed under the agreement is 2039 in all applicable countries, in the absence of any patent extensions that may be available for such patents.
Under the license agreement, we are obligated to use a certain level of effort to develop and commercialize at least one product covered by the OSIF licensed patents or derived from the material provided by OSIF and to achieve certain milestones within set times, subject to certain extensions.

OSIF has the right to terminate the license agreement for our uncured material breach of the license agreement, including if we fail to achieve specified development, regulatory approval and sales milestones within specified timeframes, or for certain events related to our bankruptcy. We have the right to terminate the agreement at any time.
Government Regulations
Government authorities in the United States, at the federal, state, and local level, and other countries extensively regulate, among other things, the research, development, nonclinical and clinical testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing, and export and import of products such as those we are developing. Generally, before a new drug can be marketed, considerable data must be generated, which demonstrate the drug’s quality, safety, and efficacy. Such data must then be organized into a format specific for each regulatory authority, submitted for review and approved by the regulatory authority.
U.S. Drug Development Process
In the United States, the FDA regulates drugs under the federal Food, Drug, and Cosmetic Act (FDCA), and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, the approval process or after approval may subject an applicant to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.
The process required by the FDA before a drug may be marketed in the United States generally involves the following:
•
completion of nonclinical laboratory tests, animal studies, and formulation studies in accordance with FDA’s good laboratory practice requirements and other applicable regulations;

•
submission to the FDA of an IND application, which must become effective before human clinical trials may begin;

•
approval by an independent institutional review board (IRB) ethics committee, either centralized or with respect to each clinical site, before each clinical trial may be initiated;

•
performance of adequate and well-controlled human clinical trials in accordance with good clinical practice (GCP) requirements to establish the safety and efficacy of the proposed drug for its intended use;

•
submission to the FDA of a New Drug Application (NDA) after completion of all pivotal trials;

•
determination by the FDA within 60 days of its receipt of an NDA to accept the filing for substantive review;

•
satisfactory completion of an FDA advisory committee review, if applicable;

•
Our royalty obligations of an FDA inspection of the manufacturing facility or facilities at which the drug is produced to assess compliance with cGMP requirements to ensure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality, and purity, and of selected clinical investigation sites to assess compliance with GCPs; and

•
FDA review and approval of the NDA to permit commercial marketing of the product for particular indications for use in the United States.

Prior to beginning the first clinical trial with a product candidate in the United States, we must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.
Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the clinical trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which may review data and endpoints at designated check points, make recommendations and/or halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.
Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:
•
Phase 1: The product candidate is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism, and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the case of some products for severe or life-threatening diseases, especially when the product may be too inherently toxic to ethically administer to HVs, the initial human testing is often conducted in patients.

•
Phase 2: The product candidate is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages, and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

•
Phase 3: The product candidate is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

Post-approval clinical trials, sometimes referred to as Phase 4 studies, may be conducted after initial marketing approval. These clinical trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of an NDA.
The FDA or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. In addition, some clinical trials are overseen by an independent group of qualified experts organized by the sponsor, known as a data safety monitoring board or committee. Depending on its charter, this group may determine whether a clinical trial may move forward at designated check points based on access to certain data from the clinical trial.
During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice, and for the sponsor and the FDA to reach agreement on the next phase of development. Sponsors typically use the meetings at the end of the Phase 2 clinical trial to discuss Phase 2 clinical results and present plans for the pivotal Phase 3 clinical trials that they believe will support approval of the new drug.
Phase I, Phase II, and Phase III clinical testing may not be completed successfully within a specified period, if any all, and there can be no assurance that the data collected will support FDA approval of a product candidate. Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the manufacturer must develop methods for testing the identity, strength, quality, and purity of the final drug. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.
While the IND is active and before approval, progress reports summarizing the results of the clinical trials and nonclinical studies performed since the last progress report must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and investigators for serious and unexpected suspected adverse events, findings from other studies suggesting a significant risk to humans exposed to the same or similar drugs, findings from animal or in vitro testing suggesting a significant risk to humans, and any clinically important increased incidence of a serious suspected adverse reaction compared to that listed in the protocol or investigator brochure.
We may be required to develop and implement additional clinical trial policies and procedures designed to help protect subjects from the novel coronavirus disease (COVID-19). For example, in March 2020, the FDA issued a guidance, which FDA subsequently updated, on conducting clinical trials during the pandemic, which describes a number of considerations for sponsors of clinical trials impacted by the pandemic, including the requirement to include in the clinical trial report contingency measures implemented to manage the trial, and any disruption of the trial as a result of the COVID-19 pandemic; a list of all subjects affected by the COVID-19-pandemic related study disruption by unique subject identifier and by investigational site and a description of how the individual’s participation was altered; and analyses and corresponding discussions that address the impact of implemented contingency measures (e.g., participant discontinuation from investigational product and/or study, alternative procedures used to collect critical safety and/or efficacy data) on the safety and efficacy results reported for the trial. In June 2020, FDA also published a guidance on Good Manufacturing Practice considerations for responding to COVID-19 infection in employees in drug and biological products manufacturing. The extent to which the COVID-19 pandemic impacts our business, preclinical studies and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence.
NDA Review and Approval Process
Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development nonclinical and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of substantial user fees; a waiver of such fees may be obtained under certain limited circumstances. Additionally, no user fees are assessed on NDAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant to assure and preserve the product’s identity, strength, quality, and purity. Under the Prescription Drug User Fee Act (PDUFA), guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard NDA for a new molecular entity to review and act on the submission. This review typically takes 12 months from the date the NDA is submitted to FDA because the FDA has approximately two months to make a “filing” decision after the application is submitted. The FDA conducts a preliminary review of all NDAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review The FDA may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing.
The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.
Before approving an NDA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. If the FDA determines that the application, manufacturing process, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.
After the FDA evaluates an NDA, it will issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete, and the application will not be approved in its present form. A Complete Response Letter usually describes the specific deficiencies in the NDA identified by the FDA and may require additional clinical data, such as an additional pivotal Phase 3 clinical trial or other significant and time-consuming requirements related to clinical trials, nonclinical studies, or manufacturing. If a Complete Response Letter is issued, the sponsor must resubmit the NDA, addressing all of the deficiencies identified in the letter, or withdraw the application. Even if such data and information are submitted, the FDA may decide that the NDA does not satisfy the criteria for approval.
If regulatory approval of a product is granted, such approval will be granted for particular indications and may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a risk evaluation and mitigation strategy (REMS) to ensure the benefits of the product outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a medicine and to enable patients to have continued access to such medicines by managing their safe use. It could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools. The FDA also may offer conditional approval subject to, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing requirements is not maintained or if problems occur after the product reaches the marketplace. The FDA may also require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.

Expedited Development and Review Programs
The FDA has a fast-track designation program that is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. Specifically, new drugs are eligible for fast-track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. With regard to a fast-track product, the FDA may consider for review sections of the NDA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA.
Any product submitted to the FDA for approval, including a product with a fast-track designation, may also be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis, or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review. The FDA endeavors to review applications with priority review designations within six months of the filing date as compared to ten months for review of new molecular entity NDAs under its current PDUFA review goals.
In addition, a product may be eligible for accelerated approval. Drug products intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires pre-approval of promotional materials as a condition for accelerated approval, which could adversely impact the timing of the commercial launch of the product.
The Food and Drug Administration Safety and Innovation Act established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek FDA designation of a product candidate as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast-track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work to expedite the development and review of such drug.
Fast track designation, priority review, accelerated approval, and breakthrough therapy designation do not change the standards for approval, but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. We may explore some of these opportunities for our product candidates as appropriate.
Orphan Drugs
Under the Orphan Drug Act, the FDA may grant orphan drug designation (ODD), to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with either a patient population of fewer than 200,000 individuals in the United States, or a patient population greater of than 200,000 individuals in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States of that drug or biologic. ODD must be requested before submitting a NDA. After the FDA grants ODD, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA.
If a product that has received ODD and subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a full NDA, to market the same biologic for the same indication for seven years from the approval of the NDA, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of ODD are tax credits for certain research and a waiver of the NDA application user fee.
A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received ODD. In addition, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.
Post-Approval Requirements
Any products manufactured or distributed by us pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There are continuing, annual program fees for any marketed products. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.
The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:
•
restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•
fines, warning letters, or untitled letters;

•
clinical holds on post-approval or Phase IV clinical studies, if applicable;

•
refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;

•
product seizure or detention, or refusal to permit the import or export of products;

•
consent decrees, corporate integrity agreements, debarment, or exclusion from federal healthcare programs;

•
mandated modification of promotional materials and labeling and the issuance of corrective information;

•
the issuance of safety alerts, Dear Healthcare Provider letters, press releases, and other communications containing warnings or other safety information about the product; or

•
injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising, and promotion of drug products. A company can make only those claims relating to safety and efficacy that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe, in their independent professional medical judgment, legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined companies from engaging in off-label promotion. The FDA and other regulatory agencies have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA-approved labelling.
U.S. Patent-Term Restoration and Marketing Exclusivity
Depending upon the timing, duration and specifics of FDA approval of any future product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits restoration of the patent term of up to five years as compensation for patent term lost during product development and FDA regulatory review process. Patent-term restoration, however, cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent-term restoration period is generally one-half the time between the effective date of an IND or the issue date of the patent, whichever is later, and the submission date of an NDA plus the time between the submission date of an NDA or the issue date of the patent, whichever is later, and the approval of that application, except that the review period is reduced by any time during which the applicant failed to exercise due diligence. Only one patent applicable to an approved drug is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we may apply for restoration of patent term for our currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant NDA.
Market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of a NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (ANDA), or a 505(b)(2) NDA submitted by another company for a generic version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for a NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness or generate such data themselves.
Pediatric exclusivity is another type of marketing exclusivity available in the United States and provides for an additional six months of marketing exclusivity attached to another period of exclusivity if a sponsor conducts clinical trials in children in response to a written request from the FDA. The issuance of a written request does not require the sponsor to undertake the described clinical trials.
Other U.S. Regulatory Matters
Pharmaceutical manufacturers are subject to additional healthcare laws, regulation, and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business. Such laws include, without limitation, U.S. federal anti-kickback, anti-self-referral, false claims, transparency, including the federal Physician Payments Sunshine Act, consumer fraud, pricing reporting, data privacy, data protection, and security laws and regulations, including the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as well as similar foreign laws in the jurisdictions outside the U.S. Similar state and local laws and regulations may also restrict business practices in the pharmaceutical industry, such as state anti-kickback and false claims laws, which may apply to business practices, including but not limited to, research, distribution, sales, and marketing arrangements and claims involving healthcare items or services reimbursed by nongovernmental third-party payors, including private insurers, or by patients themselves; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information; state and local laws which require the tracking of gifts and other remuneration and any transfer of value provided to physicians, other healthcare providers and entities; and state and local laws that require the registration of pharmaceutical sales representatives; and state and local laws governing the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.
These laws and regulations are subject to change, which can increase the resources needed for compliance and delay drug approval or commercialization. Any action brought against us for violations of these laws or regulations, even successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Also, we may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments. Actual or alleged violation of any such laws or regulations may lead to investigations and other claims and proceedings by regulatory authorities and in certain cases, private actors, and violation of any of such laws or any other governmental regulations that apply may result in penalties, including, without limitation, significant administrative, civil and criminal penalties, damages, fines, disgorgement, imprisonment, additional reporting obligations, and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, the curtailment or restructuring of operations, exclusion from participation in government healthcare programs and imprisonment.
Coverage and Reimbursement
Sales of any pharmaceutical product depend, in part, on the extent to which such product will be covered by third-party payors, such as federal, state, and foreign government healthcare programs, commercial insurance, and managed healthcare organizations, and the level of reimbursement for such product by third-party payors. Significant uncertainty exists as to the coverage and reimbursement status of any newly approved product. Decisions regarding the extent of coverage and amount of reimbursement to be provided are made on a plan-by-plan basis. One third-party payor’s decision to cover a particular product does not ensure that other payors will also provide coverage for the product. As a result, the coverage determination process can require manufacturers to provide scientific details, information on cost-effectiveness, and clinical support for the use of a product to each payor separately. This can be a time-consuming process, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. In addition, third-party payors are increasingly reducing reimbursements for pharmaceutical products and related services. The U.S. government and state legislatures have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Third-party payors are increasingly challenging the prices charged, examining the medical necessity and reviewing the cost effectiveness of pharmaceutical products, in addition to questioning their safety and efficacy. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit sales of any product. Decreases in third-party reimbursement for any product or a decision by a third-party payor not to cover a product could reduce physician usage and patient demand for the product.
In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product, or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. Pharmaceutical products may face competition from lower-priced products in foreign countries that have placed price controls on pharmaceutical products and may also compete with imported foreign products. Furthermore, there is no assurance that a product will be considered medically reasonable and necessary for a specific indication, that it will be considered cost-effective by third-party payors, that an adequate level of reimbursement will be established even if coverage is available, or that the third-party payors’ reimbursement policies will not adversely affect the ability for manufacturers to sell products profitably.
Healthcare Reform
In the United States and certain foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system. In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the ACA), was signed into law, which substantially changed the way healthcare is financed by both governmental and private insurers in the United States. By way of example, the ACA increased the minimum level of Medicaid rebates payable by manufacturers of brand name drugs from 15.1% to 23.1%; it required collection of rebates for drugs paid by Medicaid managed care organizations; imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell certain “branded prescription drugs” to specified federal government programs; it implemented a new methodology under which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected; it expanded the eligibility criteria for Medicaid programs; it created a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and it established a Center for Medicare Innovation at the Centers for Medicare & Medicaid Services (CMS), to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending. Since its enactment, there have been executive, judicial and Congressional challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future.
The ACA continues to significantly impact the United States’ pharmaceutical industry. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA. There remain judicial and Congressional challenges to certain aspects of the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, several bills affecting the implementation of certain taxes under the ACA have passed. For example, in 2017, Congress enacted the Tax Act, which eliminated the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year, a process that is commonly referred to as the “individual mandate.” In addition, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminated the health insurer tax. On December 14, 2018, a Texas U.S. District

Court Judge ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the U.S. Court of Appeals for the 5th Circuit ruled that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. The U.S. Supreme Court granted the petitions for writs of certiorari to review the case on March 2, 2020, held oral arguments on November 10, 2020, and is expected to issue a decision by mid-2021. Although the Supreme Court has not yet ruled on the constitutionality of the ACA, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. We cannot predict how the Supreme Court ruling, other such litigation, or the healthcare reform measures of the Biden administration will impact our business. Complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business. We are continuing to monitor any changes to the ACA that, in turn, may potentially impact our business in the future.
Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which will stay in effect through 2030, with the exception of a temporary suspension implemented under various COVID-19 relief legislation from May 1, 2020 through March 31, 2021, unless additional congressional action is taken. Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted legislation designed, among other things, to bring more transparency to product pricing, to review the relationship between pricing and manufacturer patient programs, and to reform government program reimbursement methodologies for pharmaceutical products. At the federal level, the Trump administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. For example, in 2020, HHS and CMS issued various rules that are expected to impact, among others, price reductions from pharmaceutical manufacturers to plan sponsors under Part D, fee arrangements between pharmacy benefit managers and manufacturers, manufacturer price reporting requirements under the Medicaid Drug Rebate Program, including regulations that affect manufacturer-sponsored patient assistance programs subject to pharmacy benefit manager accumulator programs and Best Price reporting related to certain value-based purchasing arrangements. Multiple lawsuits have been brought against the HHS challenging various aspects of these rules. In January 2021, the Biden administration issued a “regulatory freeze” memorandum that directs department and agency heads to review new or pending rules of the prior administration. It is unclear whether these new regulations will be withdrawn or when they will become fully effective under the Biden administration. The impact of these lawsuits as well as legislative, executive, and administrative actions of the Biden administration on us and the pharmaceutical industry as a whole is unclear. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
In addition, individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, mechanisms to encourage importation from other countries and bulk purchasing. It is possible that additional governmental action may be taken to address the COVID-19 pandemic. Furthermore, there has been increased interest by third party payors and governmental authorities in reference to pricing systems and publication of discounts and list prices.
Foreign Regulation
In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our product candidates to the extent we choose to develop or sell any product candidates outside of the United States. The approval process varies from country to country and the time may be longer or shorter than that required to obtain FDA approval. The requirements governing the conduct of clinical trials, regulatory approval for our products, pricing and reimbursement vary greatly from country to country.
European Union Drug Development
Similar to the United States, the various phases of preclinical and clinical research in the European Union are subject to significant regulatory controls. Although the European Union (EU) Clinical Trials Directive 2001/20/EC has sought to harmonize the EU clinical trials regulatory framework, setting out common rules for the control and authorization of clinical trials in the EU, the EU Member States have transposed and applied the provisions of the Directive differently. This has led to significant variations in the member state regimes. Under the current regime, before a clinical trial can be initiated, it must be approved in each of the EU countries where the trial is to be conducted by two distinct bodies: The National Competent Authority (NCA), and one or more Ethics Committees (ECs). Under the current regime all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the NCA and ECs of the Member State where they occurred. The EU clinical trials legislation currently is undergoing a transition process mainly aimed at harmonizing and streamlining clinical-trial authorization, simplifying adverse-event reporting procedures, improving the supervision of clinical trials and increasing their transparency. Recently enacted Clinical Trials Regulation EU No 536/2014 ensures that the rules for conducting clinical trials in the EU will be identical. In the meantime, Clinical Trials Directive 2001/20/EC continues to govern all clinical trials performed in the EU.
European Union Drug Review and Approval
In the European Economic Area (EEA), which is comprised of the 27 Member States of the European Union and three European Free Trade Association States (Iceland, Liechtenstein, and Norway), medicinal products can only be commercialized after obtaining a Marketing Authorization (MA). There are two types of marketing authorizations.
•
The Community MA is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use (CHMP) of the EMA, and is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, advanced-therapy medicines such as gene therapy, somatic cell-therapy or tissue-engineered medicines and medicinal products containing a new active substance indicated for the treatment of HIV, AIDS, cancer, neurodegenerative disorders, diabetes, autoimmune and other immune dysfunctions and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU.

•
National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member States through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure. Under the Decentralized Procedure an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State (RMS). The competent authority of the RMS prepares a draft assessment report, a draft summary of the product characteristics (SOPC) and a draft of the labeling and package leaflet, which are sent to the other Member States (referred to as the Member States Concerned) for their approval. If the Member States Concerned raise no objections, based on a potential serious risk to public health, to the assessment, SOPC, labeling or packaging proposed by the RMS, the product is subsequently granted a national MA in all the Member States (i.e., in the RMS and the Member States Concerned).

Under the above-described procedures, before granting the MA, EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy. Similar to the U.S. patent term-restoration, Supplementary Protection Certificates (SPCs) serve as an extension to a patent right in Europe for up to five years, subject to certain extension. SPCs apply to specific pharmaceutical products to offset the loss of patent protection due to the lengthy testing and clinical trials these products require prior to obtaining regulatory marketing approval. However, SPCs are not the only EU mechanism offering protection for a drug product beyond the patent expiry date. For example, under the EU exclusivity regime, an innovator company can qualify for eight years of data exclusivity, two years of market exclusivity during which generic companies can prepare and apply for marketing approval but cannot market their generic products, and an additional one year of market exclusivity for a new indication with significant clinical benefit over existing therapies.
In the EEA, marketing authorization applications for new medicinal products not authorized have to include the results of studies conducted in the pediatric population, in compliance with a pediatric investigation plan (PIP) agreed with the EMA’s Pediatric Committee (PDCO). The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The PDCO can grant a deferral of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults. Further, the obligation to provide pediatric clinical trial data can be waived by the PDCO when these data is not needed or appropriate because the product is likely to be ineffective or unsafe in children, the disease or condition for which the product is intended occurs only in adult populations, or when the product does not represent a significant therapeutic benefit over existing treatments for pediatric patients. Once the marketing authorization is obtained in all Member States of the EU and study results are included in the product information, even when negative, the product is eligible for six months’ supplementary protection certificate extension.
Employees and Human Capital
As of December 31, 2020, we had 19 full-time employees. Of these employees, 14 are engaged in research or product development and clinical activities. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.
Facilities
Our headquarters are based within the BioFrontiers Institute, a pioneering interdisciplinary hub within the University of Colorado, Boulder. We have leased approximately 1,400 square feet of space under a lease that expires in August 2021. Our facilities take maximal advantage of our location designed to house both academic and industrial research enabling us to build a state-of-the-art muscle research facility. We believe our facilities are adequate and suitable for our current needs and, should it be needed, suitable additional or alternative space will be available to accommodate our operations.
Legal Proceedings
From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings. Regardless of outcome, any proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

Management
Executive Officers and Directors
The following table sets forth the names and positions of our executive officers and directors and their ages as of December 31, 2020:
Name	Age	Position
Executive officers:
Kevin Koch, Ph.D.	60	President, Chief Executive Officer and Director
Alan Russell, Ph.D.	51	Co-Founder, Chief Scientific Officer and Director
R. Michael Carruthers	63	Chief Financial Officer
Behrad Derakhshan, Ph.D.	41	Chief Business Officer
John Moore	56	General Counsel
Non-employee directors:
Peter Thompson, M.D.(3)	61	Co-Founder, Chairman and Director
Laura A. Brege(1)(2)	63	Director
Badreddin Edris, Ph.D.(2)(4)	34	Co-Founder and Director
Kenneth Harrison, Ph.D.(1)(2)(3)	40	Director
Jonathan Root, M.D.(1)(3)	61	Director

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the corporate governance and nominating committee

(4)
Dr. Edris joined our board of directors in February 2021.

Executive Officers
Kevin Koch, Ph.D., has served as a member of our board of directors since June 2017, as our President and Chief Executive Officer since August 2017 and was our Chief Financial Officer from August 2017 to September 2020. Dr. Koch has been a Venture Partner with OrbiMed Advisors LLC since 2016. Prior to joining OrbiMed, Dr. Koch acted as a consultant in the biotech industry from September 2015 to May 2016. Prior to acting as a consultant, Dr. Koch was Senior Vice President for Drug Discovery (Chemical and Molecular Therapeutics) from December 2013 to September 2015 at Biogen Inc., a biotechnology company developing treatments for neurological diseases. Prior to joining Biogen, Dr. Koch co-founded Array BioPharma Inc., a clinical-stage a pharmaceutical company, in February 1998, was President and Chief Scientific Officer from June 1998 to November 2013, and served on its board of directors from May 1998 to April 2012. Previously, Dr. Koch was Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams from May 1995 to May 1998 at Amgen Inc., a biotechnological company addressing diseases with limited treatment options. From September 1988 until May 1995, Dr. Koch held various positions with Pfizer Central Research, a global pharmaceutical company, including Senior Research Investigator and Project Coordinator for the cellular migration and immunology project teams. Dr. Koch currently serves on the board of directors of Neurogastrx Therapeutics, a biotechnology company developing drugs for the treatment of gastrointestinal disorders. Dr. Koch previously served as a member of the board of directors of Miragen Therapeutics, Inc., a biotechnology company advancing new treatments for underserved diseases such as thyroid eye disease. Dr. Koch received a B.S. in chemistry and in biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.
We believe Dr. Koch is qualified to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer, as well as his extensive experience in venture capital and management in the biotechnology industry.

Alan Russell, Ph.D., co-founded the Company, and has served as a member of our board of directors since August 2017 and as our Chief Scientific Officer since June 2017. Previously, Dr. Russell was Vice President and Head of the Muscle Metabolism Discovery Performance Unit from September 2014 to June 2017 and Director and Head of Biology of the Muscle Metabolism Discovery Performance Unit from March 2010 to September 2014 at GlaxoSmithKline plc, a multinational pharmaceutical company. Prior to joining GlaxoSmithKline, Dr. Russell was Associate Director of Muscle Biology and Therapeutics from February 2002 to February 2010 at Cytokinetics, Inc., a biopharmaceutical company developing treatments for diseases of impaired muscle function. He has been Adjunct Professor in the Department of Integrative Physiology at the University of Colorado Boulder since November 2017. Dr. Russell received a B.Pharm. in pharmacy and pharmacology and a Ph.D. in cell biology and gene therapy from the University of Bath and was Postdoctoral Fellow at the Stanford University School of Medicine.
We believe Dr. Russell is qualified to serve on our board of directors because of the perspective and experience he provides as one of our founders and as our Chief Scientific Officer, his extensive experience in pharmaceutical sciences as well as his strong scientific knowledge.
R. Michael Carruthers has served as our Chief Financial Officer since September 2020. Mr. Carruthers has consulted as Chief Financial Officer of OnKure Therapeutics, Inc., a cancer treatment company, since March 2019, Brickell Biotech, Inc., a clinical-stage pharmaceutical company focused on treatment of skin diseases, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a clinical-stage pharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, he served as Chief Financial Officer for Array BioPharma Inc. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and an accountant with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago.
Behrad Derakhshan, Ph.D., has served as our Chief Business Officer since September 2020. Previously, Dr. Derakhshan was Chief Business Officer from July 2019 to September 2020 at VectivBio, a clinical-stage, rare disease focused biotechnology company. Prior to joining VectivBio, Dr. Derakhshan was Vice President, Head of Business Development from April 2017 to June 2019 at Therachon, a clinical stage biotechnology company acquired by Pfizer Inc. in 2019. Prior to Therachon, he was a Director from January 2016 to April 2017 at Alexion Pharmaceuticals responsible for Business Development and Strategic Evaluation after initially leading the New Products Global Commercial Insights and Analytics team from January 2015 to December 2015. Prior to joining Alexion, Dr. Derakhshan was a management consultant at Navigant Consulting, Inc. and Easton Associates, LLC, international management consulting firms. Dr. Derakhshan conducted his postdoctoral training at the Yale School of Medicine and received his Ph.D. in Biochemistry from a joint program between Weill Cornell Medicine, New York and the University of Surrey, UK. He received a First-Class Honors BSc. with distinction in Biochemistry from the University of Surrey.
John Moore has served as our General Counsel since September 2020. Mr. Moore has also served as counsel to Instil Bio, Inc., a cell therapy company, since July 2020. Previously, Mr. Moore was General Counsel and Corporate Secretary from November 2018 to September 2019 at Peloton Therapeutics, Inc., a cancer drug development company acquired by Merck & Co., Inc., a pharmaceutical company. Mr. Moore also provided consulting and legal services to various small companies and non-profit groups from November 2018 to September 2019. Mr. Moore was Vice President and General Counsel from March 2002 to September 2017 and Corporate Secretary from October 2002 to September 2017 at Array BioPharma Inc. Prior to Array, Mr. Moore was an attorney at Wilson Sonsini Goodrich & Rosati, P.C., Kenyon & Kenyon LLP and Arnold White & Durkee P.C. He previously served on the board of directors of Nivalis Therapeutics, Inc. from February 2012 to July 2017. Mr. Moore received a B.S. in chemistry from the University of North Carolina at Chapel Hill, a M.S. in biochemistry from the University of Illinois at Urbana-Champaign and a J.D. from the University of North Carolina at Chapel Hill School of Law.

Non-Employee Directors
Peter Thompson, M.D., co-founded the Company and has served as a member of our board of directors since May 2017. He has also served as chairman of our board of directors since August 2017. Dr. Thompson is a Partner at OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he previously served as a Venture Partner since joining in September 2010. Dr. Thompson currently serves on the board of directors of several public companies, including Alpine Immune Sciences, Inc., Corvus Pharmaceuticals, Inc., PMV Pharmaceuticals, Inc., Prevail Therapeutics Inc., and Silverback Therapeutics, Inc. Dr. Thompson has previously served on the board of directors of Adaptimmune Therapeutics PLC, Principia Biopharma Inc., Sierra Oncology, Inc., and Synthorx Inc. Dr. Thompson also currently serves on the board of directors of several private companies. Dr. Thompson has co-founded Silverback Therapeutics, Inc. and Cleave Biosciences Inc. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and is a board-certified internist and oncologist. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.
We believe Dr. Thompson’s experience in management and venture capital in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.
Laura A. Brege, has served as a member of our board of directors since December 2020. Currently, Ms. Brege serves as Senior Advisor to BridgeBio Pharma, Inc., a biotechnology company developing medicines for genetic diseases, since April 2018. Prior to BridgeBio, Ms. Brege was Managing Director at Cervantes Life Science Partners, LLC, a health care advisory and consulting company, from September 2015 to June 2018. Previously, Ms. Brege was President and Chief Executive Officer from September 2012 to July 2015 and member of the board from September 2012 to July 2015 at Nodality, Inc., a privately held biotechnology company focused on innovative personalized medicine. Prior to Nodality, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., from June 2006 to December 2011, including Executive Vice President and Chief Operating Officer. Before Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc., a research and development company focused on cardiovascular diseases. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. Ms. Brege currently serves as a member of the boards of directors of ACADIA Pharmaceuticals Inc., a biotechnology company developing treatments for neurological diseases, since May 2008, HLS Therapeutics Inc., a specialty pharmaceutical company, since March 2018, Mirum Pharmaceuticals, Inc., a biotechnology company developing treatments for rare liver diseases, since July 2019, and Pacira BioSciences, Inc., a non-opioid pain management company, since June 2011. She previously served as a member of the board of directors of Portola Pharmaceuticals, Inc., acquired by Alexion Pharmaceuticals, Inc. in July 2020, Aratana Therapeutics, Inc., Delcath Systems, Inc., and Dynavax Technologies Corporation. Ms. Brege received a B.S. in economics and B.B.A. in government from Ohio University and a M.B.A. from the University of Chicago.
We believe Ms. Brege is qualified to serve on our board of directors because of her financial expertise, education and industry background, including her extensive experience as an officer and director of biotechnology companies.
Badreddin Edris, Ph.D., has served as a member of our board of directors since February 2021. Dr. Edris co-founded the Company, and has served as our strategic advisor since March 2018 and in an operational role from May 2017 until March 2018. Since January 2021, Dr. Edris has been the Chief Operating Officer of SpringWorks Therapeutics, Inc., a clinical-stage biopharmaceutical company, and was previously the Chief Business Officer of SpringWorks from September 2018 to December 2020. Previously, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, a healthcare investment firm, from June 2014 to November 2018. While at OrbiMed, Dr. Edris also co-founded and held an operating role at Silverback Therapeutics, Inc., an OrbiMed portfolio company, where he was Head of Corporate Development from April 2016 to March 2018 and Chief Business Officer from April 2018 to September 2018. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris received a B.I.S. in microbiology from Weber State University, a M.S. in biology from Stanford University and a Ph.D. in genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow.
We believe Dr. Edris is qualified to serve on our board of directors because of the perspective and experience he provides as a co-founder, his operational experience and his experience in private equity and management consulting in the biotechnology industry.
Kenneth Harrison, Ph.D., has served as a member of our board of directors since August 2019. Since 2015, Dr. Harrison has been employed as a partner by Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S, an investment firm focused on life sciences and finance. Previously, Dr. Harrison was Senior Market Planning Manager from November 2013 to November 2015 at Genentech, Inc., a research and development biotechnology company. Prior to joining Genentech, Dr. Harrison worked as a management consultant from September 2012 to December 2013 at L.E.K. Consulting LLC, a global management consulting firm. Previously, Dr. Harrison was Entrepreneurship Program Manager from September 2011 to September 2012 at QB3, University of California’s hub for early-stage entrepreneurship in life science, and partner from September 2011 to September 2012 at Mission Bay Capital Management Inc., a venture capital firm. Additionally, Dr. Harrison currently serves on the board of directors of several private companies in the biotechnology industry. Dr. Harrison received a B.Sc. in molecular biology from Texas Tech University, a Ph.D. in pharmacology from Yale University School of Medicine, and was A.P. Giannini Foundation Fellow at the J. David Gladstone Institutes.
We believe Dr. Harrison is qualified to serve on our board of directors because of his financial understanding of the biotechnology industry gained from his investing experience, his experience working in the pharmaceutical industry, and his educational background in the life sciences.
Jonathan Root, M.D., has served as a member of our board of directors since August 2019. Dr. Root has served as the Managing Member of several U.S. Venture Partners’ funds since January 1998. Dr. Root has served as a member of the board of directors of Silverback Therapeutics, Inc. since March 2020 and Inari Medical, Inc., a medical technology company focusing on treatment of large clots, since September 2011. Previously, Dr. Root has served as a board member for OncoMed Pharmaceuticals, Inc., a public pharmaceutical company developing cancer therapeutics, from August 2004 to April 2019. Additionally, Dr. Root currently serves on the board of directors of several private companies in the healthcare industry. Dr. Root received a A.B. in economics from Dartmouth College, a M.B.A. from Columbia Business School, and a M.D. from the University of Florida College of Medicine.
We believe Dr. Root is qualified to serve on our board of directors because of his medical background, experience working in venture capital, and directorship experience in the healthcare industry.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Board Composition
Our board of directors currently consists of six members. After the completion of this offering, the number of directors will be fixed from time to time by our board of directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws, each of which will be effective immediately prior to the completion of this offering. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Classified Board of Directors
Our amended and restated certificate of incorporation that will be effective immediately prior to the completion of this offering will provide that our board of directors will be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors will be divided among the three classes as follows:

•
the Class I directors will be Dr. Harrison and Dr. Russell and their terms will expire at the first annual meeting of stockholders to be held after the close of this offering in 2022;

•
the Class II directors will be Ms. Brege, Dr. Edris and Dr. Root and their terms will expire at the second annual meeting of stockholders to be held after the close of this offering in 2023; and

•
the Class III directors will be Dr. Koch and Dr. Thompson and their terms will expire at the third annual meeting of stockholders to be held after the close of this offering in 2024.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our amended and restated certificate of incorporation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of our directors.
This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Director Independence
Upon the completion of this offering, our common stock will be listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market LLC (Nasdaq), independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of this offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (Exchange Act). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Dr. Thompson, Ms. Brege, Dr. Edris, Dr. Harrison and Dr. Root, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our board of directors is currently chaired by Dr. Thompson. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Dr. Koch serves as our President and Chief Executive Officer while Dr. Thompson serves as the Chair of our board of directors but is not an officer. We currently expect and intend the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks.
Board Committees
Our board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee, each of which has the composition and the responsibilities described below.
Audit committee
The members of our audit committee are Ms. Brege, Dr. Harrison and Dr. Root. Ms. Brege is the chair of our audit committee and is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq. Our audit committee will oversee our corporate accounting and financial reporting process and assist our board of directors in monitoring our financial systems. Our audit committee will also:
•
select and hire the independent registered public accounting firm to audit our financial statements;

•
help to ensure the independence and performance of the independent registered public accounting firm;

•
approve audit and non-audit services and fees;

•
review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•
prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

•
review reports and communications from the independent registered public accounting firm;

•
review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

•
review our policies on risk assessment and risk management;

•
review and monitor conflicts of interest situations, and approve or prohibit any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;

•
review related party transactions; and

•
establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Compensation committee
The members of our compensation committee are Ms. Brege, Dr. Edris and Dr. Harrison. Dr. Harrison is the chair of our compensation committee. Our compensation committee will oversee our compensation policies, plans and benefits programs. The compensation committee will also:
•
oversee our overall compensation philosophy and compensation policies, plans and benefit programs;

•
review and approve compensation for our executive officers and directors;

•
prepare the compensation committee report that the SEC will require to be included in our annual proxy statement; and

•
administer our equity compensation plans.

Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Corporate governance and nominating committee
The members of our corporate governance and nominating committee are Dr. Harrison, Dr. Root and Dr. Thompson. Dr. Thompson is the chair of our corporate governance and nominating committee. Our corporate governance and nominating committee will oversee and assist our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee will:
•
identify, evaluate and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•
consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;

•
review developments in corporate governance practices;

•
evaluate the adequacy of our corporate governance practices and reporting; and

•
evaluate the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Director Compensation
Prior to this offering, we have not implemented a formal policy with respect to compensation payable to our non-employee directors. We reimburse our directors for expenses associated with attending meetings of our board of directors and its committees. Following the completion of this offering, we expect to implement an annual cash and equity compensation program for our non-employee directors.
Dr. Koch and Dr. Russell were our only employees who served as directors during 2020. See the section titled “Executive Compensation” for information about Dr. Koch’s and Dr. Russell’s compensation.
The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Peter Thompson, M.D.	—	—	—
Laura A. Brege	—	110,754	110,754
Badreddin Edris, Ph.D.(2)	—	16,674	16,674
Kenneth Harrison, Ph.D.	—	—	—
Jonathan Root, M.D.	—	—	—

(1)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 2 to our audited financial statements included elsewhere in this prospectus. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)
Dr. Edris joined our board of directors in February 2021. Amount under “Option Awards” column represents grants to Dr. Edris for consulting services provided in 2020 prior to joining our board of directors. Dr. Edris also received an award with a grant date fair value of $83,065 when he joined our board of directors in February 2021, which is not presented in the table above.

Non-Employee Director Compensation Policy
In February 2021, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors that became effective as of the date of the effectiveness of the registration statement of which this prospectus forms a part. This policy was developed with input from our compensation committee’s independent compensation consultant, Radford, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward our non-employee directors.
Under this director compensation policy, each non-employee director will receive the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.
The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation
Following the completion of this offering, each non-employee director will be paid an annual cash retainer of $35,000. In addition, each non-employee director who serves as chair or chair or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:
Board Chair:	$30,000
Audit Committee Chair:	$15,000
Audit Committee Member:	$7,500
Compensation Committee Chair:	$10,000
Compensation Committee Member:	$5,000
Nominating and Corporate Governance Committee Chair:	$8,000
Nominating and Corporate Governance Committee Member:	$4,000
The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer. Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. Non-employee directors may elect to receive 100% of the annual cash fee in the form of awards of our common stock.
Equity Compensation
Initial Award.   Each person who first becomes a non-employee director after the effective date of the director compensation policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (the Initial Award) of stock options to purchase shares of our common stock with grant date fair value equal to $500,000. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth (1/36th) of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Award.   Each non-employee director will receive, on the first trading day immediately after the date of each annual meeting of our stockholders that occurs following the effective date of our non-employee director compensation policy, an annual award (the Annual Award) of stock options to purchase shares of our common stock with grant date fair value equal to $250,000. Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of the Company that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.
Change in Control.   In the event of our change in control, as defined in our 2021 Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.
Other Award Terms.   Each Initial Award and Annual Award will be granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee of our board of directors who serve on our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Following this offering, the code of business conduct and ethics will be available on our website at www.edgewisetx.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

Executive compensation
Our named executive officers for the year ended December 31, 2020, which consist of our principal executive officer and the next two most highly compensated executive officers, were:
•
Kevin Koch, Ph.D., our President and Chief Executive Officer;

•
Alan Russell, Ph.D., our Co-Founder and Chief Scientific Officer; and

•
R. Michael Carruthers, our Chief Financial Officer.

Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2019 and December 31, 2020:
Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation	Total ($)
Kevin Koch, Ph.D. President and Chief Executive Officer	2020	425,000	1,010,038	255,000	—	1,690,038
	2019	425,000	239,843	76,500	—	741,343
Alan Russell, Ph.D. Co-Founder and Chief Scientific Officer	2020	350,000	683,748	131,250	—	1,164,998
	2019	325,000	94,686	48,750	—	468,436
R. Michael Carruthers Chief Financial Officer	2020	110,833	386,008	43,510	10,000(3)	550,352

(1)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 2 to our audited financial statements included elsewhere in this prospectus. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.

(2)
The 2019 amounts disclosed represent a bonus under our 2019 bonus plan based upon the achievement of company objectives for the year ended December 31, 2019, which was paid in 2020. The 2020 amounts disclosed represent a bonus under our 2020 bonus plan based upon the achievement of company objectives for the year ended December 31, 2020, which will be paid in the first quarter of 2021. Our bonus plans are more fully described below under the section titled “— Non-equity incentive plan compensation.”

(3)
The amount disclosed relates to compensation paid under the Company’s consulting agreement with Mr. Carruthers prior to becoming an employee of the Company.

Non-equity incentive plan compensation
At the beginning of each of 2019 and 2020, we adopted a bonus plan for our executive and non-executive employees that provides for cash incentives for performance in the year. Each of the 2019 and 2020 bonus opportunities for our executives was based on the assessment of our board of directors of the achievement of company objectives that were established by our board of directors at the beginning of the applicable year as well as other achievements which occurred during such year. The company objectives for each of 2019 and 2020 consisted of product development and pipeline goals as well as corporate development goals.
The amounts in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our board of directors consistent with its determinations under the applicable year’s bonus plan.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020:
	Option awards
Name	Grant date(1)	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)(2)	Option expiration date
Kevin Koch, Ph.D.	8/9/2017(3)	27,545	23,635	$0.18	8/8/2027
	11/16/2018(4)	36,971	141,739	$0.45	11/15/2028
	11/15/2019(5)	83,974	407,891	$0.64	11/14/2029
	9/2/2020(6)	23,765	356,509	$0.71	9/1/2030
	12/16/2020(7)	—	664,292	$1.93	12/15/2030
Alan Russell, Ph.D.	8/9/2017(8)	126,061	21,524	$0.18	8/8/2027
	9/19/2017(9)	1,307,287	224,493	$0.18	6/27/2032
	8/31/2018(10)	90,615	64,737	$0.45	8/30/2028
	11/15/2019(11)	66,301	161,031	$0.64	11/14/2029
	9/2/2020(12)	11,882	178,255	$0.71	9/1/2030
	12/16/2020(13)	—	475,183	$1.93	12/15/2030
R. Michael Carruthers	9/2/2020(14)	—	216,122	$0.71	9/1/2030
	12/16/2020(13)	—	227,058	$1.93	12/15/2030

(1)
Each of the outstanding options to purchase shares of our common stock, except the options granted to Dr. Russell on September 19, 2017, was granted pursuant to our 2017 Equity Incentive Plan, as amended.

(2)
This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.

(3)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after June 13, 2017, subject to the named executive officer’s rendering at least four days per week of services to us during each such month.

(4)
The option vests as to 1/4th of the shares of our common stock underlying it on November 2, 2019, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

(5)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after October 16, 2019, subject to the named executive officer’s continued service through each vesting date.

(6)
The option vests as to 1/48th of the shares of our common stock underlying it after September 2, 2020, subject to the named executive officer’s continued service through each vesting date.

(7)
The option vests as to 1/48th of the shares of our common stock underlying it after January 3, 2021, subject to the named executive officer's continued service through each vesting date. In the event that the named executive officer’s employment is terminated without “cause,” the named executive officer has terminated his services for “good reason,” or we undergo a “change of control” (as such terms are defined in the option agreement), then the shares that would have vested during the 12 month period immediately following the effective date of such termination or change of control will become vested upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer. Additionally, in the event that the Company undergoes a change of control, and upon or within 30 days prior to or within 12 months after such change of control, the named executive officer is terminated without cause or terminates his services for good reason, then upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer, 100% of the then-unvested shares underlying the option will be deemed exercisable and no longer subject to vesting requirements.
(8)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after June 27, 2017, subject to the named executive officer’s continued service through each vesting date.

(9)
This option was granted outside the 2017 Plan. The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after July 27, 2017, subject to the named executive officer’s continued service through each vesting date.

(10)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after August 10, 2018, subject to the named executive officer’s continued service through each vesting date.

(11)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after October 16, 2019, subject to the named executive officer’s continued service through each vesting date.

(12)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after September 2, 2020, subject to the named executive officer’s continued service through each vesting date.

(13)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after December 3, 2020, subject to the named executive officer’s continued service through each vesting date. In the event that the named executive officer’s employment is terminated without “cause,” the named executive officer has terminated his services for “good reason,” or we undergo a “change of control” (as such terms are defined in the option agreement), then the shares that would have vested during the 12 month period immediately following the effective date of such termination or change of control will become vested upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer. Additionally, in the event that the Company undergoes a change of control, and upon or within 30 days prior to or within 12 months after such change of control, the named executive officer is terminated without cause or terminates his services for good reason, then upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer, 100% of the then-unvested shares underlying the option will be deemed exercisable and no longer subject to vesting requirements.

(14)
The option vests as to 1/4th of the shares of our common stock underlying it on September 1, 2021, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

Employment Arrangements with our Named Executive Officers
We have entered into an employment offer letter agreement with each of our named executive officers in connection with his employment with us. These offer letters provide for “at will” employment.
Kevin Koch, Ph.D.
We have entered into a confirmatory employment letter with Dr. Koch, our President and Chief Executive Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Koch’s current annual base salary is $442,000 and his annual target bonus is 40% of his annual base salary, but was increased to $550,000 and 50%, respectively, on the effective date of the registration statement of which this prospectus forms a part.

Alan Russell, Ph.D.
We have entered into a confirmatory employment letter with Dr. Russell, our Co-Founder and Chief Scientific Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Russell’s current annual base salary is $364,000 and his annual target bonus is 30% of his annual base salary, but was increased to $425,000 and 40%, respectively, on the effective date of the registration statement of which this prospectus forms a part.
R. Michael Carruthers
We have entered into a confirmatory employment letter with Mr. Carruthers, our Chief Financial Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Mr. Carruthers’ current annual base salary is $350,000 and his annual target bonus is 30% of his annual base salary, but was increased to $400,000 and 40%, respectively, on the effective date of the registration statement of which this prospectus forms a part.
Potential Payments Upon Termination or Change in Control
Executive Change in Control and Severance Plan
In February 2021, our board of directors adopted an Executive Change in Control and Severance Plan (Executive Severance Plan) pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from Radford, regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. The Executive Severance Plan will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement.
Each of our named executive officers has signed a participation agreement under our Executive Severance Plan providing for the rights to the applicable payments and benefits described below.
In the event of an “involuntary termination” of the employment of a named executive officer, which generally includes a termination of employment by the named executive officer for “good reason” or by us for a reason other than “cause,” the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:
•
a lump sum payment equal to nine months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 12 months in the case of Dr. Koch;

•
continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of nine months, or 12 months in the case of Dr. Koch; and

•
accelerated vesting of a number of shares that would have vested in the 12 months following such termination with respect to, in the case of Mr. Carruthers, the first equity award granted to him in connection with the commencement of his employment with the Company, and, in the case of Drs. Koch and Russell, certain specified equity awards, and provided further that, in the case of Drs. Koch and Russell, a termination of employment by each such individual for good reason will be treated as a qualifying termination for the purposes certain specified equity awards.

If such involuntary termination occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:
•
a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 18 months in the case of Dr. Koch;

•
a lump sum payment equal to such named executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Koch;

•
continued health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Koch; and

•
100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as compliance with certain non-solicitation and non-disparagement provisions during the period that is 12 months following the named executive officer’s termination of employment and continued compliance with the invention assignment and confidentiality agreement applicable to the named executive officer.
In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.
Employee Benefit and Stock Plans
2021 Equity Incentive Plan
In March 2021, our board of directors adopted, and our stockholders approved, our 2021 Equity Incentive Plan (2021 Plan). The 2021 Plan became effective on the business day immediately prior to the effective date of the registration statement of which this prospectus forms a part. Our 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any of our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares to our employees, directors, and consultants and our subsidiary corporations’ employees and consultants.
Authorized shares.   A total of 5,040,000 shares of our common stock are reserved for issuance pursuant to our 2021 Plan. In addition, the shares reserved for issuance under our 2021 Plan will also include shares of our common stock subject to or issued pursuant to awards granted under our 2017 Plan that, after the date of stockholder approval of the 2021 Plan, expire or otherwise terminate without having been exercised in full or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to the foregoing, in addition to the 5,040,000 shares already reserved for issuance under the 2021 Plan, is 5,793,822 shares). The number of shares available for issuance under our 2021 Plan will also include an annual increase on the first day of each fiscal year beginning with our 2022 fiscal year, equal to the least of:
•
5,040,000 shares;

•
five percent (5%) of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or

•
such other amount as our board of directors may determine.

This annual increase will operate only until the ten year anniversary of our board’s approval of the 2021 Plan.
If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by us due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan will not be returned to the 2021 Plan except if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares, or performance units are repurchased by or forfeited to us due to failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Plan.
Plan administration.   Our board of directors or one or more committees appointed by our board of directors will administer our 2021 Plan. The compensation committee of our board of directors will initially administer our 2021 Plan. In addition, if we determine it is desirable to qualify transactions under our 2021 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2021 Plan, the administrator has the power to administer our 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including but not limited to, the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to our 2021 Plan, including creating sub-plans, modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards (except no option or stock appreciation right will be extended past its original maximum term), and allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type, and/or cash or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations, and other actions are final and binding on all participants.
Stock options.   Stock options may be granted under our 2021 Plan. The exercise price of options granted under our 2021 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our (or any parent or subsidiary of ours) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months following the termination of service. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of our 2021 Plan, the administrator determines the other terms of options.
Stock appreciation rights.   Stock appreciation rights may be granted under our 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months following the termination of service. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2021 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.
Restricted stock.   Restricted stock may be granted under our 2021 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of our 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), except the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted stock units.   Restricted stock units may be granted under our 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. In addition, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Performance units and performance shares.   Performance units and performance shares may be granted under our 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial value established by the administrator on or prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay out earned performance units or performance shares in cash, shares, or in some combination thereof.
Non-transferability of awards.   Unless the administrator provides otherwise, our 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain adjustments.   In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2021 Plan and/or the number, class, and price of shares covered by each outstanding award and the numerical share limits set forth in our 2021 Plan.
Dissolution or liquidation.   In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and, to the extent not exercised, all awards will terminate immediately prior to the consummation of such proposed transaction.
Merger or change in control.   Our 2021 Plan provides that in the event of a merger or change in control, as defined under our 2021 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.
If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
Clawback.   Awards will be subject to any clawback policy of ours as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as may be required by the Dodd Frank Wall Street Reform and Consumer Protection Act), and the administrator also may specify in an award agreement that the participant’s rights, payments, and/or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events. Our board of directors may require a participant to forfeit, return, or reimburse us all or a portion of the award and/or shares issued under the award, any amounts paid under the award, and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.
Amendment; termination.   The administrator has the authority to amend, alter, suspend or terminate our 2021 Plan, provided such action does not materially impair the rights of any participant.
2021 Employee Stock Purchase Plan
In March 2021, our board of directors adopted, and our stockholders approved, our 2021 Employee Stock Purchase Plan (ESPP). Our ESPP became effective on the business day immediately prior to the effective date of the registration statement of which this prospectus forms a part. However, no offering period or purchase period under the ESPP will begin unless and until otherwise determined by our board of directors.

Authorized shares.   A total of 504,000 shares of our common stock will be available for sale under our ESPP. The number of shares of our common stock that will be available for sale under our ESPP also includes an annual increase on the first day of each fiscal year following the fiscal year in which the first offering period under the ESPP commences, equal to the least of:
•
1,008,000 shares;

•
one percent (1%) of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or

•
such other amount as our board of directors may determine.

This annual increase will operate only until the ten year anniversary of our board’s approval of our ESPP.
ESPP administration.   We expect that the compensation committee of our board of directors will administer our ESPP and will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, delegate ministerial duties to any of our employees, designate separate offerings under the ESPP, designate our subsidiaries and affiliates as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP, and establish procedures that it deems necessary for the administration of the ESPP, including, but not limited to, adopting such procedures and sub-plans as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside the United States. The administrator’s findings, decisions and determinations are final and binding on all participants to the full extent permitted by law.
Eligibility.   Generally, all of our employees will be eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, may, prior to an enrollment date, for all options to be granted on such enrollment date in an offering, determine that an employee who (1) has not completed at least two years of service (or a lesser period of time determined by the administrator) since his or her last hire date, (2) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (3) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (4) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (5) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period.
However, an employee may not be granted rights to purchase shares of our common stock under our ESPP if such employee:
•
immediately after the grant would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or of any parent or subsidiary of ours; or

•
holds rights to purchase shares of our common stock under all employee stock purchase plans of ours or any parent or subsidiary of ours that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year in which such rights are outstanding at any time.

Offering periods.   Our ESPP will include a component that allows us to make offerings intended to qualify under Section 423 of the Code and a component that allows us to make offerings not intended to qualify under Section 423 of the Code to designated companies, as described in our ESPP. Our ESPP provides for consecutive, overlapping 12-month offering periods. The offering periods are scheduled to start on the first trading day on or after May 15 and November 15 of each year, except for the first offering period, which will commence on the effective date of the registration statement of which this prospectus forms a part and will end on the first trading day on or before May 15, 2020, and the second offering period, which will commence on the first trading day on or after November 15, 2021. Unless the administrator of our ESPP determines otherwise, each offering period will include 6-month purchase periods, which will commence on or after, and end on or before, May 15 and November 15, respectively; provided, however, that the first purchase period under the first offering period will commence on the effective date of the registration statement of which this prospectus forms a part and will end on the last trading day on or before November 15, 2021, and the second purchase period under the first offering period will commence on the first trading day on or after November 15, 2021, and terminate on the first trading day on or before May 15, 2022. The administrator is authorized to establish the duration of offering periods and purchase periods, including the starting and ending dates of offering periods and purchase periods, provided that no offering period may have a duration exceeding 27 months.
Contributions.   Our ESPP will permit participants to purchase shares of our common stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation. A participant may purchase a maximum of 3,000 shares of our common stock during a purchase period.
Exercise of purchase right.   If our board of directors authorizes an offering and purchase period under the ESPP, amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of our common stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the exercise date. Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our common stock. Participation ends automatically upon termination of employment with us.
Non-transferability.   A participant may not transfer rights granted under our ESPP (other than by will, the laws of descent and distribution or as otherwise provided under our ESPP).
Merger or change in control.   Our ESPP will provide that in the event of a merger or change in control, as defined under our ESPP, a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set that will be before the date of the proposed merger or change in control. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.
Amendment; termination.   The board will have the authority suspend or terminate our ESPP and the administrator will have the authority to amend the ESPP, except that, subject to certain exceptions described in our ESPP, no such action may adversely affect any outstanding rights to purchase shares of our common stock under our ESPP. Our ESPP automatically will terminate in 2041, unless we terminate it sooner.
2017 Equity Incentive Plan, as amended
Our 2017 Equity Incentive Plan was originally adopted in June 2017 and was amended in August 2018, August 2019, August 2020 and November 2020 (2017 Plan). Our 2017 Plan allows us to provide incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options and restricted stock awards (each, an “award” and the recipient of such award, a participant) to eligible employees, directors and consultants, including employees and consultants of any of our parent or subsidiary companies. One business day prior to the effectiveness of the registration statement of which this prospectus forms a part, our 2017 Plan terminated and we will not grant any additional awards under our 2017 Plan. However, our 2017 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under our 2017 Plan.
As of December 31, 2020, stock options covering 6,020,747 shares of our common stock were outstanding under our 2017 Plan and there were no restricted stock awards outstanding under our 2017 Plan.
Plan administration.   Our board of directors or one or more committees appointed by our board of directors for this purpose has the authority to administer our 2017 Plan. Different committees may administer our 2017 Plan with respect to different service providers. The administrator has all authority and discretion necessary or appropriate to administer our 2017 Plan and to control its operation, including the authority to construe and interpret the terms of our 2017 Plan and the awards granted under our 2017 Plan. The administrator’s decisions are final and binding on all participants and any other persons holding awards.

The administrator’s powers include the power to institute an option exchange program under which outstanding options (1) are exchanged for options with a lower exercise price or restricted stock or (2) are amended to decrease the exercise price as a result of a decline in the fair market value of the common stock. The administrator’s powers also include the power to prescribe, amend and rescind rules and regulations relating to our 2017 Plan, to modify or amend each award and to make all other determinations deemed necessary or advisable for administering our 2017 Plan.
Eligibility.   Employees, directors and consultants, including employees and consultants of any of our parent or subsidiary companies, are eligible to receive awards. Only our employees (including officers and directors who are also employees) or employees of our parent or subsidiary companies are eligible to receive incentive stock options.
Stock options.   Stock options have been granted under our 2017 Plan. Subject to the provisions of our 2017 Plan, the administrator determines the term of an option, the number of shares subject to an option, and the time period in which an option may be exercised.
The term of an option is stated in the applicable award agreement, but the term of an option may not exceed 10 years from the grant date. The administrator determines the exercise price of options, which generally may not be less than 100% of the fair market value of our common stock on the grant date, except as provided for in the 2017 Plan. However, an incentive stock option granted to an individual who directly or by attribution owns more than 10% of the total combined voting power of all of our classes of stock or of any our parent or subsidiary companies will have a term of no longer than five years from the grant date and will have an exercise price of at least 110% of the fair market value of our common stock on the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans of ours and any of our parent or subsidiary companies) exceeds $100,000, then the options for the first $100,000 will be treated as incentive stock options and the options for the amount in excess of $100,000 will be treated as nonstatutory stock options.
The administrator determines how a participant may pay the exercise price of an option, and the permissible methods are generally set forth in the applicable award agreement. If a participant is “terminated” (as defined in our 2017 Plan) terminates, that participant may exercise the vested portion of his or her option for the period of time stated in the applicable award agreement, to the extent that such option is exercisable on the date of termination. Vested options generally will remain exercisable for 90 days from the date of termination or such longer period of time as set forth in the applicable award agreement if a participant’s is terminated for a reason other than death or disability. If a participant is terminated due to death or disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other longer period as set forth in the applicable award agreement). In no event will an option remain exercisable beyond its original term. If a participant does not exercise his or her option within the time specified in the award agreement, the option will terminate. Except as described above, the administrator has the discretion to determine the post-termination exercisability periods for an option.
Non-transferability of awards. Unless determined otherwise by the administrator, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in any manner other than by will or by the laws of descent and distribution. In addition, during an applicable participant’s lifetime, only that participant may exercise their award. If the administrator makes an award transferable, such award may only be transferred (1) by will, (2) by the laws of descent and distribution or (3) as permitted by Rule 701 of the Securities Act of 1933, as amended (Securities Act).
Certain adjustments.   In the event that the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure without consideration, consolidation, subdivision of the common stock reserved for issuance under the 2017 Plan, a rights offering, a reorganization, merger, spin-off, or split-up, the administrator will make proportionate adjustments to the number and class of shares that may be delivered under our 2017 Plan or the number, class and price of shares covered by each outstanding award. The administrator’s determination regarding such adjustments will be final, binding and conclusive.

Dissolution or liquidation.   In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action, unless otherwise determined by the administrator.
Merger and change of control.   In the event of our merger with or into another corporation or entity or a “change of control” (as defined in our 2017 Plan), each outstanding option may be assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all participants. In the alternative, the successor or acquiring corporation may substitute equivalent options or provide substantially similar consideration to participants as provided to stockholders or substitute by issuing substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the participant than those which applied immediately prior to such transaction.
In the event that the successor or acquiring corporation does not assume or substitute for an award (or portion thereof), options will expire at such time and on such conditions as the administrator may determine. In addition, if an option is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant at least five days prior to the date on which the option terminates.
Amendment and termination.   Our board of directors may, at any time, amend, alter, suspend or terminate our 2017 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to our 2017 Plan. To the extent necessary and desirable to comply with applicable laws, we will obtain stockholder approval of any amendment to our 2017 Plan. No amendment, alteration, suspension or termination of our 2017 Plan will impair the rights of a participant, unless mutually agreed otherwise between the participant and the administrator in writing.
One business day prior to the effectiveness of the registration statement of which this prospectus forms a part, our 2017 Plan terminated, and we will not grant any additional awards under our 2017 Plan thereafter.
Executive Incentive Compensation Plan
In February 2021, our board of directors adopted the Executive Incentive Compensation Plan (Incentive Compensation Plan). Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee.
Under our Incentive Compensation Plan, our compensation committee will determine the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project, function or portfolio-specific milestones, license or research collaboration agreements, capital raising, initial public offering preparations, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.
We expect that the compensation committee of our board of directors will administer our Incentive Compensation Plan and will, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.
Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. The compensation committee may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the compensation committee determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.
Our board of directors and our compensation committee will have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
401(k) plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation and amended and restated bylaws, each to be effective immediately prior to the completion of this offering, will provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•
any breach of the director’s duty of loyalty to us or to our stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Certain relationships and related party transactions
Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation” and the registration rights described in the section titled “Description of Capital Stock — Registration Rights,” the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:
•
we have been or are to be a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Convertible Preferred Stock Financings
In August 2018, we issued and sold an aggregate of 5,282,000 shares of our Series A convertible preferred stock at a purchase price of $1.893 per share for an aggregate purchase price of $10 million.
In August 2019, we issued and sold an aggregate of 7,888,392 shares of our Series B-1 convertible preferred stock at a purchase price of $3.178 per share for an aggregate purchase price of $25.1 million.
In August 2020, we issued and sold an aggregate of 6,527,654 shares of our Series B-2 convertible preferred stock at a purchase price of $3.841 per share for an aggregate purchase price of $25.1 million.
In December 2020, we issued and sold an aggregate of 12,954,423 shares of our Series C convertible preferred stock at a purchase price of $7.333 per share for an aggregate purchase price of approximately $95.0 million.
Purchasers of our Series A, Series B-1, Series B-2 and Series C convertible preferred stock include venture capital funds that beneficially own more than 5% of our outstanding capital stock and/or are represented on our board of directors. The following tables present the number of shares and the total purchase price paid by these entities since January 1, 2018.
Series A convertible preferred stock
Investor	Shares of Series A convertible preferred stock	Total Series A convertible preferred stock purchase price
OrbiMed Private Investments VI, LP(1)	5,282,000	$10,000,000

(1)
Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP.

Series B-1 convertible preferred stock
Investor	Shares of Series B-1 convertible preferred stock	Total Series B-1 convertible preferred stock purchase price
Novo Holdings A/S(1)	2,359,440	$7,500,000
U.S. Venture Partners XI, L.P.(2)	1,651,607	$5,250,000
Deerfield Private Design Fund IV, L.P.	1,572,960	$5,000,000
OrbiMed Private Investments VI, LP(3)	1,572,960	$5,000,000

(1)
Kenneth Harrison, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US) Inc., which provides consulting services to Novo Holdings A/S.

(2)
Jonathan Root, M.D., a member of our board of directors, is a managing member of Presidio Management Group XI, L.L.C., which is the general partner of U.S. Venture Partners XI, L.P.

(3)
Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is a venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP.

Series B-2 convertible preferred stock
Investor	Shares of Series B-2 convertible preferred stock	Total Series B-2 convertible preferred stock purchase price
Novo Holdings A/S(1)	1,952,439	$7,500,000
U.S. Venture Partners XI, L.P.(2)	1,366,707	$5,250,001
Deerfield Private Design Fund IV, L.P.	1,301,626	$5,000,000
OrbiMed Private Investments VI, LP(3)	1,301,626	$5,000,000

(1)
Kenneth Harrison, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US) Inc., which provides consulting services to Novo Holdings A/S.

(2)
Jonathan Root, M.D., a member of our board of directors, is a managing member of Presidio Management Group XI, L.L.C., which is the general partner of U.S. Venture Partners XI, L.P.

(3)
Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is a venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP.

Series C convertible preferred stock
Investor	Shares of Series C convertible preferred stock	Total Series C convertible preferred stock purchase price
Viking Global Opportunities Illiquid Investments Sub-Master LP	2,727,249	$20,000,000
Entities affiliated with OrbiMed Advisors LLC(1)	1,941,074	$14,234,675
Novo Holdings A/S(2)	650,328	$4,769,115
U.S. Venture Partners XI, L.P.(3)	455,229	$3,338,380
Deerfield Private Design Fund IV, L.P.	433,551	$3,179,408

(1)
Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC is also the managing member of OrbiMed Genesis GP LLC, which is the general partner of OrbiMed Genesis Master Fund, L.P.

(2)
Kenneth Harrison, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US) Inc., which provides consulting services to Novo Holdings A/S.

(3)
Jonathan Root, M.D., a member of our board of directors, is a managing member of Presidio Management Group XI, L.L.C., which is the general partner of U.S. Venture Partners XI, L.P.

Investors’ Rights Agreement
We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including entities affiliated with OrbiMed Private Investments VI, LP, Novo Holdings A/S, U.S. Venture Partners XI, L.P., Deerfield Private Design Fund IV, L.P. and Viking Global Opportunities Illiquid Investments Sub-Master LP. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. See the section titled “Description of Capital Stock — Registration Rights” for additional information regarding these registration rights.
Indemnification Agreements
We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws that will be in effect upon the closing of this offering require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law. See the section titled “Executive Compensation — Limitation of Liability and Indemnification” for additional information.
Related Party Transaction Policy
Our audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we intend to adopt a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Principal stockholders
The following table sets forth the beneficial ownership of our common stock as of March 1, 2021 by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of the named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership prior to this offering on 36,584,171 shares of our common stock outstanding as of March 1, 2021, after giving effect to the automatic conversion of all outstanding shares of our convertible preferred stock into 35,557,569 shares of our common stock immediately prior to the completion of this offering. We have based our calculation of the percentage of beneficial ownership after this offering on 47,584,171 shares of our common stock outstanding immediately after the completion of this offering, assuming no exercise by the underwriters of their option to purchase additional shares. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2021, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Edgewise Therapeutics, Inc., 3415 Colorado Ave., Boulder, Colorado 80303.
	Shares beneficially owned prior to this offering		Shares beneficially owned after this offering
Name of beneficial owner	Shares	Percentage	Shares	Percentage
5% stockholders:
Entities affiliated with OrbiMed Advisors LLC(1)	13,319,680	36.4%	13,319,680	28.0%
Novo Holdings A/S(2)	4,962,207	13.6%	4,962,207	10.4%
U.S. Venture Partners XI, L.P.(3)	3,473,543	9.5%	3,473,543	7.3%
Deerfield Private Design Fund IV, L.P.(4)	3,308,137	9.0%	3,308,137	7.0%
Viking Global Opportunities Illiquid Investments Sub-Master LP(5)	2,727,249	7.5%	2,727,249	5.7%
Named executive officers and directors:
Kevin Koch, Ph.D.(6)	686,462	1.9%	686,462	1.4%
Alan Russell, Ph.D.(7)	2,115,534	5.5%	2,115,534	4.3%
R. Michael Carruthers(8)	18,920	*	18,920	*
Peter Thompson, M.D.(1)	13,319,680	36.4%	13,319,680	28.0%
Laura A. Brege(9)	88,636	*	88,636	*
Badreddin Edris, Ph.D.(10)	105,936	*	105,936	*
Kenneth Harrison, Ph.D.(2)	—	*	—	*
Jonathan Root, M.D.(3)	3,473,543	9.5%	3,473,543	7.3%
All current executive officers and directors as a group (10 persons)(11)	24,802,755	63.5%	24,802,755	49.6%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of (i) 13,046,956 shares held by OrbiMed Private Investments VI, LP (OPI VI) and (ii) 272,724 shares held by OrbiMed Genesis Master Fund, L.P. (Genesis Master Fund). Dr. Thompson is an employee of OrbiMed Advisors LLC (OrbiMed Advisors), and a member of our board of directors. OrbiMed Capital GP VI LLC (OrbiMed GP VI) is the general partner of OPI VI and OrbiMed Advisors is the managing member of OrbiMed GP VI. OrbiMed Genesis GP LLC (Genesis GP) is the general partner of Genesis Master Fund and OrbiMed Advisors is the managing member of Genesis GP. By virtue of such relationships, OrbiMed GP VI, Genesis GP, and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and Genesis Master Fund and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI and Genesis Master Fund. The business address of OPI VI and Genesis Master Fund is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(2)
Consists of 4,962,207 shares held by Novo Holdings A/S (Novo). The board of directors of Novo (the Novo Board) has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Dr. Harrison, a member of our board of directors, is employed as a partner at Novo Ventures (US), Inc., which provides certain consultancy services to Novo, and Dr. Harrison is not deemed to have beneficial ownership of the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(3)
Consists of 3,473,543 shares held by U.S. Venture Partners XI, L.P. (USVP XI). Presidio Management Group XI, L.L.C. (PMG XI) is the general partner of USVP XI, and has sole voting and dispositive power with respect to the shares held by USVP XI. Dr. Root is a member of our board of directors and a managing member of PMG XI with additional rights with respect to our securities, and may be deemed to have sole voting and dispositive power with respect to the shares. Casey M. Tansey is the sole managing partner of PMG XI and may be deemed to have sole dispositive power and shared voting power over the securities held by USVP XI. Each of the foregoing persons disclaims beneficial ownership of the securities held by USVP XI, except to the extent of any pecuniary interest therein. The business address of USVP XI is1460 El Camino Real, Suite 100, Menlo Park, CA 94025.

(4)
Consists of 3,308,137 shares held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund IV L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV, L.P. The address of Deerfield Private Design Fund IV, L.P. is 780 Third Ave. 37th Floor, New York, NY 10017.

(5)
Consists of 2,727,249 shares held by Viking Global Opportunities Illiquid Investments Sub-Master LP (Opportunities Fund). The Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (Opportunities GP), and by Viking Global Investors LP (VGI), which provides managerial services to the Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and the Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by the Opportunities Fund and the Opportunities GP. The business address of each of the entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.

(6)
Consists of (i) 259,554 shares held by KTK Family Enterprises, LLC, of which Dr. Koch is the Managing Director, (ii) 26,410 shares held by Adrienne R. Koch Heritage Trust of which Dr. Koch is a trustee, (iii) 26,410 shares held by Matthew K. Koch Heritage Trust of which Dr. Koch is a trustee, (iv) 26,410 shares held by Nicole M. Soldow Heritage Trust of which Dr. Koch is a trustee, and (v) 347,678 shares issuable pursuant to outstanding options held directly by Dr. Koch, exercisable within 60 days of March 1, 2021.

(7)
Consists of (i) 264,100 shares directly held by Dr. Russell and (ii) 1,851,434 shares issuable pursuant to outstanding options held directly by Dr. Russell, exercisable within 60 days of March 1, 2021.

(8)
Consists of 18,920 shares issuable pursuant to outstanding options directly held by Mr. Carruthers, exercisable within 60 days of March 1, 2021.

(9)
Consists of 88,636 shares issuable pursuant to outstanding options directly held by Ms. Brege which are exercisable prior to vesting, 9,847 of which are vested within 60 days of March 1, 2021, 78,789 of which may be repurchased by us, if exercised, at the original exercise price.

(10)
Consists of 19,820 shares held directly by Dr. Edris and 86,116 shares issuable pursuant to outstanding options exercisable within 60 days of March 1, 2021, 62,784 shares which may be repurchased by us, if exercised, at the original exercise price.

(11)
Consists of (i) 22,378,134 shares beneficially owned by our current executive officers and directors and (ii) 2,424,621 shares subject to outstanding options exercisable within 60 days of March 1, 2021.

Description of capital stock
The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that will be in effect upon completion of this offering. Copies of these documents will be filed with the SEC as exhibits to our registration statement of which this prospectus forms a part. The descriptions of the common stock and preferred stock reflect changes to our capital structure that will occur upon the completion of this offering.
Immediately prior to the completion of this offering and the filing of our amended and restated certificate of incorporation to be effective immediately prior to the completion of this offering, our authorized capital stock will consist of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 200,000,000 shares of preferred stock, par value $0.0001 per share.
Immediately prior to the completion of this offering, all the outstanding shares of our convertible preferred stock will automatically convert into an aggregate of 35,557,569 shares of our common stock.
Based on 36,567,048 shares of common stock outstanding as of December 31, 2020, and after giving effect to the automatic conversion of all of our outstanding convertible preferred stock into an aggregate of 35,557,569 shares of common stock immediately prior to the completion of this offering and the issuance of 11,000,000 shares of common stock in this offering, there will be 47,567,048 shares of common stock outstanding upon the completion of this offering. As of December 31, 2020, we had 32 stockholders of record.
Common Stock
Voting rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws to be in effect upon the completion of this offering do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Rights and preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully paid and nonassessable
All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and nonassessable.
Preferred Stock
Upon the completion of this offering, our board of directors will have the authority, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. Upon the completion of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.
Options
As of December 31, 2020, we had outstanding options to purchase an aggregate of 7,552,527 shares of our common stock, with a weighted-average exercise price of $0.95 per share, of which 1,905,155 were vested and exercisable as of that date.
Registration Rights
After the completion of this offering, under our investors’ rights agreement, as amended, the holders of up to 35,557,569 shares of common stock or their transferees, will have the right to require us to register the offer and sale of their shares or to include their shares in any registration statement we file, in each case as described below.
Demand registration rights
After the completion of this offering, the holders of up to 35,557,569 shares of our common stock will be entitled to certain demand registration rights. At any time beginning after 180 days following the date hereof, the holders of at least 30% of the shares having registration rights can request that we file a registration statement to register the offer and sale of their shares. We are only obligated to effect up to two such registrations. Each such request for registration must cover securities the anticipated aggregate gross proceeds of which, before deducting underwriting discounts and expenses, is at least $20 million. These demand registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. If we determine that it would be materially detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any twelve month period, for a period of up to 90 days.
Form S-3 registration rights
After the completion of this offering, the holders of up to 35,557,569 shares of our common stock will be entitled to certain Form S-3 registration rights. At any time after the completion of this offering when we are eligible to file a registration statement on Form S-3, the holders of the shares having these rights can request that we register the offer and sale of their shares of our common stock on a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which is at least $1 million. These stockholders may make an unlimited number of requests for registration on a registration statement on Form S-3. However, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the twelve month period preceding the date of the request. These Form S-3 registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. Additionally, if we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than twice in any twelve month period, for a period of up to 90 days.
Piggyback Registration Rights
After the completion of this offering, the holders of up to 35,557,569 shares of our common stock will be entitled to certain “piggyback” registration rights. If we propose to register the offer and sale of shares of our common stock under the Securities Act, the holders of these shares can request that we include their shares in such registration, subject to certain marketing and other limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, (2) a registration relating to the offer and sale of debt securities, (3) a registration on any registration form that does not permit secondary sales or (4) a registration pursuant to the demand or Form S-3 registration rights described in the preceding two paragraphs above, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
Expenses of registration
We will pay all expenses relating to any demand registrations, Form S-3 registrations and piggyback registrations, subject to specified exceptions.
Termination
The registration rights terminate upon the earliest of (1) the date that is four years after the closing of this offering, and (2) as to a given holder of registration rights that holds registrable securities that are equal to less than 1% of our outstanding securities immediately after this offering, the date after the closing of this offering when such holder of registration rights can sell all of such holder’s registrable securities during any 90-day period pursuant to Rule 144 promulgated under the Securities Act.
Anti-Takeover Effects of Certain Provisions of Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws
Certain provisions of Delaware law and certain provisions that will be included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Preferred stock
Our amended and restated certificate of incorporation will contain provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences or relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.
Classified board
Our amended and restated certificate of incorporation will provide that our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of initial Class I directors shall terminate on the date of the 2022 annual meeting, the term of the initial Class II directors shall terminate on the date of the 2023 annual meeting, and the term of the initial Class III directors shall terminate on the date of the 2024 annual meeting. At each annual meeting of stockholders beginning in 2022, the class of directors whose term expires at that annual meeting will be subject to reelection for a three-year term.
Removal of directors
Our amended and restated certificate of incorporation will provide that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.
Director vacancies
Our amended and restated certificate of incorporation will authorize only our board of directors to fill vacant directorships.
No cumulative voting
Our amended and restated certificate of incorporation will provide that stockholders do not have the right to cumulate votes in the election of directors.
Special meetings of stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws will provide that, except as otherwise required by law, special meetings of the stockholders may be called only by an officer at the request of a majority of our board of directors, by the Chair of our board of directors, Chief Executive Officer or the President.
Advance notice procedures for director nominations
Our amended and restated bylaws will provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Action by written consent
Our amended and restated certificate of incorporation and amended and restated bylaws will provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.
Amending our certificate of incorporation and bylaws
Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the Delaware General Corporation Law (DGCL). Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the common stock, except for any amendment of the above provisions, which would require the approval of a two-thirds majority of our then outstanding common stock. Additionally, our amended and restated certificate of incorporation will provide that our bylaws may be amended, altered or repealed by the board of directors.
Authorized but unissued shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive jurisdiction
Our amended and restated bylaws will provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the DGCL, any action regarding our amended and restated certificate of incorporation or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated bylaws will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. We also note that stockholders cannot waive compliance (or consent to noncompliance) with the federal securities laws and the rules and regulations thereunder. See the section titled “Risk Factors — Our amended and restated bylaws that will become effective upon the closing of this offering provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.”
Business combinations with interested stockholders
We are governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.
Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation on liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing
Our common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “EWTX.”
Transfer agent and registrar
Upon completion of this offering, the transfer agent and registrar for our common stock will be Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is 51 Mercedes Way, Edgewood, New York 11717.

Shares eligible for future sale
Prior to this offering, there has been no public market for our common stock, and although our common stock has been approved for listing on the Nasdaq Global Select Market, we cannot assure investors that there will be an active public market for our common stock following this offering. We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. Future sales of substantial amounts of common stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, however, could adversely affect the market price of our common stock and also could adversely affect our future ability to raise capital through the sale of our common stock or other equity-related securities of ours at times and prices we believe appropriate.
Upon completion of this offering, based on our shares outstanding as of December 31, 2020 and after giving effect to the automatic conversion of all outstanding shares of our convertible preferred stock, 47,567,048 shares of our common stock will be outstanding, or 49,217,048 shares of common stock if the underwriters exercise their option to purchase additional shares in full. All of the shares of common stock expected to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if their offer and sale is registered under the Securities Act or if the offer and sale of those securities qualify for an exemption from registration, including exemptions provided by Rules 144 and 701 under the Securities Act, which are summarized below.
As a result of the lock-up agreements and market stand-off provisions described below and the provisions of Rules 144 or 701, the shares of our common stock that will be deemed “restricted securities” will be available for sale in the public market following the completion of this offering as follows:
•
no shares will be eligible for sale on the date of this prospectus; and

•
36,567,048 shares will be eligible for sale upon expiration of the lock-up agreements and market stand-off provisions described below, following the date that is 180 days after the date of this prospectus.

Lock-up Agreements and Market Stand-off Agreements
Our officers, directors and the holders of substantially all of our capital stock and options have entered into market stand-off agreements with us and have entered into lock-up agreements with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC may waive these lock-up agreements as to some or all of the shares subject to these lock-up agreements at any time in their sole discretion. See the section titled “Underwriting” for additional information.
Rule 144
Rule 144, as currently in effect, generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who is not deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our capital stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 without complying with the volume limitation, manner of sale or notice conditions of Rule 144. If such stockholder has beneficially owned the shares of our capital stock proposed to be sold for at least one year, then such person is entitled to sell such shares in reliance upon Rule 144 without complying with any of the other conditions of Rule 144.
Rule 144 also provides that a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell such shares in reliance upon Rule 144 within any three month period beginning 90 days after the date of this prospectus a number of such shares that does not exceed the greater of the following:
•
1% of the number of shares of our capital stock then outstanding, which will equal 475,670 shares of common stock immediately after the completion of this offering, assuming no exercise by the underwriters of their option to purchase additional shares; or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our capital stock made in reliance upon Rule 144 by a stockholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale and notice conditions of Rule 144.
Rule 701
Rule 701 generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144. Rule 701 also provides that a stockholder who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144. However, all stockholders who purchased shares of our common stock pursuant to a written compensatory benefit plan or contract are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701.
Registration Rights
After the completion of this offering, the holders of up to 35,557,569 shares of our common stock will be entitled to certain rights with respect to the registration of such shares under the Securities Act. The registration of these shares of our common stock under the Securities Act would result in these shares becoming eligible for sale in the public market without restriction under the Securities Act immediately upon the effectiveness of such registration. See the section titled “Description of Capital Stock — Registration Rights” for a description of these registration rights.
Registration Statement
After the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of our common stock subject to equity awards outstanding or reserved for issuance under our equity compensation plans. The shares of our common stock covered by such registration statement will be eligible for sale in the public market without restriction under the Securities Act immediately upon the effectiveness of such registration statement, subject to vesting restrictions, the conditions of Rule 144 applicable to affiliates, and any applicable market stand-off agreements and lock-up agreements. See the section titled “Executive Compensation — Employee Benefit and Stock Plans” for a description of our equity compensation plans.

Material U.S. federal income tax consequences for non-U.S. holders of our common stock
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (Code), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (IRS), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, under U.S. federal gift and estate tax rules or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•
tax-exempt organizations or accounts;

•
pension plans and tax-qualified retirement plans;

•
controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•
certain former citizens or long-term residents of the United States;

•
partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•
persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

•
persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) or:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions
As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends following the completion of this offering. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of stock.
Subject to the discussions below on effectively connected income and in the sections titled “— Backup withholding and information reporting” and “— Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in the sections titled “— Backup withholding and information reporting” and “— Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or applicable successor form properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussion in the section titled “— Backup withholding and information reporting,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (USRPHC), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, unless our common stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding common stock, directly, indirectly and constructively, at all times, during the shorter of the five-year period ending on the date of the taxable disposition or your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our U.S. and worldwide real property plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or you hold, or are treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, you will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a URSPHC.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax on such gain at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of distributions paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on or of proceeds from the disposition of our common stock made to you may also be subject to backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act (FATCA)
The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.
The Treasury Secretary has issued proposed Treasury Regulations, which, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

Underwriting
We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
J.P. Morgan Securities LLC	3,850,000
Goldman Sachs & Co. LLC	3,850,000
SVB Leerink LLC	2,200,000
Wedbush Securities Inc.	1,100,000
Total	11,000,000
The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.672 per share. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 1,650,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.12 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercised	With full option to purchase additional shares exercised
Per Share	$1.12	$1.12
Total	$12,320,000	$14,168,000
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.5 million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, or FINRA, up to $40,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act of 1933, as amended (the Securities Act) relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC for a period of 180 days after the date of this prospectus, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers, and substantially all of our stockholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 180 days after the date of this prospectus (such period, the “restricted period”), shall not (and shall not cause or direct any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC, (1) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any of our shares of common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, including without limitation any such securities now owned or hereafter acquired by the undersigned (collectively with the common stock, the “lock-up securities”), (2) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to, or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “transfer”) or (3) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (1) above or transaction or arrangement described in clause (2) above.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any member of the lock-up party’s immediate family or any trust for the direct or indirect benefit of the lock-up party or any immediate family member of the lock-up party, (iv) if the lock-up party is a trust, a trustor, trustee or beneficiary of the trust, (v) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders of which the lock-up party is the legal and beneficial owner of all of the outstanding equity securities or similar interests, (vi) to a custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v), (vii) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (viii) by operation of law, (ix) to us upon death, disability or termination of service of such lock-up party, (x) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering or purchased from the underwriters in this offering, (xi) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and SVB Leerink LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “EWTX”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Prior to this offering, there has been no public market for our common stock. The initial public offering price was determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters considered a number of factors including:
•
the information set forth in this prospectus and otherwise available to the representatives;

•
our prospects and the history and prospects for the industry in which we compete;

•
an assessment of our management;

•
our prospects for future earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common shares, or that the shares will trade in the public market at or above the initial public offering price.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection

73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, or each a “Relevant State,” no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives of any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, or DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.
Notice to Prospective Investors in Australia
This prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001, or the Corporations Act;

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
Each joint book-running manager has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint book-running manager has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
where no consideration is or will be given for the transfer;
where the transfer is by operation of law;
as specified in Section 276(7) of the SFA; or
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in China
This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96(1) (a) the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorized financial service providers under South African law;

(v) financial institutions recognized as such under South African law;
(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii) any combination of the person in (i) to (vi); or
Section 96(1) (b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Legal matters
The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Cooley LLP, New York, New York, is acting as counsel for the underwriters.
Experts
The financial statements of Edgewise Therapeutics, Inc. as of December 31, 2019 and 2020, and for each of the years in the two-year period ended December 31, 2020, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
Where you can find additional information
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.
As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.edgewisetx.com where these materials are available. Upon the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

EDGEWISE THERAPEUTICS, INC.

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
Edgewise Therapeutics, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Edgewise Therapeutics, Inc. (the Company) as of December 31, 2019 and 2020, the related statements of operations, changes in convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2020.
Denver, Colorado
March 1, 2021, except as to the reverse stock split information in note 10, which is as of March 19, 2021

EDGEWISE THERAPEUTICS, INC.
BALANCE SHEETS
(in thousands, except for share and per-share amounts)
	As of December 31,
	2019	2020
Assets
Current assets
Cash and cash equivalents	$23,653	$104,916
Marketable securities, available for sale	—	24,178
Prepaid expenses and other assets	390	551
Total current assets	24,043	129,645
Property and equipment	743	946
Less: accumulated depreciation	245	430
Total property and equipment	498	516
Other non-current assets	—	975
Total assets	$24,541	$131,136
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$667	$1,580
Accrued compensation	333	1,175
Accrued other expenses	132	1,587
Total current liabilities	1,132	4,342
Commitments and contingencies (see note 5)
Convertible preferred stock
Series A preferred stock, $.0001 par value, 15,500,000 shares authorized, 8,187,100 shares issued and outstanding with an aggregate liquidation preference of $15,000 as of December 31, 2019 and 2020	15,484	15,484
Series B-1 preferred stock, $.0001 par value, 14,934,484 shares authorized, 7,888,392 shares issued and outstanding with an aggregate liquidation preference of $25,075 as of December at 31, 2019 and 2020	24,778	24,778
Series B-2 preferred stock, $.0001 par value, 12,358,305 shares authorized as of December 31, 2019 and 2020, 0 and 6,527,654 shares issued and outstanding with an aggregate liquidation preference of $0 and $25,075 as of December 31, 2019 and 2020 respectively	—	25,056
Series C preferred stock, $.0001 par value, 0 and 24,525,629 shares authorized, 0 and 12,954,423 shares issued and outstanding with aggregate liquidation preference of $0 and $95,000 as of December 31, 2019 and 2020 respectively	—	94,896
Total Convertible Preferred Stock	40,262	160,214
Stockholders’ deficit
Common stock, $.0001 par value per share; 56,555,738 and 88,000,000 shares authorized, 419,004 and 1,009,479 shares issued and outstanding as of December 31, 2019 and 2020, respectively	—	—
Additional Paid-In Capital	171	727
Accumulated Deficit	(17,024)	(34,147)
Total stockholders’ deficit	(16,853)	(33,420)
Total liabilities, convertible preferred stock and stockholders’ deficit	$24,541	$131,136
See accompanying notes to financial statements

EDGEWISE THERAPEUTICS, INC.
STATEMENTS OF OPERATIONS
(in thousands, except for share and per-share amounts)
	Year Ended December 31,
	2019	2020
Operating expenses
Research and development	$8,624	$14,983
General and administrative	1,300	2,209
Total operating expenses	9,924	17,192
Loss from operations	(9,924)	(17,192)
Other income
Interest income	219	69
Total other income	219	69
Net loss	$(9,705)	$(17,123)
Net loss per share of common stock, basic and diluted	$(25.69)	$(23.17)
Weighted-average shares outstanding, basic and diluted	377,759	739,004
See accompanying notes to financial statements

EDGEWISE THERAPEUTICS, INC.
STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
(in thousands)
	Series A Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Series B-2 Convertible Preferred Stock		Series C Convertible Preferred Stock		Convertible Preferred Stock	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Total	Shares	Amount
Balance as of December 31, 2018	8,187,100	$15,484	—	$—	—	$—	—	$—	$15,484	316,920	$—	$72	$(7,319)	$(7,247)
Issuance of Series B-1 preferred stock, net of offering costs of $297	—	—	7,888,392	24,778	—				24,778	—	—	—	—	—
Exercise of stock options	—	—	—	—	—					102,084	—	22	—	22
Stock-based compensation	—	—	—	—	—					—	—	77	—	77
Net loss	—	—	—	—	—					—	—	—	(9,705)	(9,705)
Balance as of December 31, 2019	8,187,100	$15,484	7,888,392	$24,778	—	$—	—	$—	$40,262	419,004	$—	$171	$(17,024)	$(16,853)
Issuance of Series B-2 preferred stock, net of offering costs of $19	—	—	—	—	6,527,654	25,056	—	—	25,056	—	—	—	—	—
Issuance of Series C preferred stock, net of offering costs of $105	—	—	—	—	—	—	12,954,423	94,896	94,896	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	590,475	—	202	—	202
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	354	—	354
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(17,123)	(17,123)
Balance as of December 31, 2020	8,187,100	$15,484	7,888,392	$24,778	6,527,654	$25,056	12,954,423	$94,896	$160,214	1,009,479	$—	$727	$(34,147)	$(33,420)
See accompanying notes to financial statements

EDGEWISE THERAPEUTICS, INC.
STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2019	2020
Cash flows from operating activities
Net loss	$(9,705)	$(17,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	123	185
Stock-based compensation	77	354
Changes in assets and liabilities:
Prepaid expenses and other assets	(294)	(417)
Accounts payable	275	521
Accrued compensation	290	842
Accrued other expenses	63	1,004
Net cash used in operating activities	(9,171)	(14,634)
Cash flows from investing activities
Purchases of marketable securities	—	(24,178)
Purchases of property and equipment	(180)	(203)
Net cash used in investing activities	(180)	(24,381)
Cash flows from financing activities
Proceeds from issuance of Series C convertible preferred stock	—	95,001
Proceeds from issuance of Series B-2 convertible preferred stock	—	25,075
Proceeds from issuance of Series B-1 convertible preferred stock, net of issuance costs	24,778	—
Exercise of stock options	22	202
Net cash provided by financing activities	24,800	120,278
Net change in cash and cash equivalents	15,449	81,263
Cash and cash equivalents at beginning of period	8,204	23,653
Cash and cash equivalents at end of period	$23,653	$104,916
Supplemental disclosures of noncash financing activities:
Deferred offering costs included in accounts payable and accrued other expenses	$—	$719
Preferred stock issuance costs included in accounts payable	$—	$124
See accompanying notes to financial statements

EDGEWISE THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2020
NOTE 1 DESCRIPTION OF BUSINESS
Organization and Description of Business
Edgewise Therapeutics, Inc. (the Company) was incorporated as a Delaware corporation in May 2017, and it is headquartered in Boulder, Colorado. The Company is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare muscle disorders for which there is significant unmet medical need. The Company’s lead product candidate, EDG-5506, is an orally administered small molecule designed to address the root cause of dystrophinopathies including Duchenne muscular dystrophy (DMD) and Becker muscular dystrophy (BMD).The Company is using its proprietary drug discovery platform to develop a pipeline of precision medicine product candidates that target key muscle proteins and modulators to address a broad array of genetically defined muscle disorders.
The Company is in the pre-revenue stage focused on product development and to date, has funded its operations principally through private placements of its convertible preferred stock. Going forward, the Company will need to seek additional debt and equity financings.
Liquidity and Capital Resources
The Company has an accumulated deficit of $34.1 million, cash and cash equivalents of $104.9 million and marketable securities of $24.2 million as of December 31, 2020. The Company’s ability to fund ongoing operations is highly dependent upon raising additional capital through the issuance of equity securities and issuing debt or other financing vehicles. The Company’s ability to secure capital is dependent upon success in developing its technology and product candidates. The Company cannot provide assurance that additional capital will be available on acceptable terms, if at all. The issuance of additional equity or debt securities will likely result in substantial dilution to the Company’s stockholders. Should additional capital not be available to the Company in the near term, or not be available on acceptable terms, the Company may be unable to realize value from the Company’s assets or discharge liabilities in the normal course of business, which may, among other alternatives, cause the Company to delay, substantially reduce, or discontinue operational activities to conserve cash balances, which could have a material adverse effect on the Company’s ability to achieve its intended business objectives.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not reflect any adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern. The Company believes that the $104.9 million of cash and cash equivalents and $24.2 million of marketable securities on hand as of December 31, 2020 will be sufficient to fund its operations in the normal course of business and meet its liquidity needs through at least the next 12 months from the issuance of these financial statements.
Risks and Uncertainties
In March 2020, the World Health Organization declared the novel coronavirus disease (COVID-19) outbreak a pandemic. The Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 outbreak will have on its financial condition and operations. Beginning the week of March 16, 2020, the majority of the Company’s workforce began working from home. Disruptions caused by the COVID-19 pandemic, including the effects of the stay-at-home orders and work-from-home policies, have impacted productivity, have resulted in increased operational expenses, certain adjustments to the operations of the Company’s clinical trial, the suspension of enrollment of new patients at the Company’s clinical trial site, and delays in certain supply chain activities and collecting and analyzing data from patients in the Company’s clinical trial, and may further disrupt the business and delay the development programs and regulatory timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on the Company’s ability to conduct business in the ordinary course. As a result, research and development expenses and general and administrative expenses may vary significantly if there is an increased impact from COVID-19 on the costs and timing associated with the conduct of the clinical trial and other related business activities. The Company is carefully monitoring the pandemic and the potential length and depth of the resulting economic impact on our financial condition and results of operations.
NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).
Segment Information
The Company operates in one operating segment and, accordingly, no segment disclosures have been presented herein. All equipment and other fixed assets are physically located within the United States.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts of the COVID-19 pandemic. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents as of December 31, 2019 consist primarily of amounts in a money market sweep account. Cash equivalents as of December 31, 2020 consist primarily of money market accounts and commercial paper.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents and marketable securities. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. We believe that we are not exposed to significant credit risk as our deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on deposits since inception. We regularly invest excess cash with major financial institutions in money market funds, asset-backed securities, corporate debt securities, and commercial paper, all of which can be readily purchased and sold using established markets. We believe that the market risk arising from our holdings of these financial instruments is mitigated based on the fact that many of these securities are of high credit rating.
Deferred Offering Costs
The Company capitalizes certain legal, professional, accounting and other third-party fees that are directly associated with in-process equity issuances as deferred offering costs until such equity issuances are consummated. After consummation of the equity issuance, these costs are recorded as a reduction in the capitalized amount associated with the equity issuance. Should the equity issuance be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statement of operations. No deferred offering costs were capitalized as of December 31, 2019. Deferred offering costs as of December 31, 2020 were $0.7 million. Such costs are classified in other non-current assets in the accompanying balance sheets.

Property and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful life of the related asset, which is generally three to five years, and in the case of leasehold improvements, the shorter of the estimated useful lives of the assets or the term of the lease. Depreciation expense was $123,000 and $185,000 for the years ended December 31, 2019 and 2020, respectively.
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the related asset compared to its carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. There were no impairment charges or long-lived assets disposed of during the years ended December 31, 2019 and 2020.
Income Taxes
Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases.
Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if such deferred tax assets are deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years. The Company evaluated its tax positions and determined it has no uncertain tax positions as of December 31, 2020.
Fair Value of Financial Instruments
The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. The Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 820, Fair Value Measurements and Disclosures (ASC 820), establishes a hierarchy of inputs used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are those that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of financial instruments and is not a measure of the investment credit quality. The three levels of the fair value hierarchy are described below:
Level 1 — quoted prices in active markets for identical assets and liabilities.
Level 2 — other significant observable inputs (including quoted prices for similar assets and liabilities, interest rates, credit risk, etc.).
Level 3 — significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities).
Marketable Securities, Available For Sale
All marketable securities have been classified as “available-for-sale” and are carried at fair value, based upon quoted market prices. The Company considers its available-for-sale portfolio as available for use in current operations. Accordingly, the Company may classify certain investments as short-term marketable securities even though the stated maturity date may be one year or more beyond the current balance sheet date. Unrealized gains and losses, net of any related tax effects, are excluded from earnings and are included in other comprehensive income (loss) and reported as a separate component of stockholders’ equity

(deficit) until realized. Interest income, realized gains and losses, and declines in value judged to be other than temporary, if any, on available-for-sale securities are included in other income, net. The cost of securities sold is based on the specific-identification method. The amortized cost of securities is adjusted for amortization of premiums and accretion of discounts to maturity. In accordance with the Company’s investment policy, management invests in money market funds, corporate bonds, commercial paper, and asset-backed securities. The Company has not experienced any losses on its deposits of cash, cash equivalents, and marketable securities.
The following tables summarize the Company’s financial assets measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):
	As of December 31, 2019
	Fair Value Hierarchy	Amortized Cost Basis	Unrealized Gains	Unrealized Losses	Fair Market Value
Cash equivalents:
Money market funds	Level 1	$23,584	$—	$—	$23,584
Total financial assets		$23,584	$—	$—	$23,584
	As of December 31, 2020
	Fair Value Hierarchy	Amortized Cost Basis	Unrealized Gains	Unrealized Losses	Fair Market Value
Cash equivalents:
Money market funds	Level 1	$94,020	$—	$—	$94,020
Commercial paper	Level 2	10,796	—	—	10,796
Marketable securities, available for sale:
Asset-backed securities	Level 2	7,246	—	—	7,246
Corporate debt securities	Level 2	13,937	—	—	13,937
Commercial paper	Level 2	2,995	—	—	2,995
Total financial assets		$128,994	$—	$—	$128,994
The Company’s money market funds are classified as Level 1 because they are valued using quoted market prices. Investments in asset-backed securities, corporate bonds, and commercial paper have been classified as Level 2 as they are valued using quoted prices in less active markets or other directly or indirectly observable inputs. Fair values of asset-backed securities, corporate bonds and commercial paper were derived based on input of market prices from multiple sources at each reporting period. With regard to commercial paper, all of the securities had high credit ratings and one year or less to maturity; therefore, fair value was derived from accretion of purchase price to face value over the term of maturity or quoted market prices for similar instruments if available. During the years ended December 31, 2019 and 2020, there were no transfers of financial assets between Level 1 and Level 2. As of December 31, 2020, the remaining contractual maturities of $17.5 million investments were less than one year and $17.5 million investments were after one year through two years.
Comprehensive Loss
Comprehensive loss is defined as the change in equity during a period from transactions and other events and/or circumstances from non-owner sources. Unrealized losses during the years ended December 31, 2019 and 2020 were immaterial such that the Company’s comprehensive loss was equal to net loss for the years ended December 31, 2019 and 2020. As such, a statement of comprehensive loss is not presented separately.
Stock-Based Compensation
In accordance with ASC Topic 718, Compensation — Stock Compensation, the Company recognizes compensation expense for all stock-based awards issued to employees based on the estimated grant-date fair value, which is recognized as expense on a straight-line basis over the requisite service period. The Company has elected to recognize forfeitures as they occur. The fair value of stock options is determined using the Black-Scholes option-pricing model. The determination of fair value for stock-based awards on the date of grant using an option-pricing model requires management to make certain assumptions including expected volatility, expected term, risk-free interest rate and expected dividends in addition to the Company’s common stock valuation (see Note 4).
Due to the absence of an active market for the Company’s common stock, the Company utilized methodologies, approaches and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation to estimate the fair value of its common stock. In determining the exercise prices for options granted, the Company has considered the fair value of the common stock as of the grant date. The fair value of the common stock has been determined based upon a variety of factors, including the Company’s financial position, historical performance and operating results, the Company’s stage of development, the progress of the Company’s research and development programs, the prices at which the Company sold its convertible preferred stock, the superior rights, preferences and privileges of the Company’s convertible preferred stock relative to its common stock, external market conditions affecting the biotechnology industry, the lack of marketability of the Company’s common stock and the prospects of a liquidity event and the analysis of initial public offering and market performance of similar companies as well as recently completed mergers and acquisitions of peer companies. Significant changes to the key assumptions underlying the factors used could result in different fair values of common stock at each valuation date.
Research and Development Expenses and Accrued Research and Development Expenses
Expenditures made for research and development are charged to expense as incurred. External costs consist primarily of payments to contract research organizations (CROs), contract development and manufacturing organizations (CDMOs), sample acquisition costs and laboratory supplies purchased in connection with the Company’s discovery and preclinical activities and process development and clinical development activities. Internal costs consist primarily of employee-related costs, facilities, depreciation and costs related to compliance with regulatory requirements. Nonrefundable advance payments for goods and services that will be used in future research and development activities are capitalized and recorded as expense in the period that the Company receives the goods or when services are performed.
The Company records expenses related to external research and development services based on its estimates of the services received and efforts expended pursuant to quotes and contracts with multiple CROs and CDMOs that supply, conduct and manage preclinical studies and clinical trials on its behalf. The financial terms of these contracts vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. In accruing service fees, the Company estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, the Company adjusts the accrual or the amount of prepaid expenses accordingly.
Emerging Growth Company Status
The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Under the JOBS Act, emerging growth companies can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (1) no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.
Recently Adopted Accounting Pronouncements
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (ASC Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees by aligning it with the accounting for share-based payments granted to employees. The Company adopted ASU 2018-07 as of January 1, 2020. The adoption of the new standard did not have a material impact on its financial statements and related disclosures.
Recently Issued Accounting Standards Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (ASC Topic 842). The new guidance maintains two classifications of leases: finance leases, which replace capital leases, and operating leases. Lessees will need to recognize a right-of-use asset and a lease liability on the statement of financial position for those leases previously classified as operating leases under the old guidance. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for direct costs. The accounting standard will be effective for the Company beginning January 1, 2022. The Company is currently evaluating the impact of the lease guidance on the Company’s financial statements.
NOTE 3 CONVERTIBLE PREFERRED STOCK AND COMMON STOCK
The Company is authorized to issue two classes of stock designated as common stock and preferred stock. The total number of shares authorized is 155,318,418. The total number of shares of common stock authorized is 88,000,000. The total number of shares of preferred stock authorized is 67,318,418, 15,500,000 of which are designated as Series A Preferred Stock, 14,934,484 of which are designated as Series B-1 Preferred Stock, 12,358,305 of which are designated as Series B-2 Preferred Stock and 24,525,629 of which are designated as Series C Preferred Stock. All shares of the Company’s capital stock have a par value of $0.0001 per share.
Common stockholders are entitled to dividends if and when declared by the Board of Directors of the Company and after any convertible preferred share dividends are fully paid. The holder of each share of common stock is entitled to one vote.
The Company’s convertible preferred stock has been classified as temporary equity in the accompanying balance sheets given that the number of members on the Company’s Board of Directors and the voting interests held by convertible preferred stockholders which could cause certain events to occur that are outside of the Company’s control whereby the Company could be obligated to redeem the convertible preferred stock. The Company has not adjusted the carrying values of the convertible preferred stock to the respective liquidation preferences of such shares as the instruments are currently not redeemable, and the Company believes it is not probable that the instruments will become redeemable at this point in time. Adjustments to increase the carrying values to the respective liquidation preferences will be made if and when it becomes probable that an event could occur obligating the Company to pay such amounts.
As of December 31, 2020, the rights and preferences of the convertible preferred stock are as follows:
Dividends
Each holder of convertible preferred stock is entitled to non-cumulative dividends at an annual rate of 8.0% of the original issue price of such series of convertible preferred stock. Such dividends are payable only when, and if declared by the Company’s Board of Directors. As of December 31, 2020, the Company’s Board of Directors has not declared any dividends.
Liquidation preference
In the event of a liquidation event, the holders of shares of convertible preferred stock then outstanding shall be entitled to be paid out of the proceeds of such liquidation event prior to the holders of common stock. The entitled amount per share shall be equal to the sum of the applicable original issue price for such share of convertible preferred stock, plus any declared but unpaid dividends on each such share of convertible preferred stock. If upon such liquidation event, the assets of the Company legally available for distribution to the holders of convertible preferred stock are insufficient to permit the payment to such holders of the full amounts specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to the Company’s certificate of incorporation.

The convertible preferred stock is subject to automatic redemption in the consolidation or merger of the Company or sale of all or substantially all of the Company’s assets in which the stockholders of the Company immediately prior to the transaction hold less than 50% of the outstanding securities of the surviving entity. Proceeds available for distribution from such transaction will be distributed consistent with a liquidation event.
In the event of any liquidation event, the holders of shares of Series C convertible preferred stock then outstanding shall be entitled to be paid on a pro rata basis out of the proceeds of such liquidation event before payment shall be made to the holders of Series A or Series B convertible preferred stock. After the payment in full of all amounts due to the holders of Series C convertible preferred stock, the holders of shares of Series A and Series B convertible preferred stock then outstanding shall be entitled to be paid on a pari passu basis out of the remaining proceeds before any payment shall be made to the holders of the Company’s common stock. Upon completion of distribution of the Series A, Series B and Series C convertible preferred stock liquidation preference, all of the remaining proceeds of such liquidation event shall be distributed pro rata among the holders of common stock and the holders of Series A and Series B convertible preferred stock on an as-converted to common stock basis at the then effective applicable conversion rate for such series of convertible preferred stock.
Conversion
The Company’s convertible preferred stock has conversion rights which entitle the holders to convert their preferred shares into common stock. The conversion rate is determined by dividing the original issue price of the series of convertible preferred stock by the applicable conversion price at the time of conversion (which is initially the original issue price) for such series of convertible preferred stock. Each share of convertible preferred stock will automatically convert into common stock (i) upon the election of certain holders of Series A, Series B and Series C convertible preferred stock or (ii) upon the completion of a firm underwritten public offering of the Company’s common stock for which the public offering price per share is not less than $8.80 and pursuant to which the Company receives gross proceeds of at least $70.0 million, prior to deductions for underwriting discounts, commissions and expenses.
Voting
The holder of each share of convertible preferred stock is entitled to one vote for each share of common stock into which it would convert.
Series B-1 Convertible Preferred Stock
On August 27, 2019, the Company sold an aggregate of 7,888,392 shares of Series B-1 convertible preferred stock at a price of $3.178 per share for aggregate gross proceeds of approximately $25.1 million to the Company.
Series B-2 Convertible Preferred Stock
The Company’s Series B-1 and Series B-2 Convertible Preferred Stock Agreement contained a provision for a closing of 6,527,654 shares of Series B-2 convertible preferred stock at $3.841 per share, or $25.1 million. Such issuance and sale of the Company’s Series B-2 convertible preferred stock was to occur within 120 days of delivery of notice by the Company to its investors upon the earliest of the following on or before August 27, 2021: (i) the Company filed an Investigational New Drug (IND) for a Type II Myosin Inhibitor with the U.S. Food and Drug Administration (FDA) and had not received communication from the FDA within 35 days after such filing that prevents the IND from becoming ineffective; (ii) the first dosing of a human subject in one of the United Kingdom, France, Germany, Italy, Spain, Canada, Belgium, Netherlands, Luxembourg, Finland, Australia, New Zealand and Japan with a Type II Myosin inhibitor; and (iii) holders of a majority of the Series B-1 convertible preferred stock approved the closing of the second tranche of Series B-2 convertible preferred stock. The Company performed an assessment of the Series B-2 convertible preferred stock purchase agreement in accordance with the authoritative guidance and concluded that the mandatory closing did not meet the definition of a freestanding financial instrument as it was not legally detachable or separately exercisable.

If Series B-1 convertible preferred stockholders did not participate in this closing, every 5.282 shares of Series A and Series B-1 convertible preferred stock held would have automatically converted into one share of common stock. In July 2020, the closing of Series B-2 convertible preferred stock was triggered upon the filing and related acceptance of the Company’s IND by the FDA. The closing of the Series B-2 convertible preferred stock issuance occurred on August 12, 2020, with all Series B-1 stockholders participating.
Series C Convertible Preferred Stock
On December 3, 2020, the Company sold an aggregate of 12,954,423 shares of Series C convertible preferred stock at a price of $7.333 per share for aggregate gross proceeds of approximately $95.0 million to the Company.
NOTE 4 STOCK-BASED COMPENSATION AWARDS
Equity Incentive Plan
The Company’s Board of Directors adopted the Company’s 2017 Equity Incentive Plan on June 5, 2017 to provide long-term incentives for its employees, non-employee directors and certain consultants. As of December 31, 2020, 6,647,714 shares were reserved for the issuance of stock options to employees, directors, and consultants for the purchase of the Company’s common stock. The vesting of stock options is stated in each individual grant agreement, which is generally four years. Options granted expire 10 years after the date of grant. There were 198,503 shares available for future grant as of December 31, 2020.
Option activity for the year ended December 31, 2020 is as follows:
	Options	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
Outstanding as of December 31, 2019	1,939,058	$0.53
Granted	4,408,064	$1.36
Exercised	(326,375)	$0.45
Outstanding as of December 31, 2020	6,020,747	$1.14	$4,734	9.4
Options exercisable as of December 31, 2020	597,868	$0.47	$872	8.0
The Company recognized $42,000 and $0.3 million in stock-based compensation expense in connection with the equity incentive plan for the years ended December 31, 2019 and 2020, respectively. As of December 31, 2020, there was unrecognized stock-based compensation cost of $4.1 million, which is expected to be recognized over a term of 3.75 years. The aggregate intrinsic value of options exercised during the years ended December 31, 2019 and 2020 was $24,000 and $58,000 respectively. For options granted during the years ended December 31, 2019 and 2020, the weighted-average grant date fair value was $0.41 and $0.89 per share, respectively. There were additional options issued outside of this plan as discussed under Founder Stock Options.
Founder Stock Options
On September 19, 2017, the Company granted one of its founders the option to purchase 1,795,880 shares of the Company’s common stock at an exercise price of $0.18 per share which vest monthly over a four-year period that expire 15 years after the date of grant. This grant is separate from the Company’s equity incentive plan discussed above. Compensation expense with respect to these options was $35,000 for each year ended December 31, 2019 and 2020. As of December 31, 2020, there was unrecognized stock-based compensation expense of $17,000 which is expected to be recognized over a term of 0.5 years, and 1,307,287 options were exercisable and 1,531,780 were outstanding. As of December 31, 2020, the intrinsic value of options outstanding was $2.7 million and the intrinsic value of options exercisable was $2.3 million. During 2020, the founder exercised 264,100 options. The weighted-average remaining contractual life of stock options is 11.50 years as of December 31, 2020.

Fair Value Assumptions
The fair value of option grants is estimated on the date of grant using the Black-Scholes option-pricing model, which requires the use of the following assumptions:
	Year ended December 31,
	2019	2020
Expected term (Years)	6	6 – 6.08
Expected volatility	74.2%	75%
Risk-free interest rate	1.7% – 2.11%	0.37% – 0.51%
Expected dividend rate	—	—
Fair value common stock	$0.45 – $0.64	$0.64 – $1.93
The expected term is based on the “simplified method” described in the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin Topic 14 which is determined as the midpoint between the vesting date and the contractual end of the option grant. Stock price volatility was estimated based on the estimated stock price volatility of a peer group of publicly traded companies over a similar term. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at the time of grant. The dividend yield was zero as the Company has never declared or paid dividends and has no plans to do so in the foreseeable future.
Total stock-based compensation expense related to all stock options granted was allocated as follows (in thousands):
	Year ended December 31,
	2019	2020
Research and development	$51	$228
General and administrative	26	126
Total stock-based compensation expense	$77	$354
NOTE 5 COMMITMENTS AND CONTINGENCIES
License Agreements
On November 20, 2020, the Company exclusively licensed intellectual property from The Ohio State Innovation Foundation (OSIF) pursuant to a license agreement. Under the license agreement, the Company is obligated to make payments to OSIF aggregating up to $1.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified development and regulatory approval milestones and approximately $2.3 million per product covered by the OSIF licensed patent rights upon the achievement of specified sales milestones. The Company is also obligated to pay low single-digit royalties to OSIF based on net sales by the Company and its affiliates and sublicensees of each product covered by the OSIF licensed patent rights. In addition, in the event the Company sublicenses the OSIF licensed patent rights, the Company is obligated to pay OSIF a specified portion of income received from sublicensing.
Lease Agreements
The Company leases office and lab space under long-term lease agreements. These leases expire in August 2021. Rent expense was $66,000 and $77,000 for the years ended December 31, 2019 and 2020, respectively. Future minimum rentals as of December 31, 2020 were $57,000, all of which is to be paid in 2021.
Litigation
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company was not subject to any material legal proceedings during the year ended December 31, 2020 and no material legal proceedings are currently pending or threatened.
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any claims under indemnification arrangements, and it has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2020.
NOTE 6 INCOME TAXES
Since inception, the Company has incurred net taxable losses, and accordingly, no current provision for income taxes has been recorded. The effective income tax rate of the provision for income taxes differs from the federal statutory rate as follows:
	Year ended December 31,
	2019	2020
Federal tax at statutory rate	21.0%	21.0%
State taxes, net of federal deduction	3.6%	3.7%
Research and development credits	1.1%	1.7%
Permanent differences	(0.2)%	—
Other	(0.1)%	—
Change in valuation allowance	(25.4)%	(26.4)%
Effective income tax rate	—	—
Deferred tax assets and liabilities are as follows (in thousands):
	As of December 31,
	2019	2020
Deferred tax assets (liabilities):
Federal net operating loss carryforward	$3,608	$7,117
State net operating loss carryforward	628	1,240
Federal R&D credit	106	398
Vacation accrual	21	45
Other	4	84
Property and equipment	(31)	(34)
Total net deferred tax asset	4,336	8,850
Valuation allowance	(4,336)	(8,850)
Net deferred tax asset (liability)	$—	$—
The Company has federal and state net operating loss carryforwards (NOLs) of approximately $17.2 million and $33.9 million as of December 31, 2019 and 2020, respectively. The state NOLs and approximately $1.2 million of the federal NOLs as of December 31, 2019 and 2020 which expire through 2037. The remaining federal NOLs of approximately $16.0 million and $32.7 million as of December 31, 2019 and 2020 do not expire. As of December 31, 2019 and 2020, a valuation allowance was recorded equal to

100% of net deferred tax assets as the Company does not believe it is more likely than not that it will realize the recorded net deferred tax assets. The increase in the recorded valuation allowance was $2.5 million and $4.5 million in 2019 and 2020, respectively.
The Company had federal research tax credit carryforwards of approximately $0.1 million and $0.4 million as of December 31, 2019 and 2020, respectively. The Company has performed a formal research and development credit study with respect to these credits. The federal credits will begin to expire in 2039, if unused.
Pursuant to Internal Revenue Code (IRC) Sections 382 and 383, the Company’s ability to use NOL and research tax credit carry forwards to offset future taxable income may be limited if the Company experiences a cumulative change in ownership of more than 50% within a three-year testing period. The Company has not completed an ownership change analysis pursuant to IRC Section 382. If ownership changes within the meaning of IRC Section 382 are identified as having occurred, the amount of NOL and research tax carryforwards available to offset future taxable income and income tax liabilities in future years may be significantly restricted or eliminated. Further, deferred tax assets associated with such NOLs and research tax credits could be significantly reduced upon realization of an ownership change within the meaning of IRC Section 382.
NOTE 7 EMPLOYEE BENEFIT PLANS
In 2017, the Company established a qualified 401(k) plan which covers all employees who meet eligibility requirements. The Company’s contribution to the plan, as determined by the Company’s Board of Directors, is discretionary. During the years ended December 31, 2019 and 2020, the Company did not make matching contributions.
NOTE 8
NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss by the weighted-average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, the convertible preferred stock and common stock options are considered to be potentially dilutive securities. Basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities as the convertible preferred stock is considered a participating security. The Company’s participating securities do not have a contractual obligation to share in the Company’s losses. As such, the net loss was attributed entirely to common stockholders. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share for those periods.
The following table sets forth the computation of the basic and diluted net loss per share (in thousands, except share and per share amounts):
	Year ended December 31,
	2019	2020
Numerator
Net loss	$(9,705)	$(17,123)
Denominator
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	377,759	739,004
Net loss per share, basic and diluted	$(25.69)	$(23.17)
The following weighted-average outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive:

	Year ended December 31,
	2019	2020
Options to purchase common stock	2,835,421	4,252,258
Convertible preferred stock	10,910,216	19,599,132
Total	13,745,637	23,851,390
NOTE 9 ACCRUED OTHER EXPENSES
Accrued other expenses consisted of the following amounts (in thousands):
	As of December 31,
	2019	2020
Accrued IPO costs	$—	$452
Accrued license fees	—	300
Accrued research and development costs	75	550
Accrued other	57	285
Total accrued other expenses	$132	$1,587
NOTE 10 SUBSEQUENT EVENTS
For purposes of the financial statements as of December 31, 2020 and the year then ended, the Company evaluated subsequent events for recognition and measurement purposes through March 1, 2021, the date the financial statements were available to be issued. As to the effects of the reverse stock split described below, such evaluation was performed through March 19, 2021.
In March 2021, the Company’s Board of Directors and stockholders approved an amendment to the Company’s certificate of incorporation to effect a reverse split of shares of the Company’s common stock and convertible preferred stock on a one-for-1.8932 basis, which became effective upon the Company filing such amendment to its certificate of incorporation on March 19, 2021 (Reverse Stock Split). The number of authorized shares and the par values of the common stock and convertible preferred stock were not adjusted as a result of the Reverse Stock Split. All references to convertible preferred stock, common stock and options to purchase common stock share data, per share data, and related information contained in the financial statements have been retroactively adjusted to reflect the effect of the Reverse Stock Split for all periods presented.

11,000,000 shares
Common stock
Prospectus
J.P. Morgan	Goldman Sachs & Co. LLC	SVB Leerink
Wedbush PacGrow
March 25, 2021